UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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AngioDynamics, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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14 Plaza Drive
Latham, New York 12110
(518) 798-1215
September 26, 2024
Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of AngioDynamics, Inc. to be held on Tuesday, November 12, 2024 at 12:00 p.m., Eastern Time. The Annual Meeting will be held virtually via live webcast at www.virtualshareholdermeeting.com/ANGO2024. There will be no physical in-person meeting.
At this year’s Annual Meeting you will be asked to:

(i)	consider and vote upon a proposal to elect three Class III directors, for a term of three years;
(ii)	consider and vote upon a proposal to ratify the appointment of AngioDynamics’ independent registered public accounting firm for the fiscal year ending May 31, 2025;
(iii)	consider and vote upon a “Say-on-Pay” advisory vote on the approval of the compensation of AngioDynamics’ named executive officers;
(iv)	consider and vote upon a proposal to amend the AngioDynamics, Inc. 2020 Equity Incentive Plan to increase the number of shares available for issuance; and
(v)	transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
As we did last year, we are pleased to furnish proxy materials to our shareholders over the internet. Instead of mailing printed copies to each shareholder, we are mailing a Notice Regarding Internet Availability which contains instructions on how to access your proxy materials; how each shareholder can receive a paper copy of proxy materials, including this Proxy Statement, our annual report on Form 10-K for the fiscal year ended May 31, 2024 and a proxy card; and how to access your proxy card to vote through the internet or by telephone. We believe that this e-proxy process will expedite shareholders’ receipt of proxy materials, lower the costs and reduce the environmental impact of our Annual Meeting.
The Board of Directors unanimously believes that the election of its nominees for directors, the ratification of the appointment of AngioDynamics’ independent registered public accounting firm, the approval (on an advisory basis) of the compensation of its named executive officers, and the approval of the AngioDynamics, Inc. 2020 Equity Incentive Plan, as amended, are in the best interests of AngioDynamics and its shareholders, and, accordingly, recommends a vote “FOR” each proposal.
In addition to the business to be transacted as described above, management will address shareholders with respect to AngioDynamics’ developments over the past year and respond to comments and questions of general interest to shareholders.
Your vote is important and whether or not you plan to attend the Annual Meeting, we encourage you to vote promptly. You may vote your shares via a toll-free telephone number or over the internet. If you requested and received a paper copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided. Instructions regarding all three methods of voting are contained on the proxy card. Voting by proxy will ensure your shares are represented at the Annual Meeting. Banks and brokers cannot exercise discretionary voting in uncontested elections of directors. If you are not a shareholder of record, please follow the instructions provided by the shareholder of record (your bank or broker) so that your shares are voted at the meeting on all matters.
Sincerely,

James C. Clemmer
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

September 26, 2024

You are cordially invited to attend the Annual Meeting of Shareholders of AngioDynamics, Inc. to be held on Tuesday, November 12, 2024 at 12:00 p.m., Eastern Time. The Annual Meeting will be held virtually via live webcast at www.virtualshareholdermeeting.com/ANGO2024. There will be no physical in-person meeting.
The meeting is being held for the following purposes:

1.	To vote upon a proposal to elect three Class III directors, for a term of three years;
2.	To ratify the appointment of AngioDynamics’ independent registered public accounting firm for the fiscal year ending May 31, 2025;
3.	To vote upon a “Say-on-Pay” advisory vote on the approval of the compensation of AngioDynamics’ named executive officers;
4.	To vote upon a proposal to amend the AngioDynamics, Inc. 2020 Equity Incentive Plan to increase the number of shares available for issuance; and
5.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
Only shareholders who held shares at the close of business on Thursday, September 19, 2024, are entitled to notice of and to vote at the meeting or any adjournments or postponements thereof. You may vote during the Annual Meeting by visiting www.virtualshareholdermeeting.com/ANGO2024. To participate in the meeting, you must have your sixteen-digit control number located on your notice, on your proxy card or on the instructions that accompanied your proxy materials.
It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning your proxy card or by voting on the internet or by telephone. Please see the instructions below under the heading “How do I vote my shares without attending the meeting?”.
The Annual Meeting for which this notice is given may be adjourned from time to time without further notice other than announcement at the meeting or any adjournment thereof. Any business for which notice is hereby given may be transacted at any such adjourned meeting.

By Order of the Board of Directors,
Stephen A. Trowbridge
Executive Vice President and CFO
Latham, New York

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting to be Held on November 12, 2024.
Our Proxy Statement for the 2024 Annual Meeting of Shareholders, the proxy card, and annual report on Form 10-K for our fiscal year ended May 31, 2024 are available on the following website: www.proxyvote.com. To view materials via the internet, please follow the instructions set forth on the Notice Regarding Internet Availability mailed on or about September 26, 2024 to all shareholders of record on September 19, 2024.

PROXY STATEMENT SUMMARY
This summary highlights selected information in this Proxy Statement. Please review the entire Proxy Statement and the 2024 Annual Report before voting.

SUMMARY OF SHAREHOLDER VOTING MATTERS

		Board Vote Recommendation	More Information	Broker Discretionary Voting Allowed?	Routine?	Vote Required for Approval	Abstentions/ Broker Non-Votes
Proposal 1	Election of Class III Directors	FOR each Nominee	Page 6	No	No	Plurality of votes cast	Abstentions and broker non-votes do not count as votes cast
Proposal 2	Ratification of Our Independent Registered Public Accounting Firm	FOR	Page 46	Yes	Yes	Majority of the shares represented in person or by proxy and entitled to vote	Abstentions will have the effect of a negative vote; broker non-votes are not applicable to this proposal
Proposal 3	Approval of the Compensation of our named executive officers on an advisory basis	FOR	Page 50	No	No	Majority of the shares represented in person or by proxy and entitled to vote	Abstentions will have the effect of a negative vote; broker non-votes are not applicable to this proposal
Proposal 4	Approval of an amendment to the AngioDynamics, Inc. 2020 Equity Incentive Plan	FOR	Page 51	No	No	Majority of the shares represented in person or by proxy and entitled to vote	Abstentions will have the effect of a negative vote; broker non-votes are not applicable to this proposal

ADVANCED VOTING METHODS
Even if you plan to participate in our Virtual Annual Meeting, please read this proxy voting statement with care and vote right away using any of the following methods. In all cases, have your proxy card or voting instruction form in hand and follow the instructions.

BY INTERNET USING YOUR COMPUTER	BY TELEPHONE	BY MAILING YOUR PROXY CARD
:	(	*
Registered Owners Visit 24/7 www.virtualshareholdermeeting.com/ANGO2024.	Registered Owners in the U.S. and Canada dial toll-free 24/7 1-800-690-6903	Cast your ballot, sign your proxy card and send by free post

FISCAL YEAR 2024 PERFORMANCE HIGHLIGHTS
During fiscal year 2024 we continued our strategic transformation into a growth-oriented, technology driven company that will allow us to serve larger and faster growing markets. In connection with our strategic transformation, we have organized our portfolio into two key platforms: Med Tech and Med Device. Med Tech comprises our high growth technology platforms including: our peripheral arterial disease Auryon Atherectomy laser, our Mechanical Thrombectomy products, including our AngioVac and AlphaVac products and our solid tumor ablation NanoKnife irreversible electroporation products. Med Device comprises our angiographic catheters, our EVLT products, our port products and our other Oncology products.
During our fiscal year ended May 31, 2024, we completed two transactions that streamlined our med device portfolio allowing us to better utilize our resources to support our growth strategy. In June of 2023, we sold our Dialysis Product Portfolio and BioSentry lung biopsy product businesses to Merit Medical. Later in the year, we sold our PICC and Midline portfolios to Spectrum Vascular which coincided with the discontinuation of our Radiofrequency and Syntrax support catheter businesses. In addition to the benefits of a more streamlined portfolio, the financial benefits of our portfolio optimization efforts were meaningful, including giving us the ability to retire our outstanding debt and strengthen our balance sheet significantly.
For the year ended May 31, 2024, on a GAAP as reported basis, our revenue declined 10.3%, due to the sale of the PICCs, Midline, dialysis and BioSentry businesses, along with the discontinuation of the RadioFrequency Ablation and Syntrax product lines, the total of which impacted sales by $48.4 million compared to the year ended May 31, 2023. On a pro-forma basis, excluding the impact of the divested products, our revenue grew 5.3%. Our Med Tech segment revenue grew 10% in fiscal year 2024, which includes Auryon, Mechanical Thrombectomy (which includes AngioVac and AlphaVac) and Nanoknife.

EXECUTIVE COMPENSATION PROGRAM HIGHLIGHTS
We regularly engage with investors to discuss our strategic direction, financial position and results of operations. This engagement provides valuable feedback on our compensation programs and governance practices.
We have set forth below certain key features of our executive compensation program applicable to our named executive officers and key compensation governance practices that strengthen the alignment of our named executive officers’ interests with those of our shareholders:

Key Compensation Program Features	Key Compensation Governance Practices
•For fiscal year 2024, 67% of our CEO's target total compensation was performance-based (including performance shares, options and short-term incentive compensation)	•Robust stock ownership guidelines to align executives with our shareholders regarding our long-term performance
•Mix of fixed and variable compensation, with a strong emphasis on variable, at-risk performance-based compensation	•Clawback policy that allows the Company to recoup incentive-based compensation paid to executive officers under certain circumstances
•Short- and long-term compensation opportunities with performance metrics tied to our strategy and performance (including relative total shareholder return)	•No option repricing or cash buyout of underwater options without shareholder approval
•50% of target long-term incentive opportunity is performance-contingent and measured over a three-year period	•Engagement of an independent compensation consultant with no other ties to the Company or management
•Full-value stock-based awards with four-year vesting to promote retention	•Change in control agreements with double trigger severance arrangements
•Double trigger change in control provision in the 2020 Equity Incentive Plan	•Active engagement with investors

GOVERNANCE HIGHLIGHTS
As part of our commitment to high ethical standards, our Board embraces strong governance practices and principles. These practices are described in more detail starting on page 12 and in our Corporate Governance Guidelines, which can be found in the Governance section of our website.

Independence
•7 of our 8 directors are independent
•All of our Board Committees are composed exclusively of independent directors
•Each member of the Audit Committee, Compensation Committee and Nominating, Compliance and Corporate Governance Committee meets the enhanced independence standards of The Nasdaq Stock Market ("Nasdaq").

Independent Chairman	• We have an independent, non-executive Chairman • The Chairman sets the agenda for Board meetings • The Chairman provides guidance to the CEO • The Chairman presides over Board meetings
Executive Sessions	• The independent directors regularly meet in private without management • The Chairman presides at these executive sessions • Each Committee regularly holds executive sessions without management
Board Oversight of Risk Management
•The Board and committee meeting process is designed to ensure that key risks are reviewed
•Directors are informed of and review various areas of risk including those associated with operational matters, finance, compliance, regulatory and product quality issues, and legal proceedings, among others
•The Board and committee discussions are supplemented through annual reports on enterprise risk by management
•The Audit Committee reviews our overall enterprise risk management policies and practices and financial risk exposures, while other Committees also play a role in risk oversight
•The Nominating, Compliance and Corporate Governance Committee reviews the Company's compliance with applicable laws, rules and regulations, including, without limitations, FDA, SEC, DOJ and international compliance matters.

Stock Ownership Requirements
• Within 36 months of joining the Board, our independent directors must hold an amount of our common stock equal to at least three times the annual base cash retainer payable to each director
• Stock Ownership guidelines require our executives to hold significant amounts of our common stock to align executives with our shareholders
◦Our CEO must hold an amount of our common stock valued at three times his base salary
◦Our other named executive officers must hold an amount of our common stock valued at one times their base salary

Board Practices
• Our Board annually evaluates the effectiveness of the Board and its Committees
• The Board considers nomination of directors in light of a candidate's:
◦significant accomplishments and ability to make meaningful contributions;
◦relevance of specific experiences, skills, industry background and knowledge of the business and objectives of our Company;
◦contribution to Board diversity (including gender, race and ethnicity); and
◦reputation for honesty and ethical conduct
• Any incumbent director who receives less than 50% of the votes cast in an uncontested election must tender his or her resignation promptly
• The Company has implemented a maximum annual discretionary stock-based award value for each director

Accountability
• Directors and executive officers are prohibited from hedging securities of the Company, purchasing or holding securities of the Company in a margin account or pledging securities of the Company
• The Company has a clawback policy that allows the Company to recoup incentive-based compensation paid to executive officers under certain circumstances

ANGIODYNAMICS, INC.
14 Plaza Drive
Latham, New York 12110

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
OF ANGIODYNAMICS, INC.
November 12, 2024

INTRODUCTION
We are furnishing this proxy statement to the shareholders of AngioDynamics, Inc. in connection with the solicitation by our Board of Directors of proxies to be voted at our 2024 Annual Meeting of Shareholders referred to in the attached notice and at any adjournments or postponements thereof. The Annual Meeting will be held on November 12, 2024 at 12:00 p.m., Eastern Time. The Annual Meeting will be held virtually via live webcast at www.virtualshareholdermeeting.com/ANGO2024. There will be no physical in-person meeting. Only shareholders who held shares at the close of business on Thursday, September 19, 2024 are entitled to notice of and to vote at the meeting, or at any adjournments or postponements thereof. You may vote during the Annual Meeting by visiting www.virtualshareholdermeeting.com/ANGO2024. To participate in the meeting, you must have your sixteen-digit control number located on your notice, on your proxy card or on the instructions that accompanied your proxy materials. We expect to mail this proxy statement and the accompanying proxy card or voting instruction form beginning on or around September 26, 2024 to each shareholder entitled to vote at the Annual Meeting.
When used in this proxy statement, the terms “we,” “us,” “our,” “the Company” and “AngioDynamics” refer to AngioDynamics, Inc. The terms “Board of Directors” and “Board” refer to the Board of Directors of AngioDynamics, Inc. Our principal executive offices are located at 14 Plaza Drive, Latham, New York 12110.
This proxy statement may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are based on management's current expectations, the accuracy of which is necessarily subject to risk and uncertainties. Please refer to "Risk Factors" in our Form 10-K for the year ended May 31, 2024, for more detailed information about these and other factors that may cause actual results to differ materially from those expressed or implied.
GENERAL INFORMATION ABOUT THE MEETING AND VOTING
What am I voting on?
At the Annual Meeting, we will ask holders of our common stock to consider and vote upon the following items:
1. Election of Directors
The election of three Class III directors, namely, Lorinda A. Burgess, Wesley E. Johnson, Jr., and Karen A. Licitra. If elected, these Class III directors will serve until the 2027 Annual Meeting of Shareholders and until their successors are duly elected and qualified.

2. Ratification of Appointment of Independent Registered Public Accounting Firm
Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending May 31, 2025.
3. Advisory Vote on the Compensation of our Named Executive Officers
A “Say-on-Pay” advisory vote on the approval of the compensation of our named executive officers.

4. Approval of an amendment to the AngioDynamics, Inc. 2020 Equity Incentive Plan
Approval of the amended AngioDynamics, Inc. 2020 Equity Incentive Award Plan to increase the total number of shares of common stock reserved for issuance from 5,850,000 to 9,050,000 shares.
How can I receive proxy materials?
Under rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we are furnishing proxy materials to our shareholders primarily via the internet, instead of mailing printed copies of proxy materials to each shareholder. On or about September 26, 2024, we began mailing to our shareholders a “Notice of Internet Availability of Proxy Materials” (sometimes referred to herein as the “Notice”) containing instructions on how to access this proxy statement, the accompanying notice of Annual Meeting and our annual report for the fiscal year ended May 31, 2024 online. If you received the Notice by mail, you will not automatically receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the proxy materials. The Notice also instructs you on how you may submit your proxy via the internet.
Finally, you can receive a copy of our proxy materials by following the instructions contained in the Notice regarding how you may request to receive your materials electronically or in printed form on a one-time or ongoing basis. Requests for printed copies of the proxy materials can be made through the internet at http://www.proxyvote.com, by telephone at 1-800-579-1639 or by e-mail at sendmaterial@proxyvote.com by sending a blank e-mail with your control number in the subject line.
Who is entitled to vote?
Shareholders of record at the close of business on September 19, 2024, the record date for the Annual Meeting, are entitled to receive this proxy statement and to vote at the meeting and at any adjournment or postponement thereof. As of the close of business on the record date, there were 40,634,249 outstanding shares of our common stock entitled to notice of, and to vote at, the Annual Meeting. Holders of our common stock have one vote per share on each matter to be acted upon. A list of the shareholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for 10 days prior to the Annual Meeting, for any purpose germane to the meeting. Interested parties should contact our General Counsel between the hours of 9:00 a.m. and 4:30 p.m. at our principal executive offices at 14 Plaza Drive, Latham, New York 12110.
If you hold your shares in “street name” (that is, through a bank, broker, trustee or other nominee), the Notice was forwarded to you by your bank, broker, trustee or other nominee. As the beneficial owner, you have the right to direct your bank, broker, trustee or other nominee as to how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since a beneficial owner is not the shareholder of record, you may not vote your shares live at the Annual Meeting unless you follow your broker, bank or other nominee’s procedures for obtaining a legal proxy.
How do I vote my shares without attending the meeting?
If you are a shareholder of record as of the record date for the Annual Meeting, you may vote by granting a proxy. For shares held in street name, you may vote by submitting voting instructions to your broker or nominee. In most circumstances, you may vote:
By Internet or Telephone - If you have internet or telephone access, you may submit your proxy by following the voting instructions in the Notice of Annual Meeting no later than 11:59 p.m., New York City Time, on November 11, 2024. If you vote by internet or telephone, you need not return your proxy card.
By Mail - If you received a paper copy of this proxy statement, you may vote by mail by signing, dating and mailing your proxy card in the envelope provided which must be received in time for the annual meeting. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, or attorney or an officer of a corporation), you should indicate your name and title or capacity.
How do I vote my shares virtually at the meeting?
If you are a shareholder of record as of the record date for the Annual Meeting, you can participate in the Annual Meeting live online at www.virtualshareholdermeeting.com/ANGO2024. The webcast will start on November 12, 2024 at 12:00 p.m, Eastern Time. You may vote and submit questions while attending the Annual Meeting online. You will need the sixteen-digit control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials in order to be able to enter the meeting.

Street name shareholders must provide specific instructions on how to vote your shares by completing and returning the voting instruction form provided by your bank, broker, trustee or other nominee.
Even if you plan to attend the virtual meeting, we encourage you to vote in advance by internet, telephone or mail so that your vote will be counted in the event you are unable to attend.
How can I attend the meeting?
If you wish to attend the meeting via live webcast, you will need to log in to the webcast using the sixteen-digit control number located on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. You may log in to the webcast by visiting www.virtualshareholdermeeting.com/ANGO2024. The webcast will begin promptly at 12:00 p.m., Eastern Time on November 12, 2024. Online access will begin at 11:50 a.m., Eastern Time. We encourage you to access the webcast prior to the designated start time, to give yourself plenty of time to log in and ensure that you can hear streaming audio prior to the start of the meeting.
How can I ask questions at the meeting?
Questions may be submitted prior to the meeting or you may submit questions in real time during the meeting through our virtual shareholder forum. You must first join the meeting as described above in “How can I attend the meeting?”
What does it mean if I receive more than one proxy card or Notice?
If you receive more than one proxy card or Notice, it generally means that you hold shares registered in more than one account. If you received a paper copy of this proxy statement and you vote by mail, you should sign and return each proxy card. Alternatively, if you vote by internet or telephone, you should vote once for each proxy card and/or Notice you receive. If you have received more than one Notice, you should vote once for each Notice that you receive.
May I change my vote?
Yes. If you are a shareholder of record and whether you have voted by mail, internet or telephone, you may change your vote and revoke your proxy, prior to the Annual Meeting, by:
•Sending a written statement to that effect to AngioDynamics’ Chief Financial Officer at AngioDynamics Corporate headquarters at 14 Plaza Drive, Latham New York, 12110;
•Voting by internet or telephone at a later time;
•Submitting a properly signed proxy card with a later date; or
•Voting virtually at the Annual Meeting and by filing a written notice of termination of the prior appointment of a proxy with AngioDynamics, or by filing a new written appointment of a proxy with AngioDynamics.
If you hold your shares in street name, your bank, broker, trustee or other nominee can provide you with instructions on how to change your vote.
What constitutes a quorum?
A majority of the outstanding shares of common stock present in person or by proxy is required to constitute a quorum at the Annual Meeting. Virtual attendance at the Annual Meeting constitutes presence in person for the purposes of a quorum. For purposes of determining the presence of a quorum for transacting business at the Annual Meeting, abstentions and broker “non-votes” (proxies from banks, brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the banks, brokers or nominees do not have discretionary power) will be treated as shares that are present.
How does the Board recommend that I vote?
The Board of Directors recommends that you vote your shares:
“FOR” the election of the Class III directors who have been nominated by the Board of Directors;
“FOR” the ratification of the appointment of Deloitte & Touche LLP as AngioDynamics’ independent registered public accounting firm for the fiscal year ending May 31, 2025;
“FOR” the approval (on an advisory basis) of the compensation of our named executive officers;
“FOR” the approval of an amendment to the AngioDynamics, Inc. 2020 Equity Incentive Plan; and

with respect to any other matter that may properly be brought before the Annual Meeting, in accordance with the judgment of the persons named as proxies. We do not expect that any matter other than as described in this proxy statement will be brought before the Annual Meeting.
What happens if I do not give specific voting instructions?
Shareholders of Record. If you are a shareholder of record and you indicate when voting over the internet or by telephone that you wish to vote as recommended by the Board, or sign and return a proxy card without giving specific voting instructions, then the persons named as proxies will vote your shares in the manner recommended by the Board of Directors on all matters presented in this proxy statement and as the persons named as proxies may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.
Street Name Holders. If you hold your shares in “street name” and do not provide specific voting instructions, then, under the rules of the Nasdaq, the bank, broker, trustee or other nominee may generally vote on routine matters but cannot vote on non-routine matters. If you do not provide voting instructions on non-routine matters, your shares will not be voted by your bank, broker, trustee or other nominee. As a result, your bank, broker, trustee or other nominee may not vote your shares without receipt of a voting instruction form with respect to Proposal 1 (election of directors), Proposal 3 (advisory vote on executive compensation) and Proposal 4 (vote on an amendment to the AngioDynamics, Inc. 2020 Equity Incentive Plan) because each proposal is a non-routine matter, but may vote your shares without your instructions with respect to Proposal 2 (ratification of appointment of independent registered public accounting firm) because this matter is considered routine.

What is the voting requirement to approve each proposal?
Under Delaware law and AngioDynamics’ Amended and Restated Certificate of Incorporation and Second Amended and Restated By-Laws, if a quorum exists at the meeting, the affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors (Proposal 1). A properly executed proxy marked “withhold authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Our Corporate Governance Principles provide that, in the case of an uncontested election of directors, a director nominee who does not receive votes cast "for" his or her election or re-election in excess of 50% of the number of votes cast with respect to such nominee's election or re-election (a "Majority Vote"), shall tender his or her resignation to the Board of Directors, with such resignation expressly stating that it is contingent upon the acceptance of the resignation by the Board of Directors in accordance with our Corporate Governance Principles. If a nominee fails to receive a Majority Vote, the Company's Nominating, Compliance and Corporate Governance Committee, or another duly authorized committee of the Board of Directors, will consider whether to accept the nominee's resignation and will submit a recommendation for prompt consideration by the Board of Directors. The Board of Directors shall then act on the resignation, taking into account such committee's recommendation, within ninety (90) days following certification of the shareholder vote.
For the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending May 31, 2025 (Proposal 2), the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on this item will be required for approval.
For the “Say-on-Pay” advisory vote (Proposal 3), the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on this item will reflect the advice of the shareholders. The approval, on an advisory basis, of the compensation paid to our named executive officers, also known as a “Say on Pay” vote, is an advisory vote mandated by the Dodd-Frank Wall Street Reform and Consumer Protection Act. This means that while we ask shareholders to approve the compensation paid to our named executive officers, it is not an action that requires shareholder approval, and shareholders are not voting to approve or disapprove the Board’s recommendation with respect to this proposal. The "Say-on-Pay" vote is an advisory vote and is non-binding on the Board, although the Board and the Compensation Committee welcome the input of shareholders on the Company’s compensation policies and will take the advisory votes into account in making determinations concerning executive compensation.

For the approval of an amendment to the AngioDynamics, Inc. 2020 Equity Incentive Plan (Proposal 4), the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on this item will be required for approval.

A properly executed proxy marked “Abstain” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum present. Accordingly, an abstention will have the effect of a negative vote on Proposal 2, Proposal 3 and Proposal 4 but will have no effect on the election of directors or determining whether a Majority Vote has been achieved.

What is a broker non-vote?
If you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal for which your broker does not have or does not exercise discretionary authority to vote (a “broker non-vote”). Shares constituting broker non-votes are not counted or deemed to be present in person or by proxy for the purpose of voting on a non-routine matter at the Annual Meeting and, therefore, will not be counted for the purpose of determining whether shareholders have approved the election of directors in Proposal 1, the “Say-on-Pay” advisory vote in Proposal 3 and Proposal 4 (an amendment to the AngioDynamics, Inc. 2020 Equity Incentive Plan) because such proposals are considered non-routine matters. If you do not provide voting instructions to your broker, your broker only will have discretion to vote your shares on Proposal 2, because the ratification of the appointment of the independent registered public accounting firm is considered a routine matter. Broker non-votes are counted as present for the purpose of determining whether a quorum is present at the Annual Meeting.

How can I find voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting and, within four business days following the date of the Annual Meeting, we will file a Current Report on Form 8-K with the SEC indicating final voting results.
Who bears the cost of soliciting proxies?
The cost of solicitation of proxies being solicited on behalf of the Board of Directors will be borne by us. In addition to the use of the mail and the internet, proxy solicitation may be made by telephone, facsimile and personal interview by our officers, directors and employees.

PROPOSAL 1 - ELECTION OF DIRECTORS
Nominees
Our Board of Directors currently consists of eight directors. The Board is classified into three classes, each of which has a staggered three-year term. At the Annual Meeting, our shareholders will be asked to elect three Class III directors, namely, Lorinda A. Burgess, Wesley E. Johnson, Jr. and Karen A. Licitra. If elected, Ms. Burgess, Mr. Johnson and Ms. Licitra will hold office until the Annual Meeting of Shareholders to be held in 2027 and until each of their successors is duly elected and qualified. The Class I and Class II directors will continue in office during the terms indicated below. Unless otherwise specified, all proxies received will be voted in favor of the election of the nominee named below as a director of AngioDynamics. Directors will be elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting. Our Corporate Governance Principles provide that, in the case of an uncontested election of directors, a director nominee who does not receive a Majority Vote shall tender his or her resignation to the Board of Directors, with such resignation expressly stating that it is contingent upon the acceptance of the resignation by the Board of Directors in accordance with our Corporate Governance Principles. If a nominee fails to receive a Majority Vote, the Company’s Nominating, Compliance and Corporate Governance Committee, or another duly authorized committee of the Board of Directors, will consider whether to accept the nominee’s resignation and will submit a recommendation for prompt consideration by the Board of Directors. The Board of Directors shall then act on the resignation, taking into account such committee’s recommendation, within ninety (90) days following certification of the shareholder vote.

The current term of each of Lorinda A. Burgess, Wesley E. Johnson, Jr. and Karen A. Licitra expires at the Annual Meeting and when each of their successors is duly elected and qualified. Ms. Burgess, Mr. Johnson and Ms. Licitra have each consented to be named as a nominee and, if elected, to serve as a Director. Management has no reason to believe that any of the nominees will be unable or unwilling to serve as a Director if elected. Should any of the nominees not remain a candidate for election at the date of the Annual Meeting, proxies may be voted for substitute nominees selected by the Board of Directors.

As of September 19, 2024, the following Directors served on the following committees:

				Committee Memberships
Name	Age	Director Since	Independent	B	AC	CC	NCCGC
Eileen O. Auen	61	2016	Y	M		C	M
Lorinda A. Burgess	62	2023	Y	M	M	M
Howard W. Donnelly	63	2004	Y	C
Wesley E. Johnson, Jr.	66	2007	Y	M	C		M
Karen A. Licitra	65	2019	Y	M	M	M
Jan Stern Reed	64	2016	Y	M	M		C
Michael E. Tarnoff	56	2019	Y	M		M	M
James C. Clemmer	60	2016	N	M

AC	Audit Committee	B	Board of Directors
CC	Compensation Committee	C	Chair
NCCGC	Nominating, Compliance and Corporate Governance Committee	M	Member
Set forth below are the names, ages and principal occupations and director positions on public companies, in each case, for the past five years, of the directors and nominees, and information relating to other positions held by them with us and other companies. Additionally, there is a brief discussion of each director’s and nominee’s experience, qualifications, attributes or skills that led to the conclusion that such person should serve as a director. There are no family relationships between or among any of the directors, executive officers and nominees for director.

Class III Directors (Term expiring at the 2024 Annual Meeting):

LORINDA A. BURGESS	Director since 2023
Former Chief Financial Officer and Vice President of Finance
Director	age 62
Ms. Burgess joined our Board of Directors in July of 2023. From 2015 to 2023, Ms. Burgess served as Chief Financial Officer and Vice President of Finance for the Americas Region at Medtronic, Inc. a Fortune 200 global medical device company with more than $30 billion in annual revenues. Prior to this role, Ms. Burgess also served as Vice President of Customer Care for the America and Western Europe at Medtronic, Inc. and Vice President of Finance for the Cardiovascular Group's Sales and Marketing function. Ms. Burgess earned a Bachelor of Arts in Communication and Political Science from the University of Michigan and a Master's in Business Administration from Ohio State University. Ms. Burgess is a member of the Board of Directors for Stepan Company. Ms. Burgess is a member of our Audit Committee and a member of our Compensation Committee.

Director Qualifications: Ms. Burgess' service as CFO and VP of Finance for the Americas Region at Medtronic, Inc. provides valuable business, leadership and management experience, particularly with respect to the numerous financial, business and strategic issues faced by a diversified medical device company.

WESLEY E. JOHNSON, JR.	Director since 2007
Former CEO of medical device companies, Former Divisional Vice-President and General Manager	age 66
Abbott Laboratories
From February 2013 through November 2019, Mr. Johnson served as Chief Executive Officer and Director of Admittance Technologies, Inc., a medical device company. From February 2008 to May 2012, Mr. Johnson served as President, CEO and Director of Cardiokinetix, Inc., a developer of medical devices for the treatment of congestive heart failure. From October 2005 to February 2008, Mr. Johnson served as General Manager of Abbott Spine, S.A., a division of Abbott Laboratories. From June 2003 to October 2005, Mr. Johnson served as Division Vice President, Finance for Abbott Spine, a division of Abbott Laboratories. From May 1999 to June 2003, he served as Vice President of Operations and Chief Financial Officer for Spinal Concepts. From 2003 to 2007, Mr. Johnson served as a member of the Board of RITA Medical Systems, Inc. and Chairman of its Audit Committee. Mr. Johnson holds a B.B.A. in Accounting from Texas A&M University and became a certified public accountant in 1981. Mr. Johnson is chairman of our Audit Committee and a member of our Nominating, Compliance and Corporate Governance Committee.

Director Qualifications: Mr. Johnson’s service as CFO for Spinal Concepts, General Manager and Division Vice President for Abbott Laboratories and CEO of two separate medical device companies, provides valuable business, leadership and management experience, particularly with respect to the numerous financial, business and strategic issues faced by a diversified medical device company. In addition, Mr. Johnson's experience with PricewaterhouseCoopers and his positions as a public company CFO of Urologix, Inc. and Orthofix, Inc. (formerly American Medical Electronics, Inc.) provides valuable financial and accounting experience for his position on the Audit Committee.

KAREN A. LICITRA	Director since 2019
Former Corporate Vice President for Worldwide Government Affairs and Policy	age 65
Johnson and Johnson
Ms. Licitra joined our Board of Directors in July of 2019. From January 2014 through August 2015, Ms. Licitra served as Corporate Vice President, Worldwide Government Affairs & Policy at Johnson & Johnson, a medical devices, pharmaceutical, and consumer packaged goods manufacturer. From December 2011 to December 2013, Ms. Licitra served as the Worldwide Chairman, Global Medical Solutions at Johnson & Johnson. From July 2002 to November 2011, she served as the Company Group Chairman and Worldwide Franchise Chairman at Ethicon Endo-Surgery, Inc., a Johnson & Johnson medical device company. From January 2001 to June 2002, she served as the President of Ethicon Endo-Surgery. From June 2015 to June 2021, she served on the Compensation Committee of the Board of Directors of Si-Bone, Inc., a medical device company focusing on a minimally invasive surgical implant system to treat sacroiliac joint dysfunction, and previously served on the Board of Directors of Novadaq Technologies Inc., a provider of proven comprehensive fluorescence imaging solutions, until the company was acquired by Stryker Corporation in 2017. Ms. Licitra received a B.S. in Commerce from Rider College. Ms. Licitra is a member of our Audit Committee and our Compensation Committee.

Director Qualifications: Ms. Licitra’s service as an executive in various roles at Johnson and Johnson provides valuable business and industry experience, leadership and insight, particularly with respect to the global, industry and strategic issues faced by a diversified medical device manufacturer.

Recommendation of the Board of Directors
The Board of Directors recommends a vote “FOR” the election of the nominees.

Other Directors
The following Class I and Class II directors will continue on the Board of Directors for the terms indicated:
Class I Directors (Term expiring at the 2025 Annual Meeting):

JAMES C. CLEMMER	Director since 2016
President and Chief Executive Officer	age 60
AngioDynamics, Inc.
Mr. Clemmer joined AngioDynamics in April 2016 as our President and CEO. Prior to joining AngioDynamics, Mr. Clemmer served as President of the Medical Supplies segment at Covidien plc from September 2006 to January 2015. In this role, Mr. Clemmer directed the strategic and day-to-day operations for global business divisions that collectively manufactured 23 different product categories. In addition, he managed global manufacturing, research and development, operational excellence, business development and all other functions associated with the Medical Supplies business. Prior to his role at Covidien, Mr. Clemmer served as Group President at Kendall Healthcare from July 2004 to September 2006, where he managed the US business across five divisions and built the strategic plan for the Medical Supplies segment before it was spun off from Tyco. Mr. Clemmer served as interim president at the Massachusetts College of Liberal Arts from August 2015 until March 1, 2016. Mr. Clemmer is a graduate of the Massachusetts College of Liberal Arts.

Director Qualifications: Through his position as our CEO and his tenure at Covidien, Mr. Clemmer brings leadership, extensive executive and operational experience, strategic expertise and a deep knowledge of the medical device industry to the Board. Mr. Clemmer’s service as a Director and CEO of AngioDynamics creates a critical link between management and the Board, enabling the Board to perform its oversight function with the benefits of management’s perspectives on the business.

MICHAEL E. TARNOFF, MD	Director since 2019
Former President and CEO	age 56
Tufts Medical Center and Tufts Children's Hospital
From June of 2021 to March of 2024, Dr. Tarnoff has served as President and Chief Executive Officer of Tufts Medical Center and Tufts Children’s Hospital and served in this role on an interim basis for the nine months preceding his appointment. From June 2019 until June 2021, Dr. Tarnoff was Chair of the Department of Surgery and Surgeon-in-Chief at Tufts Medical Center and Tufts University School of Medicine in Boston, Massachusetts. Dr. Tarnoff has been a surgeon at Tufts since 2001. Dr. Tarnoff was Chief Medical Officer at Medtronic from January 2015 through August 2019. From 2008 until its acquisition by Medtronic in 2015, Dr. Tarnoff served as the Chief Medical Officer and Senior Vice President for Medical Affairs at Covidien plc. Dr. Tarnoff received a BA in psychology from Washington University in St Louis, and received an MD from and completed his residency in General Surgery at the University of Medicine and Dentistry of New Jersey. Dr. Tarnoff also completed a fellowship in Advanced Minimally Invasive Surgery at the Cleveland Clinic in Cleveland, Ohio. Dr. Tarnoff is a member of our Nominating, Compliance and Corporate Governance Committee and is a member of our Compensation Committee.

Director Qualifications: Through his extensive experience as a surgeon and his roles in hospital administration, including his recent appointment as President and CEO of Tufts Medical Center, Dr. Tarnoff provides the Board of Directors with deep, expert knowledge in patient care and the United States health care system.

Class II Directors (Term expiring at the 2027 Annual Meeting):

EILEEN O. AUEN	Director since 2016
Executive Chairman	age 61
Point32Health
Ms. Auen serves as Executive Chair of Point23Health, a $9 billion healthcare organization that was formed by the merger of Tufts Health and Harvard Pilgrim health care companies. Prior to this, she served as Executive Chair of Helios, a $1 billion healthcare services firm formed by the merger of PMSI, Inc. and Progressive Medical in 2013. Prior roles include Chairman and Chief Executive Officer of PMSI, Head of Healthcare Management at Aetna, and Chief Executive Officer of APS Healthcare. Ms. Auen earned a bachelor’s degree in Economics and Finance from Towson University, and an M.B.A. from the University of Virginia's Darden School of Business. Ms. Auen also serves as the Lead Operating Director for Axia Women's Health. She is also a member of the Board of Directors for MedRisk, a $1 billion Physical Medicine Company. Ms. Auen served on the Board of ICF (Nasdaq:ICFI) from 2008 until 2021 and was the Lead Director from 2016 to 2021. She also served on the Board of Medstar Union Memorial Hospital from 2014 until 2021 and on the Towson University Foundation Board. Ms. Auen chairs our Compensation Committee and is a member of our Nominating, Compliance and Corporate Governance Committee.

Director Qualifications: Ms. Auen’s extensive experience in the health care industry, including at PMSI, Aetna, APS Healthcare, Tufts Health Plan and Point32Health, provides the Company with significant management experience in the areas of finance, accounting, business operations, management, risk oversight, executive decision making and corporate governance. In addition, Ms. Auen’s experience in the healthcare payment environment provides reliable perspectives to our Board.

HOWARD W. DONNELLY	Director since 2004
Former President and CEO	age 63
From 2017-2019, Mr. Donnelly was President and CEO of Bluefin Medical, a firm focused on the regional anesthesia market. In 2019 Bluefin Medical’s technology was acquired by a private European medical technology company. From 2005 to March 2018, Mr. Donnelly was President of Concert Medical LLC, a manufacturer of interventional medical devices. Concert Medical was acquired by Theragenics in March 2018. From 2010 to 2016, Mr. Donnelly was President and CEO of HydroCision Inc., a company focused on spine surgery and the pain management market. Mr. Donnelly currently serves on the Board of Directors of HydroCision, Inc. From 2002 to 2008, Mr. Donnelly was a director and member of the audit, compensation and nominating and governance committees of Vital Signs, Inc. From 1999 to 2002, he was President of Level 1, Inc., a medical device manufacturer and subsidiary of Smiths Group. From 1990 to 1999, Mr. Donnelly was employed at Pfizer, Inc., with his last position as Vice President, Business Planning and Development for Pfizer’s Medical Technology Group from 1997 to 1999. Mr. Donnelly holds a B.S. and an M.B.A. from Bryant College. Mr. Donnelly is the Chairman of the Board.

Director Qualifications: Mr. Donnelly brings extensive industry experience as a result of his tenures at Pfizer, Level 1, Concert Medical and HydroCision. Mr. Donnelly provides the Board with valuable business, leadership and management insight, particularly in the areas of manufacturing and business combinations.

JAN STERN REED	Director since 2016
Former Senior Vice President, General Counsel and Corporate Secretary	age 64
Walgreens Boots Alliance, Inc.
From 2013 to 2016, Ms. Reed served as Senior Vice President, General Counsel and Corporate Secretary (since 2015) at Walgreens Boots Alliance, Inc., a global pharmacy-led, health and wellbeing enterprise with annual revenues in excess of $115 billion. Prior to this role, Ms. Reed served for seven years as Executive Vice President of Human Resources, General Counsel and Corporate Secretary at Solo Cup Company, and, prior thereto, as Associate General Counsel, Corporate Secretary and Chief Governance Officer at Baxter International Inc. Ms. Reed earned a Bachelor of Arts degree, with honors, in Psychology from the University of Michigan, and a Juris Doctor from Northwestern University School of Law. Ms. Reed also currently serves as a member of the Board of Directors for Stepan Company (NYSE:SCL) and AVITA Medical, Inc. (Nasdaq:RCEL; ASX; AVH). Ms. Reed is a member of our Audit Committee and is the Chair of the Nominating, Compliance and Corporate Governance Committee.

Director Qualifications: Ms. Reed provides the Board of Directors with global executive leadership in legal, corporate governance, risk management, health care regulatory, compliance, manufacturing and strategic business matters as well as extensive experience with acquisitions and employee development.

CORPORATE GOVERNANCE
Director Independence
The listing standards of Nasdaq require that a majority of a listed company’s directors qualify as independent. Our Board of Directors has determined that seven of our eight directors - Mses. Auen, Burgess, Licitra and Reed, and Messrs. Donnelly, Johnson and Tarnoff - are independent under the Nasdaq listing standards. Under the Nasdaq listing standards, an “independent director” is a director who is not an officer or employee of AngioDynamics or any subsidiary and who does not have any relationship that the Board of Directors believes would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board of Directors reviews the relationships that each director has with our Company, including relationships with the Company and any family member of each such director, on an annual basis and only those directors having no direct or indirect material relationship with our Company and who qualify as independent under the Nasdaq listing standards will be considered independent directors of AngioDynamics.
Communications with the Directors
Shareholders may communicate in writing with any particular director, the independent directors as a group, or the entire Board by sending such written communication to our Secretary at our principal executive offices, 14 Plaza Drive, Latham, New York 12110. Copies of written communications received at such address will be provided to the Board or the relevant director or directors unless such communications are determined by our outside counsel to be inappropriate for submission to the intended recipient(s). However, any communication not so delivered will be made available upon request to any director. Examples of shareholder communications that would be considered inappropriate for submission include, without limitation, customer complaints, business solicitations, product promotions, resumes and other forms of job inquiries, junk mail and mass mailings, as well as material that is unduly hostile, threatening, illegal or similarly unsuitable.
Policy on Director Attendance at Annual Meetings
All Board members are encouraged to attend our Annual Meetings of Shareholders absent an emergency or other unforeseen circumstance. All of our directors who were then serving on the Board attended our 2023 Annual Meeting of Shareholders.
Compliance Program
Our Board of Directors has adopted a written Code of Conduct for our Company. Our Code of Conduct is available at our website located at www.angiodynamics.com under the “Investors-Corporate Governance-Highlights-Governance Documents-Code of Conduct” caption. All Company officers, employees, and directors are required to comply with our Code of Conduct. Our Code of Conduct covers a number of topics, including conflicts of interest, insider trading, fair dealing, equal employment opportunity and harassment, anti-bribery, and confidential information, as well as requiring adherence to all laws, rules, and regulations applicable to our business. Employees are required to bring any violations and suspected violations of the Code of Conduct to the attention of the Company through management or our legal counsel or by using the Company’s confidential Compliance Hotline. The Company also maintains a Board-approved comprehensive compliance program to ensure our employees comply with applicable laws, rules, regulations, and industry codes when interacting with healthcare professionals.
The Company maintains the Compliance Hotline for the Company employees and third parties to use as a means of raising concerns or seeking advice. The Compliance Hotline is provided by an independent third-party and is available worldwide. Individuals using the Compliance Hotline may choose to remain anonymous and all inquiries are kept confidential to the extent practicable in connection with the investigation. All Compliance Hotline inquiries are forwarded to the Company’s Corporate Compliance Group for investigation. The Audit Committee is informed of any matters reported to the Company’s Corporate Compliance Group, whether through the Compliance Hotline, management, or otherwise, involving accounting, internal control, or auditing matters. Matters reported to the Company’s Corporate Compliance Group, whether through the Compliance Hotline, management, or otherwise, involving, among other things, compliance with laws, employee health and safety, employment, and interactions with health care professionals, are generally reported to the Nominating, Compliance, and Corporate Governance Committee.
Hedging and Pledging Policy
Our Insider Trading Policy prohibits directors and employees, including named executive officers, from engaging in hedging or monetization transactions, such as zero-cost collars and forward sale contracts, and from engaging in borrowing against AngioDynamics’ securities held in a margin account, or pledging AngioDynamics’ securities as collateral for a loan (unless the individual can clearly demonstrate the financial capacity to repay the loan without resorting to the pledged securities).

Board of Directors Leadership Structure
Howard W. Donnelly is our independent, non-executive Chairman of the Board of Directors, and James C. Clemmer is our Chief Executive Officer. We separate the roles of Chief Executive Officer and Chairman of the Board of Directors in recognition of the differences between the two roles. The Chief Executive Officer is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the Chairman of the Board of Directors provides guidance to the Chief Executive Officer and sets the agenda for Board meetings and presides over meetings of the Board. We also believe that separation of the positions reinforces the independence of the Board in its oversight of the business and affairs of the Company, and creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its shareholders.
Risk Oversight
Our Board of Directors monitors management’s enterprise-wide approach to risk management. The full Board of Directors’ role in discussing and developing our business strategy is a key part of its understanding of the risks the Company faces and the steps management takes to manage those risks. The Board of Directors regularly assesses management’s appetite for risk and helps guide management in determining what constitutes an appropriate level of risk for the Company.
While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. In particular, the Audit Committee reviews management’s enterprise risk assessment, which focuses on four primary areas of risk: Strategic; Financial; Operational and Legal/Compliance. In addition, the Audit Committee focuses on financial risks, including internal controls. In setting compensation, the Compensation Committee strives to create incentives that encourage an appropriate level of risk-taking behavior consistent with our business strategy. The Nominating, Compliance, and Corporate Governance Committee focuses on significant legal and regulatory compliance matters, including compliance with laws, employment matters, and interactions with health care professionals.

MEETINGS AND BOARD COMMITTEES
Committees of the Board
During our fiscal year ended May 31, 2024, our Board of Directors had three standing committees, the members of which have been appointed by the Board: the Audit Committee; the Compensation Committee; and the Nominating, Compliance and Corporate Governance Committee. Each committee is composed entirely of independent directors and the Chairman and members of each committee are appointed annually by the Board. Each committee is authorized to retain its own outside counsel and other advisors as it desires, subject to, for the Nominating, Compliance and Corporate Governance Committee a $100,000 annual limitation on fees and expenses for such counsel and advisors without the full Board’s prior consent.
Each committee has adopted a written charter, and a brief summary of each committee’s responsibilities follows.
Audit Committee and Audit Committee Financial Expert
The Audit Committee assists our Board of Directors in its oversight of:
•the integrity of our financial statements, financial reporting process, system of internal controls over financial reporting, and audit process;
•our compliance with, and process for monitoring compliance with, legal and regulatory requirements, in coordination with the Nominating, Compliance, and Corporate Governance Committee;
•our independent registered public accounting firm’s qualifications and independence; and
•the performance of our independent registered public accounting firm.
In addition, our Audit Committee provides an open avenue of communication between the independent registered public accounting firm and the Board.
The authority and responsibilities of the Audit Committee are set forth in detail in its charter, which is available on our website located at www.angiodynamics.com under the “Investors-Corporate Governance-Highlights-Committee Charters-Audit Committee” caption. The information on our website is not a part of this proxy statement.
During our fiscal year ended May 31, 2024, the members of the Audit Committee were Wesley E. Johnson, Jr., Lorinda Burgess, Karen Licitra and Jan Stern Reed. Mr. Meteny was a member of our Audit Committee until his retirement and resignation from the Board and all committees thereof effective January 31, 2024. Our Board has determined that each member of the Audit Committee is independent under the Nasdaq listing standards. The Board has also determined that each member of the Audit Committee is financially literate in accordance with the Nasdaq listing standards and that Mr. Johnson, who serves as the chair of the Audit Committee, is an “audit committee financial expert,” as defined under SEC rules. The Audit Committee met ten times during our fiscal year ended May 31, 2024. All of such meetings were attended, either in person or telephonically, by all of the members of the Audit Committee. The Audit Committee did not take action by unanimous written consent during the fiscal year ended May 31, 2024.

The report of the Audit Committee begins on page 47 of this proxy statement.
Compensation Committee
The Compensation Committee is responsible for:
•assisting the Board in developing and evaluating potential candidates for executive positions;
•reviewing and recommending to the Board each year the objectives that will be the basis for the payment of the annual incentive compensation to the NEOs and CEO;
•reviewing the compensation for our NEOs;
•reviewing and recommending to the full Board the compensation for the CEO;
•reviewing our NEO's and our CEO’s performance annually in light of the Compensation Committee’s established goals and objectives;
•reviewing and approving the evaluation process, compensation structure and payouts for our other executive officers annually and overseeing the CEO’s decisions concerning the performance and compensation of our other executive officers; and
•reviewing and administering our incentive compensation and other stock-based plans and recommending changes in such plans to the Board, as needed.
The authority and responsibilities of the Compensation Committee are set forth in detail in its charter, which is available on our website located at www.angiodynamics.com under the “Investors-Corporate Governance-Highlights-Committee Charters-Compensation Committee” caption. The information on our website is not a part of this proxy statement. The

Compensation Committee has authority under its charter to delegate its responsibilities to a subcommittee of the Committee, but did not do so during our fiscal year ended May 31, 2024.
During our fiscal year ended May 31, 2024, the members of the Compensation Committee were Eileen O. Auen, Lorinda Burgess, Karen Licitra and Michael E. Tarnoff, each of whom were determined by our Board of Directors to be independent under the Nasdaq listing standards. Mr. Meteny was a member of our Audit Committee through January 31, 2024. The Compensation Committee met five times during our fiscal year ended May 31, 2024. All of such meetings were attended, either in person or telephonically, by all of the then serving members of the Compensation Committee. The Compensation Committee took action by unanimous written consent on four occasions during the fiscal year ended May 31, 2024.
Compensation Committee Interlocks and Insider Participation
During fiscal year 2024 and as of the date of this proxy statement, none of the members of the Compensation Committee was or is an officer or employee of the Company, and no executive officer of the Company served or serves on the compensation Committee or Board of Directors of any company that employed or employs any member of the Company’s Compensation Committee or Board of Directors.
Nominating, Compliance and Corporate Governance Committee
The Nominating, Compliance and Corporate Governance Committee is responsible for:
•assisting the Board in identifying individuals qualified to serve as directors of our Company and on committees of the Board and assessing the background and qualifications of director candidates;
•advising the Board with respect to Board composition, procedures and committees;
•developing and recommending to the Board a set of corporate governance principles applicable to our Company, including principles for determining the form and amount of director compensation;
•overseeing the evaluation of the Board; and
•overseeing the Company’s compliance with, and process for monitoring compliance with, legal and regulatory requirements, in coordination with the Audit Committee.
•The Nominating, Compliance and Corporate Governance Committee reviews the Company's compliance with applicable laws, rules and regulations, including, without limitations, FDA, SEC, DOJ and international compliance matters.

The Nominating, Compliance and Corporate Governance Committee’s guidelines for selecting nominees to serve on the Board are set forth in its charter and summarized below.
The Nominating, Compliance and Corporate Governance Committee may apply several criteria in selecting and assessing nominees. At a minimum, the Committee will consider:
•whether each such nominee has demonstrated, by significant accomplishment in the nominee’s field, an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of our Company; and
•the nominee’s reputation for honesty and ethical conduct in the nominee’s personal and professional activities.
Additional factors that the Committee shall take into account are set forth in its charter, and include, for example, the relevance of a candidate’s specific experiences, skills, industry background and knowledge to the business and objectives of our Company; a candidate’s contribution to the diversity of the Board (including gender, race and ethnicity); a candidate’s personal and professional integrity, character and business judgment; a candidate’s time availability in light of other commitments; any potential conflicts of interest involving a candidate; and any other factors or qualities that the Committee believes will enhance the Board’s ability to effectively oversee and direct our Company’s affairs and business, including, where applicable, the ability of Board committees to perform their duties or satisfy any independence requirements under the Nasdaq listing standards or otherwise. In identifying director candidates, the Committee also considers the composition of the Board as a whole, with the goal of achieving a balance of the above-listed criteria across the entire Board and a mix of management and independent directors, while also filling the need for particular skill sets, such as those required of the Audit Committee.
The Nominating, Compliance and Corporate Governance Committee will identify nominees by first evaluating the current members of our Board of Directors whose terms are expiring and who are willing to continue in service. In doing so, the Committee will balance the skills and experience of such current directors, as well as the value of continuity of their service, with that of obtaining new perspectives for the Board.
For new nominees, the Committee will identify potential candidates based on input from members of the Board and management and, if the Committee deems it appropriate, from one or more third-party search firms. The Committee will seek new qualified director candidates from, among other areas, the traditional corporate/business environment, healthcare providers and other professional fields and governmental and regulatory agencies that are relevant to our Company’s business and objectives. The Committee will seek to include qualified and diverse director candidates, including women and individuals from minority groups, in the pool from which nominees are selected. In this regard, the Committee and the Board believe that a diverse Board can lead to improved company performance by encouraging new ideas, expanding the knowledge base available to the Board and management and fostering a boardroom environment and culture that promotes new perspectives, innovation and deliberation. The composition of our directors with respect to tenure and gender diversity are shown below.

Tenure
13%
25%
62%
4 or fewer years
5-9 years
10-14 years
15 plus years

Once a person has been identified by the Committee as a potential candidate, the Committee will assess, based on publicly available information regarding the person, whether the candidate should be considered further. If the Committee determines that the candidate warrants further consideration and the person expresses a willingness to be considered and to serve on the Board, the Committee will request information from the candidate, review his or her accomplishments and qualifications and conduct one or more interviews with the candidate. If the candidate appears qualified, committee members may also contact references provided by the candidate or other persons with first-hand knowledge of the candidate’s experience and accomplishments. Additionally, candidates may be requested to meet with some or all of the other members of the Board of Directors. Using the input from these interviews and the other information it has obtained, the Committee will determine whether it should recommend that the Board nominate, or elect to fill a vacancy with, a final prospective candidate. The Committee’s evaluation process is the same for candidates recommended by shareholders.
The authority and responsibilities of the Nominating, Compliance and Corporate Governance Committee are set forth in detail in its charter, which is available on our website located at www.angiodynamics.com under the “Investors-Corporate Governance-Highlights-Committee Charters-Nominating, Compliance & Corporate Governance Committee” caption. The information on our website is not a part of this proxy statement.
During our fiscal year ended May 31, 2024, the members of the Nominating, Compliance and Corporate Governance Committee were Jan Stern Reed, Eileen O. Auen, Wesley E. Johnson, Jr. and Michael E. Tarnoff. Our Board has determined that each director serving on the Nominating, Compliance and Corporate Governance Committee is independent under the Nasdaq listing standards. Ms. Reed serves as the Chair of the Committee. The Nominating, Compliance and Corporate Governance Committee met four times during the fiscal year ended May 31, 2024. All of such meetings were attended, either in person or telephonically, by all of the members of the Nominating, Compliance and Corporate Governance Committee. The Nominating, Compliance and Corporate Governance Committee did not take action by unanimous written consent during the fiscal year ended May 31, 2024.
Recommendations by Shareholders of Director Nominees
Shareholders may recommend individuals to the Nominating, Compliance and Corporate Governance Committee for consideration as potential director candidates by submitting their names and appropriate background and biographical information to the Nominating, Compliance and Corporate Governance Committee, c/o AngioDynamics, Inc., 14 Plaza Drive, Latham, New York 12110. Our shareholders also have the right to nominate director candidates without any action on the part of the Nominating, Compliance and Corporate Governance Committee or our Board of Directors by following the advance notice provisions of our by-laws as described under “Nomination of Directors.”
Meetings of the Board and Committees
Our Board of Directors held six meetings, either in person or by telephone, and took action by unanimous written consent on four occasions during our fiscal year ended May 31, 2024. Each incumbent director attended more than 75% of the meetings of the Board and of each committee of which he or she was a member that were held during the period in which he or she was a director or committee member.

Board Diversity
The following matrix summarizes the diversity of our Board pursuant to Nasdaq's Board Diversity Rule as of September 19, 2024.

Board Diversity Matrix as of September 19, 2024
Total Number of Directors: 8
Gender	Female	Male	Non-Binary	Did not Disclose Gender
Directors	4	4	0	0
Demographic Information
African American or Black	1	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
White	3	4	0	0
Two or more races or ethnicities	0	0	0	0
LGBTQ+	0	0	0	0
Did not Disclose Demographic Background	0	0	0	0

OWNERSHIP OF SECURITIES
The following table sets forth the AngioDynamics common stock beneficially owned by each of our current directors, each of our named executive officers, all of our current directors and executive officers as a group and each person known by us to beneficially own more than 5% of our common stock as of September 19, 2024. Except as otherwise noted, each individual director or named executive officer had sole voting and investment power with respect to the AngioDynamics common stock. As of September 19, 2024, there were 40,634,249 shares of our common stock outstanding. As of September 19, 2024, no director or executive officer beneficially owned more than 1% of the shares of our outstanding common stock. As of September 19, 2024, AngioDynamics’ current directors and executive officers as a group beneficially owned 5.4% of the shares of common stock outstanding.

Significant Shareholders
Name of Beneficial Owner	Number of Shares of Common Stock Owned as of September 19, 2024(a)	% of Outstanding Shares	Of Number of Shares Beneficially Owned, Number that May be Acquired Within 60 Days of September 19, 2024
5% Owners
BlackRock, Inc. 55 East 52nd Street New York, NY 10022	5,044,098 (b)	12.4%	—
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	2,268,461 (c)	5.6%	—
Millennium Management LLC 399 Park Avenue New York, NY 10022	2,056,380 (d)	5.1%	—
Beneficial Ownership of Management
Non-Employee Directors
Eileen O. Auen	112,043	*	25,000
Lorinda A. Burgess	37,582		—
Howard W. Donnelly	149,376	*	—
Wesley E. Johnson, Jr.	119,888	*	—
Karen A. Licitra	72,760	*	—
Jan Stern Reed	112,359	*	25,000
Michael C. Tarnoff	65,703	*	—
Named Executive Officers
James C. Clemmer	909,608	*	540,194
Stephen A. Trowbridge	258,121	*	144,006
Chad T. Campbell	142,518	*	69,832
Warren G. Nighan	109,320	*	75,503
Laura Piccinini	112,007	*	56,005
All directors and executive officers as a group (12 persons)(f)	2,201,285	5.4%	935,540
 *    Represents less than one percent of the number of shares outstanding at September 19, 2024.

(a)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Under those rules, although not outstanding, shares of common stock subject to options that are exercisable or will become exercisable within 60 days of September 19, 2024 and restricted stock units that will vest within 60 days of September 19, 2024 are deemed to be outstanding and to be beneficially owned by the person holding the securities for the purpose of computing the percentage ownership of the person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(b)
Share ownership information based upon a Schedule 13G filed by BlackRock, Inc. on January 23, 2024. According to the Schedule 13G, Blackrock, Inc. has sole voting power with respect to 4,613,787 shares and sole dispositive power with respect to 5,044,098 shares.

(c)
Share ownership information is based upon a Schedule 13G/A filed by the Vanguard Group on February 13, 2024. According to the Schedule 13G/A, the Vanguard Group has shared voting power with respect to 17,476 shares, sole dispositive power with respect to 2,236,191 shares and shared dispositive power with respect to 32,270 shares.

(d)
Share ownership information is based upon a Schedule 13G filed by Millennium Group Management LLC, Millennium
Management LLC and Israel A. Englander on May 30, 2024. According to the Schedule 13G, Millennium Group
Management LLC has shared voting power with respect to 2,056,380 shares. Pursuant to the Schedule 13G, the shares beneficially owned by Millennium Group Management LLC are held by entities subject to voting control and investment discretion by investment managers that may be controlled by Millennium Group Management LLC.

(e)	Includes all of the persons identified as non-employee directors and named executive officers.

Equity Compensation Plan Information
The following table sets forth information, as of May 31, 2024, with respect to compensation plans under which our equity securities are authorized for issuance.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights (3)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (4)
2004 Equity compensation plan approved by security holders	1,282,956 (1)	$15.47	—
2020 Equity compensation plan approved by security holders	2,703,633 (2)	$17.34	2,855,542

Total	3,986,589	$16.29	2,855,542

(1)	Includes (i) 1,210,114 stock options with a weighted-average exercise price of $15.47 and (ii) 72,842 restricted stock units.
(2)	Includes (i) 952,869 stock options with a weighted-average exercise price of $17.34, (ii) 1,008,056 restricted stock units and (iii) 742,708 performance share units.
(3)	Because there is no exercise price associated with restricted stock units and performance share units, such equity awards are not included in the calculation of the weighted-average exercise price shown here.
(4)	Reflects the number of securities remaining available for future issuance under the AngioDynamics, Inc. 2020 Equity Incentive Plan.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Business and Performance Overview
During fiscal year 2024, we continued to execute on our strategic transformation, including:
•Focusing on technologies and innovations that compete in large, fast growing, high-margin markets to produce measurable patient outcomes;
•Leveraging research and development and clinical and regulatory pathway expansion; and
•Attracting and retaining top talent.
In connection with our strategic transformation, we have organized our portfolio into two key platforms: Med Tech and Med Device. Med Tech comprises our high growth technology platforms including: our peripheral arterial disease Auryon Atherectomy laser, our Mechanical Thrombectomy products, including our AngioVac and AlphaVac products and our solid tumor ablation NanoKnife irreversible electroporation products. Med Device comprises our angiographic catheters, our EVLT products, our port products and our other Oncology products.
During our fiscal year ended May 31, 2024, we completed two transactions that streamlined our med device portfolio allowing us to better utilize our resources to support our growth strategy. In June of 2023, we sold our Dialysis Product Portfolio and BioSentry lung biopsy product businesses to Merit Medical. Later in the year, we sold our PICC and Midline portfolios to Spectrum Vascular which coincided with the discontinuation of our Radiofrequency and Syntrax support catheter businesses. In addition to the benefits of a more streamlined portfolio, the financial benefits of our portfolio optimization efforts were meaningful. When looking at the combined divestitures to Spectrum and Merit, we received approximately two times sales for the assets, giving us the ability to retire our outstanding debt and strengthen our balance sheet significantly.
Global macroeconomic conditions continued to impact our business in fiscal year 2024. The market continues to experience disruptions with respect to inflationary pressures, consumer demand, hospital operating procedures and workflow. Despite these persistent challenges, we made significant progress in our transformation into a customer-focused, technology-driven, growth-oriented company. We maintained our focus on disciplined investments in talent and technologies to drive revenue growth for our company in large, fast growing, highly profitable markets. In fiscal year 2024, we initiated and executed on strategic research & development and sales & marketing investments in our growth platforms, which drove growth in fiscal year 2024 and we believe positions us well for fiscal year 2025. Specifically, we completed enrollment in two important trials related to our AlphaVac and NanoKnife product lines, and we secured a 510k clearance as well as European Union CE mark approval for AlphaVac for the treatment of pulmonary embolism.

Highlights include:
Financial Highlights
•GAAP reported revenue decreased by 10.3% to $303.9 million, due to the sale of the PICCs, Midline, dialysis and BioSentry businesses, along with the discontinuation of the RadioFrequency Ablation and Syntrax product lines;
•On a pro forma basis, excluding revenue related to the sold or discontinued products, revenue grew 5.3%;
•Med Tech revenue grew 10.0%;
•GAAP reported Med Device revenue decreased 18.4%, on a pro forma basis, excluding revenue related to the sold or discontinued products, Med Device revenue grew 2.4%;
•Gross profit decreased by 50 bps to 50.9%, primarily due to inflationary pressures;
•Net loss increased by $131.9 million to $184.3 million, inclusive of a goodwill impairment of $159.5 million, or $3.98 per share; and
•Loss per share increased by $3.26 to a loss of $4.59, inclusive of a goodwill impairment of $159.5 million, or $3.98 per share.

Other Highlights
•Cumulative sales of Auryon of over $130 million since launch in September 2020;
•Full market release of the Auryon XL Radial Catheter;
•FDA clearance and CE Mark approval of the AlphaVac F18 thrombectomy system to treat pulmonary embolism;
•Completed enrollment of patients in the PRESERVE study for the use of NanoKnife in the prostate;
•Completed the divestiture of our dialysis and BioSentry tract sealant system business for $100 million;
•In connection with the divestiture we repaid all amounts owed under our then existing credit agreement;

•Completed the divestiture of our PICC, Midline and tip location businesses to Spectrum Vascular for up to $45 million;
•Settled the patent litigation with BD Bard; and
•Continued execution on our manufacturing outsourcing initiative.

Key Compensation Program Features and Governance Practices
We have set forth below certain key features of our executive compensation program applicable to our named executive officers and key compensation governance practices that strengthen the alignment of our named executive officers’ interests with those of our shareholders:

Key Compensation Program Features	Key Compensation Governance Practices
•For fiscal year 2024, 67% of our CEO's target total compensation was performance-based (including performance shares, options and short-term incentive compensation)	•Robust stock ownership guidelines to align executives with our shareholders regarding our long-term performance
•Mix of fixed and variable compensation, with a strong emphasis on variable, at-risk performance-based compensation	•Clawback policy that allows the Company to recoup incentive-based compensation paid to executive officers under certain circumstances
•Short- and long-term compensation opportunities with performance metrics tied to our strategy and performance (including relative total shareholder return)	•No option repricing or cash buyout of underwater options without shareholder approval
•50% of target long-term incentive opportunity is performance-contingent and measured over a three-year period	•Engagement of an independent compensation consultant with no other ties to the Company or management
•Full-value stock-based awards with four-year vesting to promote retention	•Change in control agreements with double trigger severance arrangements
•Double trigger change in control provision in the 2020 Long Term Incentive Plan	•Active engagement with investors
2023 Shareholder Advisory Vote on Executive Compensation
At our 2023 annual meeting, our shareholders approved, on an advisory basis, the compensation paid to our named executive officers, as disclosed under the compensation disclosure rules of the SEC, including the compensation discussion and analysis, the compensation tables and any related materials disclosed in the proxy statement for the 2023 annual meeting. The shareholder vote in favor of our named executive officer compensation totaled approximately 91.5 percent of all votes cast, including abstentions. The Compensation Committee considered the results of the 2023 vote and views the outcome as evidence of strong shareholder support of our executive compensation decisions and policies. Accordingly, the Compensation Committee did not change its general approach to executive compensation in fiscal year 2024.
Compensation Philosophy and Objectives
AngioDynamics operates in an extremely competitive industry. Our compensation philosophy is designed to:
•align our executive officers’ compensation with our business objectives and the interests of our shareholders;
•enable us to attract, motivate, engage and retain successful, qualified senior executive leadership talent necessary to achieve our long-term goals; and
•reward performance, company growth and advancement of our long-term strategic initiatives.
AngioDynamics generally sets executive compensation targets for cash and equity-based compensation within a competitive range of the 50th percentile of companies in a pre-determined comparable group through a combination of fixed and variable compensation. Our compensation program supports our “pay for performance” philosophy by targeting compensation within a competitive range of the 50th percentile with the opportunity to earn higher percentile actual pay when warranted by performance. Conversely, if performance falls below objectives, the programs are structured such that actual realized pay would vary accordingly.
AngioDynamics views these ranges of compensation targets as a guideline in setting and adjusting our compensation programs. While the Compensation Committee attempts to base compensation decisions on the most recent market data available, it also recognizes the importance of flexibility and customization, and may go above or below the targeted ranges for any individual or for any specific element of compensation as it sees appropriate. Individual executive compensation may be above or below the stated targets based on considerations such as individual performance, experience, history and scope of position, current market conditions and the specific needs of the business at critical points in time.
Within this overall philosophy, the Compensation Committee’s objectives are to:
•offer a total compensation package that takes into consideration the compensation practices of similarly situated companies with which we compete for exceptional senior level talent;
•provide annual cash incentive awards relative to attaining certain pre-determined financial metrics, along with completion of individual objectives;
•align financial incentives with shareholders’ interests through significant equity-based long-term incentives to senior management; and
•reward overachievement of goals with programs designed to have upside opportunity for participants, but also providing downsides if performance falls short.
Named Executive Officers
AngioDynamics’ named executive officers (or "NEOs") for fiscal year 2024 are as follows:

Executive Officer	Title
James C. Clemmer	President and Chief Executive Officer
Stephen A. Trowbridge	Executive Vice President and Chief Financial Officer
Chad T. Campbell	Senior Vice President and General Manager, Global Oncology and Vascular Access
Laura Piccinini	Senior Vice President and General Manager, Endovascular Therapies and International
Warren G. Nighan	Senior Vice President, Global Supply Chain, Quality and Regulatory Affairs
This Compensation Discussion and Analysis and the tables that follow describe compensation decisions regarding our NEOs.
Summary of Components of Executive Compensation
The following charts depict the mix of components of target compensation for our CEO and our other named executive officers established by our Compensation Committee for our fiscal year ended May 31, 2024. As demonstrated by the charts, a majority of each of our executive's target compensation is performance-based and at risk. Each of the components is described in more detail below.

CEO Target Compensation Composition
17%
17%
66%
Annual Cash Incentive Program
Long Term Equity
Base Salary

CFO Target Compensation Composition
18%
27%
55%
Annual Cash Incentive Program
Long Term Equity
Base Salary

SVP GM Global Oncology and Vascular Access Target Compensation Composition

24%
38%
38%
Annual Cash Incentive Program
Long Term Equity
Base Salary

SVP GM Endovascular Therapies and International Target Compensation Composition

21%
36%
43%
Annual Cash Incentive Program
Long Term Equity
Base Salary

SVP GM Global Supply Chain, Quality and Regulatory Affairs Target Compensation Composition

21%
43%
36%
Annual Cash Incentive Program
Long Term Equity
Base Salary

The Compensation Committee
The Compensation Committee is responsible for: (i) assisting the Board in developing and evaluating potential candidates for executive positions; (ii) reviewing and recommending to the Board the corporate goals and objectives with respect to our

CEO’s compensation on an annual basis; (iii) reviewing our CEO’s performance annually in light of the Committee’s established goals and objectives and recommending to the full Board (exclusive of the CEO) the compensation payable to the CEO; (iv) reviewing and approving the evaluation process, compensation structure and payouts for our other named executive officers annually and overseeing the CEO’s decisions concerning the performance and compensation of our other named executive officers; and (v) reviewing and ensuring our incentive compensation and other stock-based plans are administered consistent with the terms of such plans and recommending changes in such plans to the Board, as needed. The authority and responsibilities of the Compensation Committee are set forth in detail in its charter, which is available on our website located at www.angiodynamics.com under the “Investors-Corporate Governance-Highlights-Committee Charters-Compensation Committee” caption. The information on our website is not a part of this proxy statement.
Our Board of Directors has determined that all of the directors who were members of the Compensation Committee during our fiscal year ended May 31, 2024, Ms. Auen, Ms. Burgess, Ms. Licitra, Mr. Tarnoff and Mr. Meteny (through January 31, 2024), are independent under the Nasdaq listing standards. Although the Compensation Committee comprises solely independent directors, it does consider the recommendations, if any, provided by our CEO in determining the appropriate levels of compensation for our named executive officers, other than the CEO.
Independent Compensation Consultant
The Committee has the authority, in its sole discretion, to retain compensation consultants. In establishing executive compensation for fiscal year 2024, the Committee retained Meridian Compensation Partners, LLC (“Meridian”) as its compensation consultant based on its expertise and past service to the Committee. Meridian provided research, data analyses, benchmarking information and design expertise in developing compensation programs for executives and incentive programs for eligible employees. Meridian kept the Compensation Committee apprised of regulatory developments and market trends related to executive compensation practices. Meridian does not determine or recommend the exact amount or form of executive compensation for any of our executive officers or directors. Representatives of Meridian attended meetings of the Compensation Committee, as requested. The Committee assessed the independence of Meridian and concluded that no conflict of interest exists with respect to its services to the Compensation Committee. Among other things in fiscal year 2024, Meridian:
•analyzed our historical and current compensation practices and philosophies;
•performed a proxy pay level benchmarking review using peer group data and other industry specific surveys to analyze base salary, annual cash incentives, total cash compensation, long-term incentives, and total direct compensation paid to executives and summarized its findings in the form of a competitive pay analysis to inform fiscal year 2024 target compensation; and
•presented recommendations for comprehensive executive plan strategy and pay structure for fiscal year 2024, including base salary levels, design of the annual bonus program, design of long-term incentive programs and amount and allocation of short-term and long-term incentive compensation components.
Compensation Peer Group
For fiscal year 2024 compensation decisions, Meridian reassessed the list of peer companies to be used in compensation benchmarking analysis, focusing on publicly-traded medical device companies with revenues of approximately 1/3x to 3x our current revenue at the time of selection. The result of the analysis was the following peer group of 18 companies with our revenue positioned at approximately the median of the group at the time of selection.

Accuray Incorporated	Avanos Medical, Inc.	Globus Medical Inc.	Penumbra, Inc.
Alphatec Holdings, Inc.	Cardiovascular Systems, Inc	Lantheus Holdings, Inc.	STAAR Surgical Company
Artivian, Inc.	CONMED Corporation	LeMaitre Vascular, Inc.	Surgalign Holdings
AtriCure, Inc.	CryoLife, Inc.	Nevro Corp.	Surmodics, Inc.
Atrion Corporation	Glaukos Corporation	Orthofix Medical Inc.
In addition, as described below Meridian also assisted the Company in comprising the peer group for performance share awards granted in fiscal year 2024.
For fiscal year 2025 compensation decisions, Meridian performed a similar analysis resulting in the following peer group.

Accuray Incorporated	Atrion Corporation	Inari Medical, Inc.	STAAR Surgical Company
Alphatec Holdings, Inc.	AxoGen, Inc.	LeMaitre Vascular, Inc.	Surmodics, Inc.
Artivian, Inc.	Cutera, Inc.	Nevro Corp.
AtriCure, Inc.	Glaukos Corporation	Orthofix Medical Inc.
Components of Executive Compensation for Fiscal Year 2024
The three components of the compensation program for named executive officers are base salary, annual cash incentive compensation and long-term equity-based incentive awards in the form of performance share awards, stock options and restricted stock unit awards. The Compensation Committee administers these components with the goal of providing total compensation that is competitive in the marketplace, while recognizing meaningful differences in individual performance and offering the opportunity to earn superior rewards when merited by individual performance. The Compensation Committee’s policy is to establish ranges for base salary, annual cash incentive compensation and equity-based incentives for named executive officer positions, including that of the CEO, along with the full Board, with consideration to the amounts paid by similarly-situated companies, which include publicly traded companies of similar structure, revenue, and profitability in the medical device and life sciences industries.
Base Salaries
The base salary for each named executive officer is determined at levels considered appropriate for comparable positions at similarly situated companies, while generally targeting the 50th percentile for total cash compensation of executives at such similarly situated companies. Adjustments to each individual’s base salary are made based on annual performance reviews with consideration given to the executive’s performance as well as his/her salary compared with the range of those listed in the aforementioned survey and our executives generally. Among the criteria used in the annual performance reviews are the work and supervisory performance of the executive, demonstrated management and leadership skills, performance to specific established personal goals, and the strengths and weaknesses that the executive demonstrates on the job.
Base salary increases for the named executive officers occurred in fiscal year 2024, that were effective September 1, 2023 as summarized in the below table:

Name	Fiscal 2023 Base Salary	Fiscal 2024 Base Salary	Percentage Increase
James C. Clemmer	$760,000	$783,000	3.0%
Stephen A. Trowbridge	$428,480	$441,334	3.0%
Chad T. Campbell	$342,889	$353,176	3.0%
Laura Piccinini (1)	$336,009	$401,282	19.4%
Warren G. Nighan (2)	$346,914	$392,700	13.2%

(1)	Ms. Piccinini is paid in Euros, which was converted to U.S. Dollars using a period average exchange rate for fiscal years 2024 and 2023 of 1.08 Euro per Dollar and 1.05 Euro per Dollar, respectively. Based upon the spot rate on the date that Ms. Piccinini's base salary was set for fiscal year 2024, she received a 7% base salary increase and a promotion in March 2024.
(2)	Mr. Nighan received a promotion in March 2024.
Annual Cash Incentives
The Compensation Committee believes that a meaningful portion of the annual compensation of each named executive officer should be in the form of annual cash incentive compensation.
For our fiscal year ended May 31, 2024, annual cash incentive targets were based upon a mix of pre-determined financial metrics and the achievement of pre-determined corporate objectives with compensation up to a maximum of 200% of the target incentive payment amounts if we overachieve our targets. The table below sets forth the targets set by the Compensation Committee, the rationale for the particular goal and achievement against targets:

Goal	Rationale	Target	Target Bonus Percent	Achievement ($)	Achievement (% of Target Bonus Percent)	Bonus Payout (%)
Financial Metrics:							}
Net Sales(1)	Directly linked to creating long-term value for shareholders	$281.7 million	50%	$270.7 million	59%	30%
Adjusted EBITDA(2)		($5.0) million	30%	($3.2) million	150%	45%
Corporate Objectives:
Complete APEX enrollment	Directly linked to strategic plan and creating long-term value for shareholders	Qualitative	20%	Achieved target expectations	125%	25%
Develop commercialization launch plan for NanoKnife Prostate post indication								100%
Establish international data registry for AlphaVac
Develop long-term operating plan achieving improved gross margin profile and profitability
(1) The Net Sales target was adjusted to reflect pro forma results accounting for the divestitures completed in fiscal year 2024. (2) Adjusted EBITDA, excludes the amortization of intangibles, change in fair value of contingent consideration, acquisition, restructuring and other items and the tax effect of these items, and was adjusted to reflect pro forma results accounting for the divestiture completed in fiscal year 2024.
The achievement on the financial metrics as a percent of target is based upon pre-determined quantitative levels of achievements. For our corporate objectives, the Committee takes both a goal specific and a comprehensive evaluation approach to determine total achievement. Assessing the overall specifics with respect to each goal, as well as the impact of these activities on the Company's strategic transformation and the fiscal year operating resulting, including revenue growth, gross margin and adjusted earnings per share, the Committee awarded attainment of 125% of our corporate objective metrics.
In fiscal year 2024, the target incentive payment amounts and the actual payout amounts, each as a percentage of base salary, for the named executive officers were as follows:

Name	Target as a Percentage of Base Salary	Actual Payout as a Percentage of Target	Actual Payout as a Percentage of Base Salary	Total Amount Paid
James C. Clemmer	100%	100%	100%	$783,000
Stephen A. Trowbridge	65%	100%	65%	$286,867
Chad T. Campbell	60%	100%	60%	$211,906
Laura Piccinini	60%	100%	60%	$240,769
Warren G. Nighan	50%	100%	50%	$196,350

Long-Term, Equity-Based Incentive Awards
In 2020, we adopted the AngioDynamics, Inc. 2020 Equity Incentive Plan, (the "2020 Plan"). The 2020 Plan provides for the grant of incentive awards, including performance share awards, performance unit awards, restricted stock awards and restricted stock unit awards, as well as incentive and non-qualified stock options and stock appreciation rights. The Compensation Committee believes that including equity grants as a significant component of executive compensation aligns our executives’ interest with those of our shareholders. The Compensation Committee has made grants of stock options, restricted stock unit awards and performance share awards and, in the future, expects to offer additional awards under equity plans approved by the shareholders in order to provide named executive officers with an opportunity to share, along with shareholders, in our long-term performance and to reward these individuals for their contribution to our performance.

The target value of stock options, restricted stock units or performance share awards granted to each named executive officer is based upon several factors, including: (i) position with AngioDynamics; (ii) base salary; (iii) performance; and (iv) the grants made, on average, by similarly situated companies to executives with similar responsibilities. For our fiscal year ended May 31, 2024, the Compensation Committee set targets of total long-term incentive awards as follows:

Name	Target Long-term Incentive Awards %		Composition
James C. Clemmer	400% of base salary	}	50% performance share awards 25% restricted stock units 25% options
Stephen A. Trowbridge	200% of base salary
Chad T. Campbell	85% of base salary
Laura Piccinini	120% of base salary
Warren G. Nighan	100% of base salary
For long term inventive awards made in fiscal year 2024, the Committee determined to grant each of the named executive officers 100% of target.

The Compensation Committee and the Board of Directors believe that this annual long-term incentive program provides a strong pay for performance orientation while effectively incentivizing management decision making and providing appropriate retention incentives. Performance share award payouts are directly tied to AngioDynamics’ performance and total shareholder return relative to a peer group of companies with similar risk profiles to AngioDynamics. Stock options effectively incentivize management to maximize company performance, as the value of options is directly tied to appreciation in the value of our common stock. Stock options also provide an effective retention mechanism because awards, including fiscal year 2024 awards, typically vest over four years. The exercise price of options granted under our plan must be at least 100% of the fair market value of the underlying stock on the date of grant. Restricted stock units are intended to retain key management through vesting periods, with the opportunity for capital accumulation and more predictable long-term incentive value than stock options. Restricted stock unit awards, including fiscal year 2024 awards, typically vest equally over a four-year period and are settled in shares of AngioDynamics' common stock if the employee remains active with the Company through the vesting date.

Performance share awards are generally made each year with awards having a three-year term with payouts to be made in shares of AngioDynamics’ common stock at the end of the term depending on performance against pre-determined goals. For the fiscal year 2024 awards (granted on July 19, 2023), 100 percent of the performance shares will be measured based on our cumulative revenue over the three-year performance period. At the beginning of the performance period, the threshold, target and maximum revenue goals were set by the Compensation Committee for the entire three-year performance period. For fiscal year 2024, the Committee based the award 100% on revenue because of the Company's three-year strategic plan focused on revenue growth and investment focused on our Med Tech platforms, while continuing with short-term incentive metrics to link performance to an Adjusted EBITDA metric. The revenue goal established by the Committee is designed to be difficult but achievable if the executives deliver strong performance.
At the end of the performance period, the total number of shares eligible to vest is subject to a relative total shareholder return (“TSR”) modifier to more closely align management and shareholder interests. The TSR modifier can adjust the aggregate number of shares eligible to vest at the end of the three-year period up or down by a maximum of 20% at the 75th and 25th percentile of performance relative to a peer group of companies with similar risk profiles to AngioDynamics. The modifier will be calculated on a straight-line basis for relative TSR performance between the 75th and 25th percentiles. Therefore, with the TSR modifier applied, 0% to 240% of the total target number of shares subject to the fiscal year 2024 performance share unit awards will be eligible to vest at the end of the three-year performance period.
The Compensation Committee approves all equity awards granted to our NEOs and Board on or before the grant date. Annual equity awards are generally granted effective after our applicable fiscal year-end earnings release following the decision to make the grant, regardless of the timing of the decision. Our Compensation Committee has elected to grant equity-based awards shortly following our earnings releases so that the equity-based awards are granted (and valued) at a point in time when the most important information about our company then known to management and our board is likely to have been disseminated in the market. The Compensation Committee may also grant equity awards at other times during the year due to special circumstances, including to new executive officers upon hire or promotion or a change in an executive officer’s role. As a matter of good corporate governance, we do not grant equity awards in anticipation of the release of material nonpublic information and, in any event, we do not time the release of material nonpublic information in coordination with grants of equity awards in a manner that intentionally benefits our NEOs or directors.

The peer group for performance share awards granted in fiscal year 2024 is set forth in the table below.

Abbott Laboratories	Globus Medical, Inc.	NovoCure Limited
Accuray Inc.	Hologic, Inc.	Omnicell, Inc.
Alphatec Holdings, Inc.	IDEXX Laboratories, Inc.	Orthofix Medical Inc.
Baxter International Inc.	InMode Ltd	Penumbra, Inc.
Becton, Dickinson & Company	Inogen, Inc.	QuidelOrtho Corporation
Boston Scientific Corporation	Insulet Corporation	ResMed Inc.
CONMED Corporation	Integer Holdings Corporation	ShockWave Medical, Inc.
Cryoport, Inc.	Integra Lifesciences Holdings Corporation	Steris Corporation
Cue Health Inc.	Intuitive Surgical, Inc.	Stryker Corporation
Cutera, Inc.	iRhythm Technologies, Inc.	Tactile Systems Technology, Inc.
Dexcom, Inc.	LivaNova PLC	Tandem Diabetes Care, Inc.
Edwards Lifesciences Corp	LumiraDx Limited	Teleflex Incorporated
Enovis Corporation	Masimo Corporation	Varex Imaging Corporation
Envista Holdings Corporation	Medtronic plc	Zimmer Biomet Holdings, Inc.
Glaukos Corporation	Nevro Corp.	ZimVie Inc.
Except as described below under "Potential Payments Upon Termination or Change in Control," in the event of the named executive officer’s termination of employment, all of his or her unvested options, restricted stock units and performance share awards are generally forfeited in accordance with the provisions of the 2004 Plan, the 2020 Plan and the applicable grant agreement.
For our fiscal year ended May 31, 2024, based upon the Black-Scholes valuation for our options as of July 19, 2023, the Compensation Committee granted the following options to our named executive officers, which vest ratably over four years:

Executive Officer	Number of Options	Grant Date Fair Value
James C. Clemmer	190,778	$820,000
Stephen A. Trowbridge	59,378	$255,219
Chad T. Campbell	23,561	$101,270
Laura Piccinini	29,322	$126,032
Warren G. Nighan	20,750	$89,188
For our fiscal year ended May 31, 2024, based upon the closing price for our common stock as of July 19, 2023, the Compensation Committee granted the following restricted stock units for our named executive officers, which vest ratably over four years:

Executive Officer	Number of Restricted Stock Units	Grant Date Fair Value
James C. Clemmer	92,181	$822,255
Stephen A. Trowbridge	28,691	$255,924
Chad T. Campbell	11,384	$101,545
Laura Piccinini	14,168	$126,379
Warren G. Nighan	10,026	$89,432
For our fiscal year ended May 31, 2024, the Compensation Committee granted the following performance share awards for our named executive officers with a target number of performance shares as follows:

Executive Officer	Target Number of Performance Shares	Grant Date Fair Value at Target
James C. Clemmer	184,361	$1,756,960
Stephen A. Trowbridge	57,381	$546,841
Chad T. Campbell	22,768	$216,979
Laura Piccinini	28,336	$270,042
Warren G. Nighan	20,052	$191,096

Equity grants made to our named executive officers in fiscal year 2024 are set forth below in the table titled “Grants of Plan-Based Awards for Fiscal Year 2024.”
Vesting of Fiscal 2022 Performance Share Awards
Goals: The Fiscal 2022 Performance Share Awards had a three year performance period from June 1, 2021 through May 31, 2024. These grants were structured with performance targets linked to cumulative revenue over a three year performance period. Performance against these financial targets is then modified by relative TSR achievement over the performance period against a pre-determined comparator group.
The Compensation Committee believes that the respective revenue and Adjusted EPS goals when established were difficult to achieve and that their achievement would reflect executive performance that would benefit the Company and its shareholders over the long term.
The Company achieved revenue of $925.7 million, which resulted in 99.6% achievement and corresponded to a payout percentage of 94%. The Company achieved a relative TSR ranking versus the applicable peer group of the 11th percentile which resulted in a 20% reduction of the ultimate payout percentage. As a result, 75.2% of Mr. Clemmer's, Mr. Trowbridge's, Mr. Campbell’s, Ms. Piccinini's and Mr. Nighan's fiscal 2022 grant of performance share awards were earned.

Executive Officer	Threshold (#) (1)	Target (#) (1)	Maximum (#) (1)	Actual (#)
James C. Clemmer	—	74,840	149,680	56,279
Stephen A. Trowbridge	—	14,817	29,634	11,142
Chad T. Campbell	—	8,777	17,554	6,600
Laura Piccinini	—	5,903	11,806	4,439
Warren G. Nighan	—	7,550	15,100	5,677
(1) Excluding TSR modifier.
Other Compensation Considerations
CEO Employment Agreement
On April 1, 2016, AngioDynamics entered into an employment agreement with James C. Clemmer, appointing Mr. Clemmer as President and Chief Executive Officer of the Company, effective April 4, 2016. Pursuant to that employment agreement, Mr. Clemmer, serves as the Company’s President and CEO for successive one-year terms unless either party notifies the other in writing not later than March 1 immediately prior to the anniversary of the employment agreement effective date. Mr. Clemmer’s employment agreement provides him with an annual base salary ($783,000 in fiscal year 2024) and eligibility for an annual bonus with a target level of 100% of his base salary, payable based upon our achievement of pre-determined financial metrics as discussed in further detail above. In addition, pursuant to the agreement, Mr. Clemmer is eligible to receive (i) an executive car allowance of $1,500 per month (less applicable taxes) and (ii) reimbursement for reasonable business expenses incurred during the period of employment subject to the Company’s expense reimbursement policies. Mr. Clemmer is eligible to participate in the benefit and perquisite plans and programs generally available to senior executives of the Company, including health insurance, life and disability insurance, the Employee Stock Purchase Plan, 401(k) plan and flexible spending plan. The employment agreement also provides Mr. Clemmer with severance benefits in certain circumstances, as more fully described below.
Stock Ownership Guidelines
To further align the interests of management and shareholders, we maintain stock ownership guidelines for our senior executive officers, including our named executive officers. Our CEO is required to hold a number of shares with a value equal to three times his or her base salary, while our EVP and CFO and each of our SVPs are required to hold a number of shares with a value equal to one times his or her base salary. A senior executive who holds a number of shares less than the applicable ownership level must hold 100% of all Net Shares (as defined below) granted by the Company until the ownership level is met. "Net Shares" are all shares received pursuant to all Company equity awards excluding shares sold to cover (i) the exercise price of options and/or (ii) taxes. The Compensation Committee is mindful that each individual’s personal circumstances will affect progress toward the targeted levels of stock ownership. Senior executives who are unable to achieve or maintain the targeted level of ownership may consult with the Compensation Committee with respect to a hardship exemption. Each of our named executive officers is currently in compliance with the applicable holding requirements.

Hedging and Pledging Policy
Our Insider Trading Policy prohibits directors and employees, including named executive officers, from engaging in hedging or monetization transactions, such as zero-cost collars and forward sale contracts, and from engaging in borrowing against AngioDynamics’ securities held in a margin account, or pledging AngioDynamics’ securities as collateral for a loan.
Clawback Policy
If any award (including an annual cash incentive award as well as a long-term equity-based incentive award) was granted to an AngioDynamics’ executive and the Compensation Committee (or the Board of Directors) later determines that the financial results of the Company used to determine the amount of that award, or any payment under that award, whether to the executive or to the executive’s beneficiary, are materially restated and that such executive engaged in fraud or intentional misconduct with respect to the inputs to, or determination of, such financial results, the Company will seek repayment or recovery of the award, as the Board of Directors in its sole discretion determines is reasonable and appropriate, notwithstanding any contrary provision of any incentive plan. In addition, the Compensation Committee or the Board of Directors may provide that any executive and/or any award, including any shares subject to or issued under an award, is subject to any other recovery, recoupment, clawback and/or other forfeiture policy maintained by the Company from time to time.
In addition, the Company has adopted an Executive Compensation Recoupment Policy that provides that the Company will recover reasonably promptly the amount of erroneously awarded incentive based compensation to an executive officer in the event that the Company is required to prepare an accounting restatement due to the material non-compliance of the Company with any financial reporting requirement under the United States Securities Laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period.
Finally, the Company’s 2004 Plan, as amended, and the 2020 Plan each includes clawback provisions that provide that any award (including annual cash incentive awards as well as long-term equity-based incentive awards) granted to an executive are subject to repayment if the Compensation Committee or the Board of Directors later determines that the financial results of the Company upon which such awards were based are materially restated and such executive engaged in fraud or intentional misconduct in connection with such financial results.
Perquisites
All executives of AngioDynamics are entitled to an automobile allowance of $1,200 per month ($1,500 in the case of our CEO) and we will cover the employee's expenses for mileage or gas for company related business.
Deferred Compensation Program
We do not sponsor or maintain any non-qualified deferred compensation programs for the benefit of any of our named executive officers.
Severance and Change in Control Arrangements
As described more fully below under the heading entitled “Potential Payments Upon Termination or Change in Control,” we maintain various arrangements with our named executive officers under which they may be eligible for severance payments and benefits, including change in control benefits. Given our relative size in our industry and the continued trend toward consolidation in our industry, we believe that we need strong, market competitive change in control benefits to attract and retain key executives. We believe this to be particularly important during and beyond an acquisition to ensure the ongoing success of our business and to maximize value for our shareholders. Each of our change in control agreements contains a “double trigger” whereby there must be both a change in control and a qualifying termination of employment before payment of such benefits thereunder to the executive. We believe that these agreements encourage retention by providing an incentive for the executive to remain with us until the completion of a pending change in control and by providing security to the executive, either in the form of continued employment or severance benefits, following a change in control.
Compensation Policies and Practices Relating to Risk Management
Each year, the Compensation Committee reviews our compensation programs applicable to all employees and reviews and approves the compensation program applicable to executives, including the named executive officers. Based on the Compensation Committee’s review of the terms and elements of these programs, as well as our practices and policies, the Compensation Committee determined that the Company’s compensation policies and practices are appropriately designed to provide incentives for our employees without creating an inappropriate risk of excessive risk taking. Among other factors, the Compensation Committee’s compensation philosophy generally discourages excessive risk taking by, among other things:
•targeting base salary at or near a reasonable range around the 50th percentile of comparable companies, providing meaningful compensation at a competitive and market-appropriate level;
•designing total compensation programs to include a meaningful amount of long-term incentive compensation;
•balancing the composition of the Company’s long-term incentive program to include time based restricted stock units and stock options to go along with performance shares;
•capping the total payout of short-term cash incentive opportunities, as well as the maximum number of shares that can be earned under the performance-based component of LTI;
•adopting a code of ethics and business conduct applicable to all employees and directors; and
•maintaining incentive plans that, in aggregate, assess performance multi-dimensionally, including top line, bottom line, TSR and qualitative measures.

In addition, the Company’s 2004 Plan, as amended, and the 2020 Plan each includes clawback provisions that provide that any award (including annual cash incentive awards as well as long-term equity-based incentive awards) granted to an executive are subject to repayment if the Compensation Committee or the Board of Directors later determines that the financial results of the Company upon which such awards were based are materially restated and such executive engaged in fraud or intentional misconduct in connection with such financial results. See Clawback Policy set forth in this Compensation Discussion and Analysis.
Based on the Compensation Committee’s review, the Company has concluded that the risks arising from its compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on the Company.
Compensation Committee Report on Executive Compensation
The Compensation Committee of the Board of Directors evaluates and makes recommendations to the Board of Directors regarding the compensation of the CEO and approves the compensation of our other named executive officers. The Compensation Committee also administers all executive compensation programs, incentive compensation plans and equity-based plans and all other compensation and benefit programs currently in place. We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement for filing with the SEC.
Eileen O. Auen (Chairman)
Lorinda Burgess
Karen A. Licitra
Michael E. Tarnoff

Summary Compensation Table for Fiscal Year 2024
The following table sets forth information concerning the compensation for services, in all capacities for our fiscal year ended May 31, 2024 of our named executive officers.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (3)	All Other Compensation ($)(4)	Total ($)
James C. Clemmer	2024	783,000	—	2,579,215	820,002	783,000	—	40,754	5,005,971
President, CEO	2023	756,154	—	2,281,808	718,967	190,000	—	36,762	3,983,691
	2022	736,154	—	3,156,377	991,335	740,000	—	35,862	5,659,728
Stephen A. Trowbridge	2024	441,334	—	802,765	255,219	286,867	—	36,069	1,822,254
EVP, CFO	2023	425,311	—	548,911	172,949	69,628	—	33,080	1,249,879
	2022	409,692	—	624,894	196,264	267,800	—	32,077	1,530,727
Chad T. Campbell	2024	353,176	—	318,524	101,270	211,906	—	27,675	1,012,551
SVP & GM, Global Oncology and Vascular Access	2023	339,749	—	274,904	86,623	51,433	—	25,327	778,036
	2022	324,146	—	370,157	116,259	195,937	—	24,110	1,030,609
Laura Piccinini (5)	2024	401,282	—	396,421	126,032	240,769	—	64,876	1,229,380
SVP & GM, Endovascular Therapies and International	2023	334,378	—	303,494	95,627	50,401	—	59,536	843,436
	2022	355,679		483,872	510,582	177,839	—	101,004	1,628,976
Warren Nighan	2024	392,700	—	280,527	89,188	196,350	—	36,317	995,082
SVP & GM, Global Supply Chain, Quality and Regulatory Affairs

(1)
Stock Awards: The stock awards column represents aggregate grant date fair value of restricted stock unit awards and performance share awards granted in the respective fiscal year as computed in accordance with FASB ASC Topic 718, Compensation - Stock Compensation. Accordingly, the grant date fair value of restricted stock units was determined by multiplying the number of restricted stock units by the closing stock price on the date of grant, while the grant date fair value of performance share awards was determined using a Monte Carlo simulation. The assumptions used in the valuation of stock-based awards are discussed in Note 14 to our Audited Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended May 31, 2024. The table below shows the grant date fair value of the performance share awards included in the stock awards column for each year, and the maximum grant date value assuming that the highest level of performance conditions was achieved:

	Performance Shares
Name	Grant Date	Grant Date Fair Value	Maximum Grant Date Value (a)
James C. Clemmer	7/19/2023	$1,756,960	$3,513,920
	7/20/2022	$1,569,294	$3,138,588
	7/21/2021	$2,165,121	$4,330,242
Stephen A. Trowbridge	7/19/2023	$546,841	$1,093,682
	7/20/2022	$377,511	$755,022
	7/21/2021	$428,656	$857,312
Chad T. Campbell	7/19/2023	$216,979	$433,958
	7/20/2022	$189,064	$378,128
	7/21/2021	$253,919	$507,838
Laura Piccinini	7/19/2023	$270,042	$540,084
	7/20/2022	$208,719	$417,438
	7/21/2021	$170,774	$341,548
Warren G. Nighan	7/19/2023	$191,096	$382,192
	7/20/2022	$162,461	$324,922
	7/21/2021	$218,422	$436,844
(a) Excludes TSR modifier. For maximum grant date value with the TSR modifier see Grants of Plan-Based Awards for Fiscal Year 2024.

(2)
Option Awards: The option awards column represents the aggregate grant date fair value of stock option awards granted in the respective fiscal year as computed in accordance with FASB ASC Topic 718, Compensation - Stock Compensation. The fair value of each stock option award is estimated on the grant date using the Black-Scholes option valuation model. The assumptions used in the valuation of stock-based awards are discussed in Note 14 to our Audited Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended May 31, 2024.

(3)
For each of the Named Executive Officers, the amounts reported in Non-Equity Incentive Plan Compensation include the payments under our fiscal year 2024 annual cash incentive program, as described above under “Annual Cash Incentives.”

(4)	For each of the Named Executive Officers, the amounts reported in All Other Compensation include amounts we contributed as matching contributions under the 401(k) Plan, car allowance, payments for leased vehicles and housing allowance in connection with commencement of employment and are provided in the table below:

Name	Fiscal Year	401(k) Match ($)	Car Allowance ($)	Housing Allowance ($)	Total All Other Compensation ($)
James C. Clemmer	2024	22,062	18,692	—	40,754
	2023	18,762	18,000	—	36,762
	2022	17,862	18,000	—	35,862
Stephen A. Trowbridge	2024	21,115	14,954	—	36,069
	2023	18,680	14,400	—	33,080
	2022	17,677	14,400	—	32,077
Chad T. Campbell	2024	12,720	14,954	—	27,674
	2023	10,927	14,400	—	25,327
	2022	9,710	14,400	—	24,110
Laura Piccinini	2024	21,784	10,625	32,466	64,875
	2023	19,614	8,555	31,368	59,537
	2022	18,982	13,622	68,400	101,004
Warren G. Nighan	2024	21,363	14,954	—	36,317

(5)	Ms. Piccinini commenced employment with the Company on June 1, 2021 and is paid in Euros, which was converted to U.S. Dollars using a period average exchange rate for fiscal years 2024 and 2023 of 1.08 Euro per Dollar and 1.05 Euro per Dollar, respectively.

Grants of Plan-Based Awards for Fiscal Year 2024
The following table provides information with respect to options to purchase shares of Common Stock, restricted stock units and performance awards granted to the named executive officers in fiscal year 2024.

Name	Grant Date(2)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Market Value of Stock and Option Awards ($)(5)
		Threshold ($)(3)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
James C. Clemmer	—	31,320	783,000	1,566,000	—	—	—	—	—	—	—
	7/19/2023	—	—	—	29,498	184,361	442,466	—	—	—	1,756,960
	7/19/2023	—	—	—	—	—	—	92,181	—	—	822,255
	7/19/2023	—	—	—	—	—	—	—	190,778	8.92	820,002
Stephen A. Trowbridge	—	11,475	286,867	573,734	—	—	—	—	—	—	—
	7/19/2023	—	—	—	9,181	57,381	137,714	—	—	—	564,841
	7/19/2023	—	—	—	—	—	—	28,691	—	—	255,924
	7/19/2023	—	—	—	—	—	—	—	59,378	8.92	255,219
Chad T. Campbell	—	8,476	211,906	423,812	—	—	—	—	—	—	—
	7/19/2023	—	—	—	3,643	22,768	54,643	—	—	—	216,979
	7/19/2023	—	—	—	—	—	—	11,384	—	—	101,545
	7/19/2023	—	—	—	—	—	—	—	23,561	8.92	101,270
Laura Piccinini	—	9,631	240,769	481,538	—	—	—	—	—	—	—
	7/19/2023	—	—	—	4,534	28,336	68,006	—	—	—	270,042
	7/19/2023	—	—	—	—	—	—	14,168	—	—	126,379
	7/19/2023	—	—	—	—	—	—	—	29,322	8.92	126,032
Warren G. Nighan	—	7,854	196,350	392,700	—	—	—	—	—	—	—
	7/19/2023	—	—	—	3,208	20,052	48,125	—	—	—	191,096
	7/19/2023	—	—	—	—	—	—	10,026	—	—	89,432
	7/19/2023	—	—	—	—	—	—	—	20,750	8.92	89,188

(1)
The amounts shown under “Estimated Future Payouts under Non-Equity Incentive Plan Awards” represent the threshold, target, and maximum amounts payable under our fiscal year 2024 annual cash incentive program, as described above under “Annual Cash Incentives.”

(2)
Grant Date pertains to the grant date of fiscal year 2024 stock option, restricted stock unit, and performance share awards. For a description of the vesting terms applicable to fiscal year 2024 equity awards, please refer to the above discussion under “Long-Term, Equity-Based Incentive Awards.”

(3)	Threshold represents the minimum amount earned if one of the financial metrics under the plan on which 20% of the bonus is based were achieved at the minimum level needed for any payment.
(4)	These options have a ten-year term.
(5)
Represents grant-date fair value based on FASB ASC 718 for fiscal year 2024 equity grants. The assumptions used in the valuation of stock-based awards are discussed in Note 14 to our Audited Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended May 31, 2024.

Outstanding Equity Awards at Fiscal 2024 Year-End
The following table summarizes the number of securities underlying outstanding equity awards for the named executive officers on May 31, 2024.

	Option Awards (1)					Stock Awards (2)
		Number of Securities Underlying Unexercised Options (#)					Shares or Units of Stock That Have Not Vested			Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested
Name	Option Grant Date	Exercisable	Unexercisable	Option Exercise Price ($)	Option Expiration Date	Grant Date	Number (#)(3)	Market Value ($)	Grant Date	Number (#)(4)	Market or Payout Value ($)
James C. Clemmer	7/26/17	77,627	—	16.55	7/26/27	7/14/20	13,609	85,873	7/21/21	74,840	472,240
	7/18/18	55,651	—	20.93	7/18/28	7/21/21	18,710	118,060	7/20/22	66,187	417,640
	7/17/19	83,967	—	21.54	7/17/29	7/20/22	24,821	156,621	7/19/23	184,361	1,163,318
	7/14/20	120,178	40,059	9.92	7/14/30	7/19/23	92,181	581,662	—	—	—
	7/21/21	50,834	50,833	26.49	7/21/31	—	—	—	—	—	—
	7/20/22	19,383	58,147	21.53	7/20/32	—	—	—	—	—	—
	7/19/23	—	190,778	8.92	7/19/33	—	—	—	—	—	—
Stephen A. Trowbridge	7/26/17	13,018	—	16.55	7/26/27	7/14/20	3,781	23,858	7/21/21	14,817	93,495
	7/18/18	9,324	—	20.93	7/18/28	7/21/21	3,704	23,372	7/20/22	15,922	100,468
	7/18/18	5,708	—	20.93	7/18/28	7/20/22	5,971	37,677	7/19/23	57,381	362,074
	7/17/19	13,975	—	21.54	7/17/29	7/19/23	28,691	181,040	—	—	—
	2/3/20	18,204	—	13.74	2/3/30	—	—	—	—	—	—
	7/14/20	33,383	11,127	9.92	7/14/30	—	—	—	—	—	—
	7/21/21	10,064	10,064	26.49	7/21/31	—	—	—	—	—	—
	7/20/22	4,663	13,987	21.53	7/20/32	—	—	—	—	—	—
	7/19/23	—	59,378	8.92	7/19/33	—	—	—	—	—	—
Chad T. Campbell	7/26/17	11,744	—	16.55	7/26/27	7/14/20	1,682	10,613	7/21/21	8,777	55,383
	7/18/18	8,422	—	20.93	7/18/28	7/21/21	2,194	13,844	7/20/22	7,974	50,316
	7/18/18	2,854	—	20.93	7/18/28	7/20/22	2,991	18,873	7/19/23	22,768	143,666
	7/17/19	10,361	—	21.54	7/17/29	7/19/23	11,384	71,833	—	—	—
	7/14/20	14,850	4,950	9.92	7/14/30	—	—	—	—	—	—
	7/21/21	5,962	5,961	26.49	7/21/31	—	—	—	—	—	—
	7/20/22	2,336	7,005	21.53	7/20/32	—	—	—	—	—	—
	7/19/23	—	23,561	8.92	7/19/33	—	—	—	—	—	—
Laura Piccinini	6/1/21	25,000	25,000	23.49	6/1/31	6/1/21	5,000	31,550	7/21/21	5,903	37,248
	7/21/21	4,010	4,009	26.49	7/21/31	7/21/21	1,476	9,314	7/20/22	8,803	55,547
	7/20/22	2,578	7,734	21.53	7/20/32	7/20/22	3,302	20,836	7/19/23	28,336	178,800
	7/19/23	—	29,322	8.92	7/19/33	7/19/23	14,168	89,400
Warren G. Nighan	7/26/17	11,943	—	16.55	7/26/27	7/14/20	1,752	11,055	7/21/21	7,550	47,641
	7/18/18	8,562	—	20.93	7/18/28	7/21/21	1,888	11,913	7/20/22	6,852	43,236
	7/18/18	6,659	—	20.93	7/18/28	7/20/22	2,570	16,217	7/19/23	20,052	126,528
	7/17/19	10,790	—	21.54	7/17/29	7/19/23	10,026	63,264	—	—	—
	7/14/20	15,465	5,154	9.92	7/14/30	—	—	—	—	—	—
	7/21/21	5,128	5,128	26.49	7/21/31	—	—	—	—	—	—
	7/20/22	2,007	6,020	21.53	7/20/32	—	—	—	—	—	—
	7/19/23	—	20,750	8.92	7/19/33	—	—	—	—	—	—

(1)	Stock options vest 25% on each of the first four anniversaries following the grant date.
(2)	The value of restricted stock units and performance share awards is determined using the closing price of our common stock on May 31, 2024 (the last trading day in fiscal year 2024) of $6.31.
(3)	Restricted stock units vest 25% on each of the first four anniversaries following the grant date.
(4)	The 2022, 2023 and 2024 performance share awards vest at the end of the third fiscal year following each respective grant, subject to (a) achievement of performance metrics, (b) continuous employment through the performance period, and (c) certification by the Compensation Committee (or the Board in the case of the CEO), which in the case of the 2022 performance share awards occurred in July 2024. The performance share awards in this table reflect the target number of shares that were granted.
Option Exercises and Stock Vested for Fiscal Year 2024
The following table summarizes the stock option exercises and shares vested by the named executive officers during our fiscal year ended May 31, 2024.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
James C. Clemmer	—	—	107,189	965,790
Stephen A. Trowbridge	—	—	29,365	260,318
Chad T. Campbell	—	—	13,160	118,602
Laura Piccinini	—	—	4,338	40,098
Warren G. Nighan	—	—	13,323	120,192
Potential Payments upon Termination or Change in Control
The Company maintains the following arrangements under which it provides compensation or benefits to our named executive officers by reason of a termination of employment or change in control.

CEO Employment Agreement

Under our employment agreement with Mr. Clemmer, if (A) his employment is terminated by the Company other than (1) in connection with a change in control of the Company (as defined in his change in control agreement described below) or (2) as a result of Mr. Clemmer’s (a) death, (b) disability, or (c) “Cause” (as defined in the employment agreement), or (B) if Mr. Clemmer’s employment is terminated by Mr. Clemmer for “Good Reason” (as defined in the employment agreement), then, subject to Mr. Clemmer’s execution of an effective release of claims in favor of the Company and continued compliance with certain restrictive covenants, including certain noncompete obligations, the Company will pay Mr. Clemmer his base salary for a 12-month severance period plus a prorated annual bonus for the fiscal year in which the termination occurs, with the amount of such prorated bonus to be determined by reference to the average of all annual bonuses (including any deferred bonuses) awarded to Mr. Clemmer during the 36 months immediately preceding the termination. The Company also would pay Mr. Clemmer’s COBRA/insurance premium for 12 months (or, if earlier, until Mr. Clemmer secures new full-time employment), and he would be entitled to continued vesting of his then outstanding equity awards for the 12-month period following his termination.

Executive Severance Policy
Our named executive officers may be eligible for severance payments and benefits under our AngioDynamics Senior Executive Severance Pay Guidelines.
A senior executive may be eligible to receive severance benefits in the following situations:
•The elimination of the executive’s job or position;
•The relocation of the executive’s job or position to a location in excess of 60 miles from the current location of employment; or
•Divestment of the executive’s business or business unit, unless the acquiring/successor entity offers continuing employment that does not involve a major relocation, as described above.

A senior executive would generally not be eligible for severance benefits in the following situations:
•Terminations for performance reasons, including, violating work rules;
•Voluntary resignations;
•In the event of an asset or stock sale, where the executive continues employment with a successor in interest to AngioDynamics or any of either its or AngioDynamics’ subsidiaries, affiliates or joint ventures; or
•A transfer or reassignment of the executive to another location, division, subsidiary, affiliate or joint venture that does not result in a major relocation as described above.
EVPs and SVPs who report directly to the CEO are entitled to an aggregate severance benefit equal to 12 months of base salary and continuation of health benefits for 12 months.
In general, the CEO is eligible for a severance benefit equal to 18 months of base salary, unless a different severance benefit is set forth in an effective agreement as noted for Mr. Clemmer above.

 Payments are generally made in accordance with the Company’s regular salary payment practices, subject to modification in connection with Section 409A of the Internal Revenue Code, unless a different method is set forth in an effective agreement.
Additional benefits, such as outplacement assistance and/or an agreement not to contest eligibility for unemployment compensation, may also be offered in a separation agreement.
Change-in-Control Agreements
On January 29, 2021, we entered into amended and restated change in control severance agreements with certain executive officers, including each of the named executive officers. As amended and restated, each agreement has a current term that expires on December 31 of each year, and will automatically renew each year immediately following January 1 for an additional one year term (unless the Company has given notice not more than sixty days prior to such January 1 that the term will not be extended); provided however, that if a change in control occurs the term will expire no earlier than 24 calendar months after the calendar month in which such change in control occurs. A change in control is defined in each agreement generally as any of the following: (i) a person is or becomes a beneficial owner of more than 50% of our voting securities, (ii) subject to certain exceptions, the composition of a majority of our Board changes, (iii) we consummate a merger or consolidation (other than a transaction following which the Company’s voting securities continue to represent (by remaining outstanding or by conversion) at least 60% of the combined voting power of the Company or its successor, or a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person becomes a beneficial owner of more than 50% of our voting securities), or (iv) our shareholders approve a plan of liquidation or sale of all or substantially all of our assets (other than a sale by the Company to an entity at least 60% of the combined voting power of which is owned by shareholders of the Company in substantially the same proportions as their ownership of the Company).

Each agreement provides, among other things, that if a change in control occurs during the term of the agreement, and the executive’s employment is terminated (including in certain circumstances not more than three months before the change in control) either by us or by the executive, other than (a) by us for “Cause” (as defined in the agreement), (b) by reason of death or disability, or (c) by the executive without “Good Reason” (as defined in the agreement), such executive will receive the following severance benefits: (A) a cash lump-sum payment equal to 1.5 times (2 times for the CEO) the sum of his or her annual base salary and cash bonus target (determined at the time of the termination or, if greater and as applicable, immediately preceding the event giving rise to Good Reason), (B) any unpaid annual bonus amounts for the prior year, (C) a prorated annual bonus amount for the year of termination (based on the highest of the average bonuses awarded to the executive for (x) the 36 months preceding the termination, (y) the Company’s three fiscal years preceding the termination, and (z) the 36 months preceding the change in control, in each case disregarding any years in which the executive was not employed by the Company and annualizing bonuses for any partial year of employment), (D) earned but unused vacation time, (E) provided the executive timely elects COBRA continuation coverage, continuation of participation in the Company’s group medical, dental, vision, and prescription drug coverage at no cost to the executive and the executive’s dependents for a period of 18 months (24 months for the CEO) and (F) full vesting of any stock options, restricted stock, performance shares or other equity-based award granted to the executive officer upon or following entry into the agreements but prior to the applicable change in control (with any applicable performance conditions deemed satisfied at the “target” level). Each agreement also provides that in the event that the severance and other benefits provided for in the agreement or otherwise payable to the executive would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, the benefits under the agreement will be either (i) delivered in full, or (ii) delivered to a lesser extent which would result in no portion of the benefits being subject to such excise tax, whichever is more beneficial to the executive.

All such payments and benefits are subject to the executive officer's execution of both a release of claims and a restrictive covenant agreement in favor of the Company (including certain noncompete obligations) and generally shall be made or commence within 30 days after the release becomes irrevocable, subject to delay if required by Section 409A of the Internal Revenue Code.

Equity Acceleration under the 2020 Plan
Unless otherwise provided in a written agreement with a participant in the 2020 Plan, if such participant’s employment is terminated by us without “cause,” or if such participant resigns for “good reason,” in each case within 3 months preceding, or at any time following, a “change in control,” that participant’s outstanding equity awards will be subject to accelerated vesting upon such termination (with any applicable performance conditions deemed satisfied at the “target” level). However, if the committee determines that an award under the 2020 Plan has not been assumed or continued by the successor in a “change in control” transaction, then such award will vest upon such “change in control” (with any applicable performance conditions deemed satisfied at the “target” level). Outside the change in control context, awards held by executives under the 2020 Plan are generally forfeited or expire upon a termination of employment, except that (i) upon a termination for death, disability or retirement before the end of the performance period, performance shares remain subject to actual performance over the duration of the performance period and then vest on a prorated basis based on the number of months (rounded to the nearest whole month) elapsed in the performance period before the death, disability or retirement, (ii) upon a termination for death or disability, restricted stock units vest on a prorated basis based on the number of full and partial months (rounded to the nearest half month) elapsed in the performance period before the death or disability and (iii) options fully vest upon, and remain exercisable for one year following, a termination for death or disability (but not beyond their original expiration date); if the termination is not for death or disability, any already vested options remain exercisable for three months thereafter, unless the termination is for “cause,” in which case the option terminates in full immediately regardless of whether previously vested to any extent.

Estimates of Potential Payments Upon Termination or Change in Control
The following table estimates the potential payments to Messrs. Clemmer, Trowbridge, Campbell, Nighan and Ms. Piccinini under existing agreements, plans or other arrangements, for various scenarios involving a change in control or termination of employment as described above under “Potential Payments Upon Termination or Change in Control,” in each case assuming the change in control and termination date was May 31, 2024, and where applicable, using the closing market price of our common stock of $6.31 per share on May 31, 2024 (the last trading day in fiscal year 2024 as reported on the Nasdaq).

Name	Severance Amount	Prorated Bonus	Accelerated Vesting of Stock Options (1)	Restricted Stock Unit and Performance Share Vesting (2)	Other (3)	Total (4)
James C. Clemmer
Termination without Cause	$1,566,000	$694,000	$—	$—	$6,006	$2,266,006
Death	$—	$—	$—	$1,383,258	$—	$1,383,258
Disability	$—	$—	$—	$1,383,258	$—	$1,383,258
Retirement	$—	$—	$—	$1,024,373	$—	$1,024,373
Change in Control (No Termination)	$—	$—	$—	$—	$—	$—
Change in Control + Qualified Termination	$3,132,000	$694,000	$—	$2,995,414	$12,012	$6,833,426
Stephen A. Trowbridge
Termination without Cause	$441,334	$—	$—	$—	$14,555	$455,889
Death	$—	$—	$—	$344,679	$—	$344,679
Disability	$—	$—	$—	$344,679	$—	$344,679
Retirement	$—	$—	$—	$250,274	$—	$250,274
Change in Control (No Termination)	$—	$—	$—	$—	$—	$—
Change in Control + Qualified Termination	$1,092,302	$240,476	$—	$821,985	$21,833	$2,176,596
Chad T. Campbell
Termination without Cause	$353,176	$—	$—	$—	$20,426	$373,602
Death	$—	$—	$—	$166,555	$—	$166,555
Disability	$—	$—	$—	$166,555	$—	$166,555
Retirement	$—	$—	$—	$122,962	$—	$122,962
Change in Control (No Termination)	$—	$—	$—	$—	$—	$—
Change in Control + Qualified Termination	$847,623	$167,157	$—	$364,529	$30,639	$1,409,948
Laura Piccinini
Termination without Cause	$401,282	$—	$—	$—	$1,924	$403,206
Death	$—	$—	$—	$176,568	$—	$176,568
Disability	$—	$—	$—	$176,568	$—	$176,568
Retirement	$—	$—	$—	$118,791	$—	$118,791
Change in Control (No Termination)	$—	$—	$—	$—	$—	$—
Change in Control + Qualified Termination	$963,077	$153,920	$—	$422,694	$2,886	$1,542,577
Warren G. Nighan
Termination without Cause	$392,700	$—	$—	$—	$14,555	$407,255
Death	$—	$—	$—	$146,208	$—	$146,208
Disability	$—	$—	$—	$146,208	$—	$146,208
Retirement	$—	$—	$—	$106,563	$—	$106,563
Change in Control (No Termination)	$—	$—	$—	$—	$—	$—
Change in Control + Qualified Termination	$883,575	$157,790	$—	$319,854	$21,833	$1,383,052

(1)
Amounts in the “Accelerated Vesting of Stock Options” column represent the value of the number of each named executive officer’s in-the-money stock option awards that would have been eligible for accelerated vesting upon a termination and/or change in control occurring on May 31, 2024, calculated by multiplying the number of shares underlying such in-the-money unvested stock options held by each named executive officer by the difference between that option’s exercise price and $6.31 (the closing price of our common stock on the last trading day of the fiscal year, May 31, 2024, as reported on Nasdaq). See the discussion above under “Potential Payments Upon Termination or Change in Control” for a description of the applicable vesting provisions.

(2)
Amounts in the “Restricted Stock Unit and Performance Share Vesting” column represent the value of the number of each named executive officer’s restricted stock units and performance share awards that would have been eligible for accelerated vesting upon a termination and/or change in control occurring on May 31, 2024, calculated by multiplying the number of such restricted stock units and target number of performance share awards by $6.31 (the closing price of our common stock on May 31, 2024, as reported on Nasdaq), with proration in the applicable circumstances. See the discussion above under “Potential Payments Upon Termination or Change in Control" for a description of the applicable vesting provisions.

(3)	Represents the estimated future cost of providing continuing Company-paid coverage under the Company's group health insurance plans for 12 months upon an involuntary termination or, if in connection with a Change in Control, for 18 months (24 months in the case of the CEO).
(4)	The totals shown here do not take into account the application of any “best-after-tax” cutback that may apply if an executive’s payments would otherwise be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code.
Employees, including named executive officers, are not generally entitled to any benefits upon termination for cause. All unvested stock options, restricted stock units, and performance share awards, as well as all vested but unexercised stock options are forfeited as of the date of termination for cause.
Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For further information concerning the Company’s pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, see “Compensation Discussion and Analysis.” The amounts set forth below in the required table are calculated pursuant to SEC rules but do not represent amounts that have been actually earned or realized by our NEOs.

Fiscal Year	Summary Compensation Table Total for the CEO (1)	Compensation Actually Paid to the CEO (3)(4)	Average Summary Compensation Table Total for Non-CEO NEOs (2)	Average Compensation Actually Paid to the Non-CEO NEOs (3)(4)	Total Shareholder Return (5)	Peer Group Total Shareholder Return (5)	Net Income (loss) (in thousands) (6)	Revenue (in thousands) (7)
2024	$5,005,971	$971,112	$1,264,817	$656,573	$61.80	$52.56	$(184,350)	$303,914
2023	$3,983,690	$(2,114,483)	$914,244	$(45,199)	$92.65	$69.71	$(52,441)	$338,752
2022	$5,659,727	$4,953,581	$1,303,492	$1,233,726	$192.26	$73.12	$(26,547)	$316,219
2021	$4,045,913	$13,883,392	$1,029,527	$2,868,533	$226.44	$124.10	$(31,547)	$291,010
(1) Mr. Clemmer was the CEO for each of the fiscal years presented.
(2) Non-CEO NEOs for fiscal year 2024 were Messrs. Trowbridge, Nighan, and Campbell and Mrs. Piccinini. Non-CEO NEOs for fiscal years 2023 and 2022 were Messrs. Trowbridge, Helsel, and Campbell and Mrs. Piccinini. Non-CEO NEOs for fiscal year 2021 were Messrs. Trowbridge, Helsel, Campbell and Nighan.
(3) Subtractions from, and additions to, total compensation in the Summary Compensation Table ("SCT") by fiscal year to calculate Compensation Actually Paid ("CAP") are as follows:

	2024		2023		2022		2021
	CEO	Average of Non-CEO NEOs	CEO	Average of Non-CEO NEOs	CEO	Average of Non-CEO NEOs	CEO	Average of Non-CEO NEOs
Total Compensation from SCT	$5,005,971	$1,264,817	$3,983,690	$914,244	$5,659,727	$1,303,492	$4,045,913	$1,029,527
Subtractions:
SCT Value of Stock and Option Awards	$(3,399,217)	$(592,487)	$(3,000,774)	$(454,289)	$(4,147,712)	$(687,958)	$(2,137,451)	$(357,244)
Adjustments:
Unvested value at year end of equity granted during the covered fiscal year	$817,462	$226,197	$658,535	$99,697	$3,289,559	$518,057	$9,414,998	$1,573,581
Change from prior year end in fair value of awards granted in any prior fiscal year that are outstanding and unvested at covered year end	$(313,264)	$(42,700)	$(3,867,465)	$(612,420)	$(1,051,502)	$(189,282)	$2,574,779	$561,569
Change as of the vesting date (from the end of the prior fiscal year) in fair value of awards granted in any prior fiscal years for which vesting conditions were satisfied at the end of or during the covered fiscal year	$(1,139,840)	$(199,254)	$111,531	$7,569	$1,203,509	$289,417	$(14,847)	$61,100
Compensation Actually Paid	$971,112	$656,573	$(2,114,483)	$(45,199)	$4,953,581	$1,233,726	$13,883,392	$2,868,533
(4) The fair value of each equity award was re-measured on each vesting date and/or year end, as applicable, in accordance with Accounting Standards Codification (ASC) Topic 718. The assumptions used in the valuation of each type of award are summarized below:
•Restricted stock units: The fair value of restricted stock units was based on the Company's closing stock price on each measurement date.
•Non-qualified stock options: The fair value of non-qualified stock options was determined using a Black-Scholes option pricing model.
•Performance unit awards: Performance unit awards are subject to vesting based on the Company's level of attainment of performance targets, as well as a TSR modifier at the end of each performance period that can adjust the aggregate number of shares eligible to vest at the end of the three-year performance period. The fair value for performance unit awards was determined using a Monte Carlo simulation.
(5) Total shareholder return (TSR) is determined based on the value of an initial fixed investment of $100 in common stock on May 31, 2020, assuming the reinvestment of the dividends. The TSR peer group comprises the RDG SmallCap Medical Devices Index.
(6) Reflects the dollar amount of net income reported in our audited financial statements for the applicable fiscal year.
(7) GAAP Revenue equals Net Revenue, so no reconciliations are required for fiscal years 2024, 2023, 2022, or 2021. See our 2024 Annual Report on Form 10-K for the year ended May 31, 2024.

Tabular List of Financial Performance Measures
In our assessment, the three most important financial performance measures used to link CAP (as calculated in accordance with the SEC rules) to our NEOs in fiscal year 2024 to the Company's performance were:
•Relative TSR values versus the RDG SmallCap Medical Devices Index;
•EBITDA and EPS; and
•The Company Selected Measure is Revenue.

Pay Versus Performance: Graphical Description
The charts below describe the relationship between compensation actually paid to our CEO and other NEOs (as calculated in accordance with the SEC rules) in fiscal year 2021, 2022, 2023, and 2024 and (1) TSR of both the Company and the Company's peer group, (2) our net income and (3) our revenue.

Compensation Actually Paid vs TSR(1)
13.88
$226.44
$192.26
$124.10
4.95
2.87
$73.12
1.23
$92.65
$61.80
0.97
0.66
$69.71
(0.05)
$52.56
(2.11)
2021
2022
2023
2024
CEO CAP ($M)
Other NEO CAP ($M)
AngioDynamics, Inc. TSR
RDG SmallCap Medical Devices Index TSR

(1)	TSR represents the value of a $100 investment in common stock, assuming reinvestment of dividends, as measured at each fiscal year end.

Compensation Actually Paid vs Net Income
13.88
(31.55)
(26.55)
(52.44)
4.95
2.87
1.23
0.97
0.66
(0.05)
(2.11)
(184.35)
2021
2022
2023
2024
CEO CAP ($M)
Other NEO CAP ($M)
Net Income ($M)

Compensation Actually Paid vs Revenue
13.88
2.87
291.01
4.95
1.23
316.22
(2.11)
(0.05)
338.75
0.97
0.66
303.91
2021
2022
2023
2024
CEO CAP ($M)
Other NEO CAP ($M)
Revenue ($M)

CEO Pay Ratio
Information about the relationship of the annual total compensation of our median employee and the annual total compensation of our CEO, Mr. Clemmer, for the fiscal year ended May 31, 2024 is set forth below:
•the annual total compensation of our median employee was $111,747; and
•the annual total compensation of Mr. Clemmer as reported in the “Total” column of the Summary Compensation Table in this Proxy Statement was $5,005,971.
Based on this information, the ratio of Mr. Clemmer’s annual total compensation for the fiscal year ended May 31, 2024 to the annual total compensation of our median employee, as of such date, is approximately 45 to 1. The Company believes this ratio is a reasonable estimate based on AngioDynamics’ specific employee demographics and compensation and was calculated in accordance with applicable rules of the SEC. The pay ratio reported by other companies may not be comparable to the pay ratio reported by us, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their pay ratios.
To identify our median employee, we calculated the annual taxable compensation for all employees of the Company (other than the CEO) for the fiscal year ended May 31, 2024. We believe that annual taxable compensation is a consistently applied compensation measure and appropriate for determining the median-paid employee. We annualized the compensation of all employees (excluding employees in temporary or seasonal positions) who were hired during our fiscal year ended May 31, 2024 but did not work for AngioDynamics for the entire fiscal year and converted any compensation paid to our international employees into U.S. Dollars.
Director Compensation Table
The following table sets forth the fees, awards and other compensation paid to or earned by our non-employee directors for the fiscal year ended May 31, 2024:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Howard W. Donnelly	110,000	152,006	262,006
Wesley E. Johnson, Jr.	82,802	152,006	234,808
Dennis S. Meteny	80,208	152,006	232,214
Eileen Auen	77,126	152,006	229,132
Jan Stern Reed	73,104	152,006	225,110
Karen Licitra	72,500	152,006	224,506
Michael Tarnoff	62,953	152,006	214,959
Lorinda Burgess	44,721	152,006	196,727

(1)
Represents grant-date fair value based on FASB ASC 718. The assumption used in the valuation of such awards are discussed in Note 14 to our Audited Consolidated Financial Statements included in our Annual Report on Form 10-K for the Fiscal Year ended May 31, 2024. As of May 31, 2024, each non-employee director did not have unvested restricted stock units.

Director Compensation Program During the Fiscal Year Ended May 31, 2024
For fiscal year 2024, following consultation with Meridian, the Nominating, Compliance and Corporate Governance Committee’s independent compensation consultant, we generally maintained compensation at the same level as fiscal year 2022. Directors (who are not our employees) received an annual retainer of $55,000. The Chairman of the Board of Directors received an additional annual retainer of $55,000. The Chairman of the Audit Committee received an additional annual retainer of $25,000, the Chairman of the Compensation Committee received an additional annual retainer of $17,500, and the Chairman of the Nominating, Compliance and Corporate Governance Committee received an additional annual retainer of $17,500. Members of the Audit Committee receive an additional annual retainer of $10,000, members of the Compensation Committee received an additional annual retainer of $7,500 and members of the Nominating, Compliance and Corporate Governance Committee received an additional retainer of $7,500.
Directors who are not our employees also received an annual equity grant, wholly comprising restricted stock units, vesting one year from the grant date, with a grant-date fair value approximately equal to $152,000. On July 19, 2023, the Board of Directors approved granting restricted shares to our Non-Employee Directors with immediate vesting.

We also reimburse directors who are not our employees for reasonable travel and other related expenses incurred to attend Board and Committee meetings.
Directors who are our employees receive no additional compensation for their services as directors.
Stock Ownership Guidelines for Board of Directors
To further align the interests of our Board of Directors and shareholders, we maintain stock ownership guidelines for the Board of Directors. Under these guidelines, each member of our Board of Directors is required to hold shares equal in value to three times the director's base cash retainer. New members of the Board of Directors are allowed 36 months from the time they join the Board to acquire the required number of shares. Each member of our Board of Directors is currently in compliance with the applicable holding requirement.

PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of our Board of Directors has selected Deloitte & Touche LLP, independent certified public accountants, as our Company’s independent registered public accounting firm for the fiscal year ending May 31, 2025. The Audit Committee has directed that the appointment of Deloitte & Touche LLP be submitted to our shareholders for ratification due to the significance of their appointment to us. If our shareholders fail to ratify the appointment, it will be considered as a direction to our Board of Directors and the Audit Committee to consider the selection of a different firm. Even if the appointment is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our Company and our shareholders.
The proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending May 31, 2025, must be approved by the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote at the Annual Meeting.
Representatives of Deloitte & Touche LLP are expected to participate in the live webcast for the Annual Meeting. They will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions by shareholders.
Recommendation of the Board of Directors
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MAY 31, 2025.

AUDIT MATTERS
Audit Committee Report
During our fiscal year ended May 31, 2024, the members of the Audit Committee were Dennis S. Meteny (through January 31, 2024), Wesley E. Johnson, Jr., Lorinda Burgess, Karen Licitra and Jan Stern Reed, each of whom has been determined by our Board to be independent under the Nasdaq listing standards. The Audit Committee operates under a written Audit Committee Charter, which was adopted by the Board of Directors in February 2004, and revised and approved by the Board of Directors in May 2006, May 2009, October 2010, January 2015, January 2019, October 2020 and October 2021. The Audit Committee Charter is available on our website at www.angiodynamics.com under the “Investors-Corporate Governance-Highlights-Committee Charters” caption.

Management of the Company is responsible for internal controls, the financial reporting process and compliance with laws and regulations and ethical business standards. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s financial statements and effectiveness of internal controls in accordance with auditing standards generally accepted in the United States of America and for issuing a report thereon. The Audit Committee is charged with the duty to monitor and oversee these processes.
Pursuant to the Charter, the primary responsibilities of the Audit Committee are to assist the Board in its oversight of: (i) the integrity of the Company’s financial statements, financial reporting process, system of internal controls over financial reporting, and audit process; (ii) the Company’s compliance with, and process for monitoring compliance with, legal and regulatory requirements, in coordination with the Nominating, Compliance and Corporate Governance Committee; (iii) the independent auditor's quarterly reviews, qualifications and independence; and (iv) the performance of the Company’s internal audit; and (v) policies and procedures for risk assessment and risk management. The quarterly reviews include discussions by management and the independent registered public accounting firm with the Audit Committee. The Audit Committee must also pre-approve all audit and permitted non-audit services to be performed by the independent registered public accounting firm.
The Audit Committee has the authority to select, determine the compensation paid to, and replace the Company’s independent registered public accounting firm. During the fiscal year ended May 31, 2024, Deloitte & Touche LLP acted as, and continues to act as, the Company’s auditor.
The Charter provides that the Audit Committee shall always consist of not less than three members, all of whom must be independent directors. No member of the Audit Committee may serve on the Audit Committees of more than two other public companies unless the Board determines that such simultaneous service would not impair the ability of such director to serve effectively on the Audit Committee, and discloses this determination in the proxy statement. To carry out its responsibilities, the Audit Committee met ten times, either in person or by telephone, and did not take action by unanimous written consent during fiscal year 2024.
Prior to the issuance of the fiscal year 2024 financial statements, the Audit Committee met with management and with Deloitte & Touche LLP to review the financial statements and to discuss significant accounting issues and policies. Management advised the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee’s review included discussion with Deloitte & Touche LLP of matters that are required to be discussed pursuant to Statement on Auditing Standards No. 61, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board, or PCAOB.
The Audit Committee discussed with Deloitte & Touche LLP matters relating to Deloitte & Touche LLP's independence, including the written disclosures and the letters provided by Deloitte & Touche LLP to the Audit Committee as required by applicable requirements of the PCAOB. Deloitte & Touche LLP informed the Audit Committee in writing that they were independent with respect to the Company within the regulations promulgated by the Securities and Exchange Commission and the requirements of the PCAOB. The Audit Committee has concluded that Deloitte & Touche LLP are independent of the Company and its management.
The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plan for their audit. The Audit Committee met with the independent registered public accounting firm, with and without management present, to discuss the results of their examination and the evaluation of the Company’s internal controls.
On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Board approve the inclusion of the Company’s audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2024, for filing with the Securities and Exchange Commission.

Members of the Audit Committee:
Wesley E. Johnson Chairman
Lorinda Burgess
Karen A. Licitra
Jan Stern Reed
The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing we make under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (hereinafter referred to as the Exchange Act), except to the extent that we specifically incorporate the Audit Committee Report by reference therein.
Principal Accounting Fees and Services
The following table presents fees for professional audit services rendered by Deloitte & Touche LLP for the audit of our financial statements for the fiscal years ended May 31, 2024 and May 31, 2023, for inclusion in our Annual Reports on Form 10-K, reviews of quarterly financial statements, and fees incurred and paid in those periods for other services rendered by Deloitte & Touche LLP, in thousands:

	2024	2023
Audit Fees - Deloitte & Touche LLP	$1,730	$1,192
Tax Fees - Deloitte & Touche LLP	158	—
Other Fees - Deloitte & Touche LLP	2	2
	$1,890	$1,194
All fees shown in the table were related to services that were approved by the Audit Committee.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm.
In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.
Prior to engagement of the independent registered public accounting firm for the next year’s audit, management submits a list of services and related fees expected to be rendered during that year within each of four categories of services to the Audit Committee for approval.

1.
Audit services include audit work performed on the financial statements and internal control over financial reporting, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and discussions surrounding the proper application of financial accounting and/or reporting standards.

2.
Audit-Related services are for assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions and special procedures required to meet certain regulatory requirements.

3.
Tax services include all services, except those services specifically related to the audit of the financial statements, performed by the independent registered public accounting firm’s tax personnel, including tax analysis, assisting with coordination of execution of tax related activities, primarily in the area of corporate tax planning, supporting other tax-related regulatory requirements and tax compliance and reporting.

4.	Other Fees are those associated with services not captured in the other categories. We generally do not request such services from the independent registered public accounting firm.
Prior to engagement, the Audit Committee pre-approves the independent registered public accounting firm services within each category. The fees are budgeted in the Company’s annual operating budget. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.
The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

PROPOSAL 3 - ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
The primary objective of our overall executive compensation program is to provide balanced, comprehensive and competitive rewards for the short and long-term in a cost-effective manner to the Company. We have designed our executive compensation program to incentivize achievement of earnings, sales and other financial metrics that we believe deliver value to our shareholders, drive operational results and promote high levels of individual performance. Our compensation program provides a combination of fixed and variable pay with an emphasis on at-risk compensation linked to challenging, but realistic performance goals. We believe that compensation levels in the medical device industry are dynamic and very competitive as a result of the need to attract and retain qualified executives with the necessary skills and experience to keep up with the complex regulatory environment in which we operate and to understand the rapidly changing medical technology in our industry. We believe that our current executive compensation program achieves our objectives effectively.
Shareholders are urged to read the Compensation Discussion and Analysis set forth in this proxy statement that discusses how our compensation policies and procedures reflect our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative disclosure, which describe the compensation of our named executive officers in fiscal year 2024.
In accordance with Section 14A of the Exchange Act, as amended, the Dodd-Frank Wall Street Reform and Consumer Protection Act, and as a matter of good corporate governance, shareholders will be asked at the Annual Meeting to approve the following advisory resolution:
Adoption of Proposal No. 3
RESOLVED, that the shareholders of AngioDynamics, Inc. approve the compensation of the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the Summary Compensation Table and related compensation tables, and the related disclosure contained in this proxy statement.
The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on this item will reflect the advice of the shareholders. This advisory vote is not binding. Although non-binding, the Compensation Committee will consider the outcome of the advisory vote when making future decisions regarding our executive compensation programs.
The Board of Directors, taking into account the advisory vote of our shareholders at the 2023 Annual Meeting of Shareholders, previously approved an annual frequency for shareholder votes to approve the compensation of our named executive officers. As a result, unless the Board determines otherwise, the next such vote will be held at the Company’s 2029 Annual Meeting of Shareholders.
Recommendation of the Board of Directors
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 4 - APPROVAL OF AN AMENDMENT TO THE ANGIODYNAMICS, INC. 2020 EQUITY INCENTIVE PLAN

At our annual meeting in 2020, our shareholders approved the AngioDynamics, Inc. 2020 Equity Incentive Plan (the “2020 Plan”) and authorized an initial reserve of 2,400,000 shares of our common stock to be made available for issuance thereunder. At our annual meeting in 2022, our shareholders approved an increase in the number of shares reserved for issuance under the 2020 Plan of 1,950,000. At our annual meeting in 2023, our shareholders approved an increase in the number of shares reserved for issuance under the 2020 Plan of 1,500,000. We are now asking in this Proposal 4 for shareholder approval of an amendment to the 2020 Plan to increase the reserve of shares available to be issued under the 2020 Plan from 5,850,000 to 9,050,000 shares, an increase of 3,200,000 shares, all of which would be available for the grant of as “incentive stock options,” or “ISOs” (by which we mean stock options that meet certain requirements of the Internal Revenue Code of 1986, as amended (the “Code”)). Our Board of Directors approved the amendment on September 24, 2024, subject to shareholder approval at the Annual Meeting. The rules of Nasdaq provide that approval of this Proposal 4 requires the affirmative vote of the holders of a majority of the votes cast on the proposal and our by-laws require a higher standard of the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote. Therefore, approval of this Proposal 4 requires the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote at the Annual Meeting; an abstention will have the effect of a negative vote on this Proposal 4.

The primary purposes of the 2020 Plan are (i) to provide competitive equity incentives to enable us to attract, retain, motivate and reward persons who render services to us and (ii) to align the interests of our employees and such other persons with the interests of our shareholders. The 2020 Plan replaced our 2004 Stock and Incentive Plan, as amended (the “2004 Plan”). No new grants were made under the 2004 Plan following approval of the 2020 Plan, but previously granted awards under the 2004 Plan remain outstanding in accordance with their terms.

The Board believes that increasing the 2020 Plan share reserve by 3,200,000 would provide sufficient shares for the Company’s equity-based compensation needs for approximately two years following shareholder approval. This estimate is based on our average “burn rate” over the past three years, as more fully described below. The reserve increase may be sufficient for a longer or shorter period of time, depending on our future equity grant needs, which are related to factors such as our employee population, future award forfeitures and cancellations, the Company’s acquisition activity, the Company’s stock price, and our retentive needs in a competitive compensation environment. While we believe that the assumptions we used to set expectations on share usage are reasonable, future share usage may differ from current expectations.

The use of equity compensation is a significant part of our overall compensation philosophy at AngioDynamics. The 2020 Plan serves as an important part of this practice, and is a critical part of the compensation package that we offer our personnel. We believe that the use of equity-based incentives, with a mix of time-based and performance-based vesting conditions, is critical for us to attract and retain the most qualified personnel and to respond to relevant changes in equity compensation practices. In addition, equity awards provide our employees an opportunity to acquire or increase their ownership stake in the Company, and we believe this alignment with our shareholders’ interests creates a strong incentive to work hard for our growth and success. If our shareholders do not approve the requested increase in the share reserve under the 2020 Plan, we will continue to grant awards under the 2020 Plan until the number of shares authorized and available for issuance thereunder has been exhausted, and our Compensation Committee and the Board would need to consider whether to adopt alternative compensation arrangements based on their assessments of the Company’s needs because our future ability to issue appropriate equity compensation to hire and retain talent will be significantly limited.

For more information regarding shares of our common stock that may be issued upon the exercise of options, warrants and other rights granted to employees, consultants or members of our Board under all of our equity compensation plans as of the fiscal year end, please see “Equity Compensation Plan Information.”

The descriptions of the 2020 Plan terms are set forth in this Proposal 4 are qualified by the terms of the 2020 Plan, which as proposed to be amended is set forth in Appendix A to this Proxy Statement.

Burn Rate and Potential Dilution

Based on the closing market price of our common stock on September 19, 2024, which was $7.70, the additional 3,200,000 shares proposed to be made available for issuance under the 2020 Plan would have a market value of approximately $24,640,000. The potential dilution resulting from issuing all of the outstanding awards under the 2004 Plan and the outstanding awards and shares remaining available for issuance under the 2020 Plan would be approximately 11.9% on a fully-diluted basis using our common stock outstanding as of September 19, 2024 (40,634,249 shares). If the additional 3,200,000 shares proposed are made available for issuance under the 2020 Plan, the potential dilution will increase by 5.7 percentage points and fully-diluted total potential dilution would approximate 17.6%.

The information included in this Proxy Statement and our 2024 Annual Report is updated by the following information regarding all existing equity compensation plans as of September 19, 2024:

Total number of stock options outstanding(1)	2,568,607
Weighted-average exercise price of stock options outstanding	$14.7
Weighted-average remaining duration of stock options outstanding	6.66 years
Total number of full value awards outstanding (includes restricted stock units and performance share units)(2)	2,611,542
Shares available for grant under the 2020 Plan(3)	902,449
Total shares of common stock outstanding as of the record date	40,634,249

(1) No stock appreciation rights were outstanding as of September 19, 2024.
(2) The number of shares of outstanding PSUs assumes performance at the target performance level.
(3) The 2020 Plan is our only active employee equity incentive plan. The number of shares remaining available for future grants under the 2020 Plan reflects PSUs at target payout.

The “burn rate,” or share utilization rate, related to our use of equity compensation awards for the last three fiscal years is shown in the table below:

Fiscal Year	Awards Granted(1)	Diluted Weighted Average Number of Shares of Common Stock Outstanding (2)	Burn Rate(3)
2024	1,855,583	40,180,925	1.62%
2023	742,784	39,480,367	1.88%
2022	817,376	39,009,419	2.10%
(1) Includes stock options, restricted stock units, and performance unit awards (assuming performance is achieved at the target level).
(2) As stated in the Company’s Annual Report on Form 10-K for the fiscal year ending May 31, 2024.
(3) Shown on a fully-diluted basis.

Key Plan Features

We are committed to sound corporate governance and to incorporating best practices in our equity compensation programs. Some key features of the 2020 Plan reflecting these principles are summarized below:

•Available shares. The 2020 Plan authorizes an aggregate of 5,850,000 shares for grant, subject to anti-dilution adjustments upon the occurrence of significant corporate events. As noted above, approval of this Proposal 4 would authorize up to an additional 3,200,000 shares to be made available for grants under the 2020 Plan.
•No “evergreen” provision. The 2020 Plan does not include an “evergreen” feature, which would allow the number of shares available for issuance under the 2020 Plan to be automatically replenished.
•No liberal share recycling. Shares withheld for the payment of taxes related to any award or tendered for the payment of an exercise price of an option shall not again be available for awards under the 2020 Plan.
•No discounted options or SARs. No awards of stock options or SARs will be granted under the 2020 Plan with an exercise price of less than fair market value of our common stock on the date of grant.
•No repricing or cash buyouts of stock options or SARs. The 2020 Plan does not permit the repricing or cash buyouts of stock options or SARs without shareholder approval
•Dividends/dividend equivalents subject to vesting. The Company does not currently pay dividends. Any dividends and dividend equivalents payable with respect to 2020 Plan awards would be subject to the same vesting terms as the related award.
•Minimum vesting requirement. Generally, awards under the 2020 Plan will have a minimum restriction or vesting period of one year from the date of grant. Grants to our non-employee directors could be made without any vesting conditions (e.g., could be granted as fully vested awards).

•Double trigger change-in-control. The 2020 Plan does not provide for the automatic vesting of outstanding awards in connection with a change in control. Such awards would only accelerate following a change-in-control if either the successor entity does not assume or continue the awards or if the participant suffers a qualifying termination after the awards are assumed or replaced.
•Director award limit. Non-employee directors may not be granted awards with a grant date fair value of greater than $500,000 in any calendar year.
Summary Description of the 2020 Plan
The following is a summary of the principal provisions of the 2020 Plan.

Purposes of the 2020 Plan. The primary purposes of the 2020 Plan are (i) to provide competitive equity incentives to enable us to attract, retain, motivate, and reward persons who render services to us and (ii) to align the interests of our employees and such other persons with the interests of our shareholders by providing participants with the opportunity to share in any appreciation in the value of our stock that their efforts help bring about.

Shares Authorized for Issuance. 5,850,000 shares of our common stock were previously approved for issuance under the 2020 Plan and, if this Proposal No. 4 is approved, an additional 3,200,000 shares would be available for issuance under the 2020 Plan. If any shares of common stock subject to an award under the 2020 Plan are not issued and cease to be issuable to an award recipient because of the termination, expiration, forfeiture, or cancellation, in whole or in part, of such award or the settlement of such award in cash or for any other reason, or if any such shares shall, after issuance, be reacquired by us because of a grantee’s failure to comply with the terms and conditions of an award, the shares not so issued, or the shares so reacquired, will be again available for future awards under the 2020 Plan. However, any shares of common stock withheld or tendered in payment of any applicable exercise price, grant price, strike price, or taxes relating to any award, or repurchased by us using proceeds from exercise of an option, will not be again available for awards under the 2020 Plan. In addition, the gross number of shares of common stock underlying a stock-settled stock appreciation right will reduce the share reserve described above when such stock appreciation right is settled in shares. All of the shares reserved under the 2020 Plan can be issued as incentive stock options. Shares may be authorized, but unissued shares of common stock or shares of common stock held in the treasury.

Administration. The Compensation Committee of our Board of Directors administers the 2020 Plan, except in instances when the Board decides to directly administer the 2020 Plan. As applicable, the Board and the Compensation Committee are referred to in this description as the “committee.” The committee determines the persons who are to receive awards, the number of shares subject to each such award, and the other terms and conditions of such awards. The committee also has the authority to interpret the provisions of the 2020 Plan and of any awards granted thereunder and to modify awards granted under the 2020 Plan. The committee may not, however, “re-price” options or stock appreciation rights issued under the 2020 Plan without the prior approval of our shareholders.

Eligibility. The 2020 Plan provides for the grant of ISOs, within the meaning of section 422 of the Code, to our employees, and for the grant of nonqualified stock options, restricted stock, restricted stock units, stock appreciation rights, and other stock-based awards to our employees, directors, and other service providers. As of September 19, 2024, there were approximately 718 employees, 8 non-employee directors, and no service providers who were eligible to participate in the 2020 Plan.

Director Limits. No non-employee director may be granted awards with a grant date fair value of greater than $500,000 in any calendar year.

Minimum Vesting. Generally, awards under the 2020 Plan will have a minimum restriction or vesting period of one year from the date of grant, although the committee may provide for earlier vesting upon a participant’s termination by reason of death or disability and up to 5% of the shares of common stock reserved for issuance under the 2020 Plan may be subject to shorter restrictions (or no restrictions). The minimum vesting requirement does not apply to grants made to our non-employee directors, which may be granted as fully-vested awards. In addition, awards to our non-employee directors granted on or promptly following an annual meeting of shareholders may vest upon the next annual meeting of shareholders that occurs in the following year (as long as such meeting occurs at least 50 weeks following such preceding meeting) without counting against this limit.

Options. The committee will determine the exercise price of options granted under the 2020 Plan, which will be at least equal to the fair market value of our common stock on the date of grant (except that, with respect to an ISO granted to a grantee who owns 10% of the voting power of all classes of our outstanding stock, the exercise price must equal at least 110% of the fair market value on the grant date). The term of an option may not exceed ten years (but the term of an ISO granted to a grantee who owns 10% of our voting power as described in the preceding sentence may not exceed five years). The committee will determine the terms and conditions of all options, including the vesting period and conditions (which may be time-based, performance-based, or a combination) and post-termination exercise periods in the event of termination of service of an employee, director, or other service provider. All options will be subject to any other terms and conditions included in the applicable award agreement.

Stock Appreciation Rights. Stock appreciation rights, or “SARs,” may be granted under the 2020 Plan. SARs allow the recipient to receive the appreciation in the fair market value of our common stock between the date of grant and the exercise date of the SARs or, if the SARs are linked to an option, the date of grant of the option. The committee will determine the terms of SARs, including when such rights vest and become exercisable (which vesting conditions may be time-based, performance-based, or a combination) and whether to pay the increased appreciation in cash, with shares of our common stock, with other securities or property, or a combination thereof. All SARs will be subject to any other terms and conditions included in the applicable award agreement.

Restricted Stock and Restricted Stock Units. Restricted stock and restricted stock units may be granted under the 2020 Plan. Restricted stock awards are grants of shares of our common stock that vest in accordance with the terms and conditions established by the committee, and restricted stock units are a promise to issue shares of our common stock in the future if the applicable vesting conditions are satisfied. The vesting conditions applicable to any awards of restricted stock or restricted stock units may be time-based, performance-based, or a combination. All awards of restricted stock and restricted stock units will be subject to any other terms and conditions included in the applicable award agreement.

Other Stock-Based Awards. The 2020 Plan authorizes the committee to grant awards other than options, SARs, restricted stock, or restricted stock units that are payable in shares of our common stock or measured by reference to the value of our common stock. All other-stock based awards will be subject to any terms and conditions (including vesting conditions) included in the applicable award agreement.

Adjustments. In the event of a corporate transaction that affects our common stock (including, for example, a recapitalization, merger, stock split or reverse split, repurchase, exchange, spin-off, dividend or distribution (other than normal cash dividends), or similar corporate transaction, including, without limitation, a “change in control”), or an unusual or nonrecurring event affects AngioDynamics, that the committee determines could result in dilution or enlargement of the rights intended to be granted or available under the 2020 Plan, then the committee shall make proportionate substitution or adjustment as it deems equitable to the class or maximum number of shares of common stock (or other securities or property) available for grant under the 2020 Plan or subject to awards outstanding under the 2020 Plan, the exercise price or strike price of outstanding awards under the 2020 Plan, and any performance conditions or metrics or other terms and conditions applicable to awards outstanding under the 2020 Plan.

Change in Control. Unless otherwise provided in a written agreement with a participant in the 2020 Plan, if such participant’s employment is terminated by us without “cause,” or if such participant resigns for “good reason,” in each case within 3 months preceding, or at any time following, a “change in control,” that participant’s outstanding equity awards will be subject to accelerated vesting upon such termination (with any applicable performance conditions deemed satisfied at the “target” level). However, if the committee determines that an award under the 2020 Plan has not been assumed or continued by the successor in a “change in control” transaction, then such award will vest upon such “change in control” (with any applicable performance conditions deemed satisfied at the “target” level).

Under the 2020 Plan, a “change in control” will generally be deemed to occur if any person or group of persons acting in concert becomes the beneficial owner of more than 40% of our common stock; a majority of our Board changes over any period of two years or less without the approval of a majority of the directors serving at the beginning of such period; there is consummated a merger or consolidation with any other corporation, or the shareholders approve a plan of complete liquidation or dissolution of the Company or there is consummated a sale of assets or plan of complete liquidation following which our shareholders before the transaction will not own at least 60% of our voting power or assets.

Transfers of Awards. The 2020 Plan does not allow for the transfer of awards, except for transfers by will or the laws of descent and distribution or to such other persons designated by a participant to receive the award upon the participant’s death, or except as may otherwise be authorized by the committee.

Dividends and Dividend Equivalents. The committee in its sole discretion may provide as part of an award dividends or dividend equivalents, on such terms and conditions consistent with the following: (i) any dividends payable in respect of restricted stock awards that remain subject to vesting conditions shall be retained by the Company and delivered to the participant within 15 days following the date on which such restrictions on such restricted stock awards lapse and, if such restricted stock is forfeited, the participant shall have no right to such dividends, and (ii) to the extent provided in an award agreement, dividend equivalents attributable to any other type of award shall be distributed to the participant in cash or, in the sole discretion of the committee, in shares of our common stock having a fair market value equal to the amount of such dividend equivalents, upon the settlement of such award and, if such award is forfeited, the participant shall have no right to such dividend equivalents.

Clawbacks. The 2020 Plan provides that if an award has been granted to a service provider and the committee later determines that the financial results used to determine the amount of that award, or any payment under the award, are materially restated and that such service provider engaged in fraud or intentional misconduct with respect to the inputs to, or determination of, such financial results, the Company will seek repayment or recovery of the award, as the committee in its sole discretion determines is reasonable and appropriate, notwithstanding any contrary provision of the 2020 Plan. In addition, the committee may provide that any service provider and/or any award, including any shares subject to or issued under an award, is subject to recovery, recoupment, clawback, and/or any other forfeiture policy maintained by the Company from time to time.

Amendment of Plan. Subject to any applicable shareholder approval requirements of Delaware or federal law, any rules or listing standards that apply to our Company, or the Code, the 2020 Plan may be amended by the Board at any time and in any respect, including without limitation to permit or facilitate qualification of options previously granted or to be granted in the future (1) as incentive stock options under the Code, or (2) for such other special tax treatment as may be enacted. Without shareholder approval, however, no amendment may increase the aggregate number of shares which may be issued under the 2020 Plan, or may permit the exercise price of outstanding options or SARs to be reduced (or such option or SAR to be “repriced”), in each case except for permitted adjustments under the 2020 Plan in connection with certain corporate transactions, as described above. No amendment of the 2020 Plan may adversely affect any award granted prior to the date of such amendment or termination without the written consent of the holder of such award.

Summary of Federal Income Tax Consequences under the 2020 Plan

The following is a general summary as of the date of this proxy statement of the material U.S. federal income tax consequences to AngioDynamics and participants in the 2020 Plan with respect to awards granted under the 2020 Plan. This summary is based upon the Code, Treasury Regulations, administrative pronouncements, and judicial decisions, in each case as in effect on the date hereof, all of which are subject to change (possibly with retroactive effect). The specific tax consequences for any participant will depend upon his or her individual circumstances. This summary does not address state, local, or non-U.S. tax consequences to AngioDynamics or participants in the 2020 Plan.

Tax Treatment of the Participants.

ISOs. A participant will recognize no income upon grant of an ISO and will generally incur no tax upon exercise of an ISO, provided that the participant is an employee when the ISO is granted and did not cease being an employee for more than three months prior to exercise of the ISO. If a participant holds the shares purchased upon exercise of the ISO (the “ISO Shares”) for more than one year after the date the ISO was exercised and for more than two years after the ISO’s grant date (the “required holding period” ), then the participant generally will realize long-term capital gain or loss (rather than ordinary income or loss) upon disposition of the ISO Shares in an amount equal to the difference between the amount realized upon such disposition and the exercise price of the ISOs.

If a participant disposes of ISO Shares prior to the expiration of the required holding period (a “disqualifying disposition”), then gain realized upon such disposition, to the extent of the difference between the ISO exercise price and the fair market value of the ISO Shares on the date of exercise, will be treated as ordinary income. Any additional gain will be capital gain, and treated as long-term capital gain if the ISO Shares were held by the participant for at least one year.

Note that the difference between the exercise price and fair market value of the ISO Shares on the date of exercise is an adjustment to income for purposes of the “alternative minimum tax” (“AMT”) provisions of the Code. However, if a disqualifying disposition of the ISO Shares occurs in the same calendar year as exercise of the ISO, there is no AMT adjustment with respect to those ISO Shares. Also, upon a sale of ISO Shares that is not a disqualifying disposition, your taxable income may be reduced in the year of sale by the excess of the fair market value of the ISO Shares at exercise over the amount paid for the ISO Shares.

Nonqualified Stock Options. A participant will not recognize any taxable income at the time a nonqualified stock option, or “NQSO,” is granted. However, upon exercise of a NQSO, a participant must generally include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise and the NQSO’s exercise price. The included amount must be treated as ordinary income by the participant and will be subject to income tax withholding by us if the participant is an employee. Upon disposition of the shares by a participant, the participant will generally recognize capital gain or loss in an amount equal to the difference between the amount received on disposition and the fair market value of the shares on the date of exercise. This gain will generally be long-term capital gain if the participant has held the shares for at least one year.

Stock Appreciation Rights. A grant of a stock appreciation right has no federal income tax consequences at the time of grant. Upon the exercise of stock appreciation rights, the value of the shares or other consideration received is generally taxable to the recipient as ordinary income, which will be subject to income tax withholding by us if the participant is an employee.

Restricted Stock. A participant receiving restricted shares for services recognizes taxable income when the shares become vested, generally when they are transferable or no longer subject to a substantial risk of forfeiture. Upon vesting, the participant will generally include in ordinary income an amount, which will be subject to income tax withholding by us if the participant is an employee, equal to the difference between the fair market value of the shares at the time they become substantially vested and the amount paid for the shares (if any).

Upon disposition of the shares by a participant, the participant will generally recognize capital gain or loss in an amount equal to the difference between the amount received on disposition and the fair market value of the shares on the date of exercise. This gain will generally be long-term capital gain if the participant has held the shares for at least one year.

A participant can file an election with the IRS (an “83(b) Election”), not later than 30 days after the date of the transfer of the restricted shares, to include in income as compensation (treated as ordinary income), in the year of the transfer of such restricted shares, an amount equal to the difference between the fair market value of such shares on the date of transfer and any amount paid for such shares. The included amount must be treated as ordinary income by the participant and will be subject to income tax withholding by us if the participant is an employee. Income is not again required to be included upon the lapse of the restrictions. Upon disposition of the shares by a participant, the participant will generally recognize capital gain or loss in an amount equal to the difference between the amount received on disposition and the fair market value of the shares on the date of grant. This gain will generally be long-term capital gain if the 83(b) Election was made at least one year prior to the disposition.

Restricted Stock Units. A participant receiving a restricted stock unit will generally recognize ordinary income in an amount equal to the money or the fair market value of the shares or other consideration received at the time of their settlement, which will be subject to income tax withholding by us if the participant is an employee.

Code Section 409A. Section 409A of the Code (“Section 409A”) imposes significant restrictions on a range of nonqualified deferred compensation plans, along with a penalty on a participant receiving compensation under a plan that does not meet the requirements of Section 409A.

The definition of a nonqualified deferred compensation plan is broad and could include certain awards granted under the 2020 Plan. Certain compensation under the 2020 Plan, however, would not be subject to Section 409A, such as options where the exercise price is at least equal to fair market value on the date of grant, and transfers of property subject to Section 83 of the Code (other than option grants).

Amounts deferred under a nonqualified deferred compensation plan that do not comply with Section 409A may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest, penalties, and additional state taxes). To the extent applicable, the 2020 Plan and awards granted under the 2020 Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code.

Tax Treatment of AngioDynamics

Subject to any withholding requirement, the standard of reasonableness, and (if applicable) Section 162(m) of the Code (which generally limits our annual compensation deduction attributable to certain of our executive officers to $1 million annually), we generally will be entitled to a deduction to the extent any participant recognizes ordinary income from an award granted under the 2020 Plan. As in previous years, the potential deductibility of compensation is only one of many considerations that the committee will take into account when determining awards under the 2020 Plan, and we believe it is important that the committee retain flexibility and authority to grant or adjust awards under the 2020 Plan as needed to address particular circumstances, or unexpected, unusual, or non-recurring events, or to attract and retain key executive talent, even if this results in the grant or settlement of awards under the 2020 Plan that are not deductible (whether by application of Section 162(m), to the extent applicable, or otherwise). Therefore, the committee may make awards under the 2020 Plan that are not deductible if, in its judgment, such payments are advisable to achieve our compensation objectives.

New Plan Benefits/Prior Option Awards

The shares of common stock issuable pursuant to the terms of the 2020 Plan are available for awards to all eligible participants of the plan. Because awards under the 2020 Plan are made in the discretion of the committee, however, the identity of future award recipients and the size and terms of future awards are not known at this time.

Since the inception of the 2020 Plan, the following individuals and groups have received stock options under the 2020 Plan covering the indicated number of shares of our common stock:

Individual/Group	Number of Options
James C. Clemmer - President, CEO	369,975
Stephen A. Trowbridge - EVP, CFO	98,156
Chad T. Campbell - SVP & GM, Vascular Access and Oncology	44,825
Laura Piccinini - SVP & GM, Endovascular Therapies and International	97,653
Warren G. Nighan - SVP, Global Supply Chain, Quality and Regulatory Affairs	39,033
All current executive officers as a group	649,642
All current directors who are not executive officers as a group	—
Each nominee for election as a director	—
Each associate of any such directors, executive officers or nominees	—
Each other person who received or is to receive 5% of such options	—
All employees, including all current officers who are not executive officers, as a group	434,929

Recommendation of the Board of Directors
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE AN AMENDMENT TO THE ANGIODYNAMICS, INC. 2020 EQUITY INCENTIVE PLAN.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Related Party Transactions
There were no related party transactions pursuant to Item 404 of Regulation S-K during our fiscal year ended May 31, 2024.
Policy on Related Party Transactions
On July 27, 2007, the Board of Directors approved a Related Person Transaction Policy. The policy defines “Related Person Transaction” as certain transactions, arrangements or relationships in which the Company participates, the amount exceeds $50,000 and certain related persons have a material interest. Under the policy, any potential Related Person Transaction, including for example the purchase of goods or services, guarantees of indebtedness or employment, must be pre-approved by the Audit Committee unless circumstances make pre-approval impracticable. In the latter case, management is allowed to enter into the transaction, but the transaction remains subject to ratification by the Audit Committee at a subsequent Audit Committee meeting. In determining whether to approve or ratify a Related Person Transaction, the Audit Committee will take into account a number of factors, including the related person’s interest and approximate dollar amount of the transaction, as well as, whether the transaction occurred in the ordinary course of business or through a competitive bid process. On an annual basis, the Audit Committee will review and assess ongoing Related Person Transactions to determine whether the relationships remain appropriate.
DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of initial ownership and changes in ownership with the SEC. Based solely on our review of copies of such forms received by us, or on written representations from certain reporting persons that no reports were required for such persons, we believe that, during the fiscal year ended May 31, 2024, all of our executive officers, directors and 10% shareholders complied with all Section 16 filing requirements, except as follows:

Each of Chad Campbell, Stephen Trowbridge, Dave Helsel, James Clemmer and Scott Centea filed two late Forms 4 (relating to (a) an exempt disposition of common stock to cover taxes related to the vesting of restricted stock units that were previously reported and (b) the acquisition of common stock related to the vesting and settlement of performance share units that were previously reported).

Laura Piccinini filed one late Form 4 (relating to an exempt disposition of common stock to cover taxes related to the vesting of restricted stock units that were previously reported).

ANNUAL REPORT
Any AngioDynamics shareholder may obtain without charge additional copies of our annual report on Form 10-K for the fiscal year ended May 31, 2024 (without exhibits), as filed with the SEC, by writing to:
General Counsel
AngioDynamics, Inc.
14 Plaza Drive
Latham, New York 12110

SHAREHOLDER PROPOSALS AND NOMINATIONS
Under Rule 14a-8 under the Exchange Act, shareholders may present proper proposals for inclusion in our proxy statement and for consideration at our next Annual Meeting of Shareholders. To be eligible for inclusion in our 2025 proxy statement pursuant to Rule 14a-8, your proposal must be received by us no later than May 29, 2025 and must otherwise comply with Rule 14a-8. While the Board of Directors will consider shareholder proposals, we reserve the right to omit from our proxy statement shareholder proposals that we are not required to include under the Exchange Act, including under Rule 14a-8.
In addition, our By-Laws contain an advance notice provision with respect to matters to be brought before an Annual Meeting of Shareholders, including nominations for directors, and not included in our proxy statement. If you would like to nominate a director or bring any other business before the shareholders at the 2025 Annual Meeting, you must comply with the procedures contained in the By-Laws and you must notify us in writing, and such notice must be delivered to or received by our Secretary no earlier than July 15, 2025 and no later than August 14, 2025. However, if the fiscal 2025 Annual Meeting is called for a date that is not within 25 days before or after November 12, 2024, notice must be received by our Secretary no later than the later of (i) the close of business on the 90th day before the 2025 Annual Meeting and (ii) the close of business on the 10th day following the day on which notice of the 2025 Annual Meeting was mailed to shareholders or public disclosure of the date of the 2025 Annual Meeting was made, whichever first occurs.
You may write to our Secretary at our principal executive office, 14 Plaza Drive, Latham, New York 12110, to deliver the notices discussed above and to request a copy of the relevant By-Law provisions regarding the requirements for making shareholder proposals and nominations of directors.

OTHER MATTERS
As of the date of this proxy statement, we know of no matters other than those set forth herein that will be presented for consideration at the meeting. If any other matter or matters are properly brought before the meeting or any adjournment thereof, the persons named in the accompanying proxy will have discretionary authority to vote, or otherwise act, with respect to such matters in accordance with their judgment.

APPENDIX A
ANGIODYNAMICS, INC.
2020 EQUITY INCENTIVE PLAN
(as amended)
1.Purposes. The primary purposes of this Plan are (a) to provide competitive equity incentives that will enable the Company to attract, retain, motivate, and reward persons who render services that benefit the Company or other enterprises in which the Company has a significant interest and (b) to align the interests of such persons with the interests of the Company’s shareholders generally.
2.Definitions. Unless otherwise required by the context, the following terms, when used in this Plan, shall have the meanings set forth in this Section 2.
2.1.1.“Affiliate” means an affiliate as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act.
2.1.2.“Award” means an award granted under this Plan in one of the forms provided for in Section 3(a).
2.1.3.“Award Agreement” means a written instrument signed by an officer of the Company and setting forth the terms and conditions of an Award granted under the Plan.
2.1.4.“Beneficiary” means a person or entity (including but not limited to a trust or estate), designated in writing by a Service Provider or other rightful holder of an Award, on such forms and in accordance with such terms and conditions as the Committee may prescribe, to whom such Service Provider’s or other rightful holder’s rights under the Plan shall pass in the event of the death of such Service Provider or other rightful holder. In the event that the person or entity so designated is not living or in existence at the time of the death of the Service Provider or other rightful holder of the Award, or in the event that no such person or entity has been so designated, the “Beneficiary” shall mean the legal representative of the estate of the Service Provider or other rightful holder, or the person or entity to whom the Service Provider’s or other rightful holder’s rights with respect to the Award pass by will or the laws of descent and distribution.
2.1.5.“Board” or “Board of Directors” means the Board of Directors of the Company, as constituted from time to time.
2.1.6.“Cause” means, unless otherwise provided in an applicable Award Agreement, (x) if a Service Provider is a party to a written employment, severance, consulting, or other service agreement with the Company or any of its Subsidiaries that contains a definition of “Cause” (or term of similar meaning), then “Cause” as so therein defined, and (y) if a Service Provider is not party to such an agreement, then (i) such Service Provider has willfully failed to perform the Service Provider’s duties with the Company or any of its Subsidiaries (other than because of the Service Provider’s death or disability); (ii) the engaging by the Service Provider in misconduct which is injurious to the Company or any of its Subsidiaries, monetarily or otherwise; (iii) the Service Provider’s commission of (a) a felony or (b) a crime involving fraud, dishonesty, or moral turpitude; or (iv) the Service Provider’s material violation of any written policy of the Company or any of its Subsidiaries applicable to the Service Provider or material breach of a written agreement with the Company or any of its Subsidiaries.
2.1.7.“Change in Control” means that any of the following events has occurred:
2.1.7.1.any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including any securities acquired directly from the Company or its Affiliates) representing more than 40% of the combined voting power of the Company’s then-outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below; or
2.1.7.2.the following individuals cease for any reason to constitute a majority of the number of directors serving on the Board: individuals who, at the beginning of any period of two consecutive years or less (not including any period prior to the Effective Date), constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of such period or whose appointment, election, or nomination for election was previously so approved or recommended; or
2.1.7.3.there is consummated a merger or consolidation of the Company or any Subsidiary with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary, at least 60% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including any securities acquired directly from the Company or its Affiliates) representing more than 40% or more of the combined voting power of the Company’s then outstanding securities; or
2.1.7.4.the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the

Company’s assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.
For purposes of the foregoing provisions of this Section 2(g),
2.1.7.4.1.the term “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act;
2.1.7.4.2.the term “Effective Date” shall mean the date on which the Plan is effective as provided in Section 11 hereof; and
2.1.7.4.3.the term “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (1) the Company or any of its Subsidiaries, (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (3) an underwriter temporarily holding securities pursuant to an offering of such securities, or (4) a corporation or other entity owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.
Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or any portion of an Award) that provides for the deferral of compensation that is subject to Section 409A of the Code, to the extent required to avoid the imposition of additional taxes under Section 409A of the Code, the transaction or event described in subsection (i), (ii), (iii), or (iv) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).
2.1.8.“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time. References to a particular section of the Code shall include references to any related Treasury Regulations and to successor provisions of the Code.
2.1.9.“Committee” means the committee appointed by the Board of Directors to administer the Plan pursuant to the provisions of Section 12(a) below.
2.1.10.“Common Stock” means common stock of the Company, par value $.01 per share.
2.1.11.“Company” means AngioDynamics, Inc., a Delaware corporation, and, except for purposes of determining under Section 2(g) hereof whether or not a Change in Control has occurred, shall include its successors.
2.1.12.“Employee” means any person who is employed by the Company or a Subsidiary on a full-time or part-time basis, including an officer or director if he is so employed.

2.1.13.“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
2.1.14.“Fair Market Value” with respect to a share of Common Stock on a particular date means as follows:
2.1.14.1.The mean between the high and low sale prices of a share of Common Stock on such date, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other system then in use with regard to the Common Stock or, if on such date the Common Stock is publicly traded but not quoted by any such system, the mean of the closing bid and asked prices of a share of Common Stock on such date as furnished by a professional market maker making a market in the Common Stock; or
2.1.14.2.If in (i) above, there were no sales on such date reported as provided above, the respective prices on the most recent prior day on which a sale was so reported.
In the case of an Incentive Stock Option, if the foregoing method of determining fair market value should be inconsistent with Section 422 of the Code, “Fair Market Value” shall be determined by the Committee in a manner consistent with Section 422 of the Code and shall mean the value as so determined. In the case of other securities or other property, “Fair Market Value” shall mean the fair market value of such other securities or other property as determined by the Committee in its sole discretion.
2.1.15.“Good Reason” means, unless otherwise provided in an applicable Award Agreement, (x) if a Service Provider is a party to a written employment, severance, consulting, or other service agreement with the Company or its Subsidiaries that contains a definition of “Good Reason” (or term of similar meaning), then “Good Reason” as so therein defined, and (y) if a Service Provider is not party to such an agreement, then the occurrence of any of the following without the Service Provider’s prior written consent: (i) a material reduction in the Service Provider’s base salary or target annual bonus; (ii) a material and substantial adverse diminution in the Participant’s duties or responsibilities]; (iii) the Company’s or its Subsidiary’s material breach of a written agreement to which it is a party with the Service Provider; or (iv) the relocation of the Service Provider’s principal place of employment to a location which increases the Service Provider’s one-way commuting distance by more than fifty (50) miles; provided, however, that (1) the Service Provider provides the Company with written notice of the circumstances giving rise to Good Reason within thirty (30) days of their occurrence, (2) the Company fails to cure such circumstances within thirty (30) days following receipt of such written notice, and (3) the Service Provider terminates his or her service within thirty (30) days following expiration of such cure period.
2.1.16.“Incentive Stock Option” means an option, including an Option as the context may require, intended to meet the requirements of Section 422 of the Code.

2.1.17.“Linked Stock Appreciation Rights” means Stock Appreciation Rights that are linked to all or any part of an Option, subject to and in accordance with Section 7 and the other applicable provisions of the Plan.
2.1.18.“Nonqualified Stock Option” means an option, including an Option as the context may require, which is not intended to be an Incentive Stock Option.
2.1.19.“Option” means an option granted under this Plan to purchase shares of Common Stock. Options may be Incentive Stock Options or Nonqualified Stock Options.
2.1.20.“Other Stock-Based Award” means an Award that is not an Option, Stock Appreciation Right, Restricted Stock, or Restricted Stock Unit that is granted under Section 8 of the Plan and is (i) payable by delivery of Common Stock and/or (ii) measured by reference to the value of Common Stock.
2.1.21.“Plan” means this AngioDynamics, Inc. 2020 Equity Incentive Plan, as amended from time to time.
2.1.22.“Restricted Stock” means shares of Common Stock which are issued to a Service Provider in accordance with Section 5 and the other applicable provisions of the Plan subject to restrictions and/or forfeiture provisions specified by the Committee.
2.1.23.“Restricted Stock Unit” means an unsecured and unfunded promise to issue or deliver shares of Common Stock, cash, other securities, or other property to a Service Provider at a future time or times subject to and in accordance with Section 5 below and the other applicable provisions of the Plan if certain terms and conditions specified by the Committee are satisfied.
2.1.24.“Service Provider” means a person who renders, has rendered, or who the Committee expects to render services that benefit or will benefit the Company or a Subsidiary, in the capacity of employee, director, independent contractor, agent, advisor, consultant, representative, or otherwise, and includes but is not limited to (i) Employees, (ii) personal service corporations, limited liability companies, and similar entities through which any such person renders, has rendered, or is expected to render such services, and (iii) members of the Board who are not Employees.
2.1.25.“Stock Appreciation Right” means a right granted subject to and in accordance with Section 7 and the other applicable provisions of the Plan.
2.1.26.“Subsidiary” means a corporation or other form of entity or business association of which shares (or other ownership interests) having more than 50% of the voting power are owned or controlled, directly or indirectly, by the Company; provided, however, that in the case of an Incentive Stock Option, the term “Subsidiary” shall mean a Subsidiary (as defined by the preceding clause) which is also a “subsidiary corporation” as defined in Section 424(f) of the Code.

3.Grants of Awards.
3.1.1.Subject to the provisions of the Plan, the Committee may at any time, and from time to time, grant the following types of awards to any Service Provider:
3.1.1.1.Restricted Stock;
3.1.1.2.Restricted Stock Units;
3.1.1.3.Options;
3.1.1.4.Stock Appreciation Rights; and
3.1.1.5.Other Stock-Based Awards.
Any provision above of this Section 3(a) to the contrary notwithstanding, the Committee may grant Incentive Stock Options only to Service Providers who are Employees.
3.1.2.After an Award has been granted,
3.1.2.1.the Committee may waive any term or condition thereof that could have been excluded from such Award when it was granted, and
3.1.2.2.may amend any Award after it has been granted to include (or exclude) any provision which could have been included in (or excluded from) such Award when it was granted, subject to the written consent of the affected participant, if such amendment would result in less favorable terms applying to such participant, and no additional consideration need be received by the Company in exchange for such waiver or amendment.
3.1.3.The Committee may (but need not) grant any Award linked to another Award, including, without limitation, Options linked to Stock Appreciation Rights. Linked Awards may be granted as either alternatives or supplements to one another. The terms and conditions of any such linked Awards shall be determined by the Committee, subject to the provisions of the Plan.
3.1.4.No Service Provider shall acquire any rights in or to or with respect to any Award unless and until an Award Agreement is delivered to him and returned to the designated Company representative executed by the Service Provider within the time, if any, prescribed therefore by the Committee or its delegate (which execution and delivery may be in electronic form or through electronic procedures established by the Committee). Any such Award Agreement shall not be inconsistent with this Plan and shall incorporate this Plan by reference. Executing and returning such Award Agreement to the Company shall constitute the Service Provider’s irrevocable agreement to and acceptance of the terms and conditions of the Award set forth in such Award Agreement and of the Plan applicable to such Award.

3.1.5.The Plan is intended to enable the Committee to grant Options that qualify for the tax treatment applicable to incentive stock options under Section 422 of the Code, as well as Options and other Awards that do not qualify for such tax treatment. Any provision of the Plan to the contrary notwithstanding, the Plan shall be interpreted, administered, and construed to enable the Committee to grant Options that qualify for the tax treatment applicable to incentive stock options under Section 422 of the Code as well as Options and other Awards that do not qualify for such tax treatment, and any provision of the Plan that cannot be so interpreted, administered, or construed shall to that extent be disregarded.
3.1.6.Any Award shall have a minimum restriction or vesting period, as applicable, of one year from the date of grant; provided, however, that the Committee may provide for earlier vesting upon a Service Provider’s termination of employment or service by reason of death or disability. Notwithstanding any provision herein to the contrary, 5% of the total number of shares available for allotment and issuance, transfer, or delivery under the Plan (the “Excepted Shares”) shall not be subject to the minimum restriction or vesting period, as applicable, described in the preceding sentence, it being understood that an Award may be granted to members of the Board who are not Employees on or promptly following the Company’s annual meeting of stockholders in a given year that vests upon the Company’s annual meeting of stockholders in the following year that occurs at least fifty (50) weeks following such preceding meeting without counting against such minimum restriction or vesting period limitation or as an “Excepted Share.”
4.Stock Subject to this Plan; Award Limits.
4.1.1.Subject to Sections 4(c) and Section 10,
4.1.1.1.the maximum aggregate number of shares of Common Stock which may be issued pursuant to Awards is 9,050,000 shares of Common Stock. Not more than 100% of such maximum aggregate number of shares may be issued pursuant to Options that are Incentive Stock Options; and
4.1.1.2.no member of the Board who is not an Employee may be granted, in any calendar year, Awards under this Plan with a grant date fair value (determined in accordance with GAAP) of greater than $500,000. Any Award granted to a Service Provider while he or she was an Employee, or while he or she was a consultant but not a member of the Board, will not count for purposes of the limitations under this Section 4(a)(ii).
If, after any Award is earned or exercised, the issuance or transfer of shares of Common Stock or money is deferred, any amounts equivalent to dividends or other earnings during the deferral period (including shares which may be distributed in payment of any such amounts) shall be disregarded in applying the limitation set forth above in clause (ii) of this Section 4(a). If, in connection with an acquisition of another company or all or part of the assets of another company by the Company or a Subsidiary, or in connection with a merger or other combination of another company with the Company or a Subsidiary, the Company either (A) assumes stock options or other stock incentive obligations of such other company, or (B) grants stock options or other stock incentives in substitution for stock options or other stock incentive obligations of such other company, then none of the shares of Common Stock that are issuable or transferable pursuant to such stock options or other stock incentives that are assumed or granted in substitution by the Company shall be charged against the limitations set forth in this Section 4(a).
4.1.2.Shares which may be issued pursuant to Awards may be authorized but unissued shares of Common Stock, or shares of Common Stock held in the treasury, whether acquired by the Company specifically for use under this Plan or otherwise, as the Committee may from time to time determine; provided, however, that any shares acquired or held by the Company for the purposes of this Plan shall, unless and until issued to a Service Provider or other rightful holder of an Award in accordance with the terms and conditions of such Award, be and at all times remain treasury shares of the Company, irrespective of whether such shares are entered in a special account for purposes of this Plan, and shall be available for any corporate purpose.
4.1.3.The maximum aggregate number of shares set forth in Section 4(a)(i) above shall be charged only for the number of shares which are actually issued under the Plan; if any shares of Common Stock subject to an Award shall not be issued to a Service Provider and shall cease to be issuable to a Service Provider because of the termination, expiration, forfeiture, or cancellation, in whole or in part, of such Award or the settlement of such Award in cash or for any other reason, or if any such shares shall, after issuance, be reacquired by the Company because of a Service Provider’s failure to comply with the terms and conditions of an Award, the shares not so issued, or the shares so reacquired by the Company, as the case may be, shall no longer be charged against the limitations provided for in Section 4(a)(i) above and may again be made subject to Awards; provided, however, that (x) any shares of Common Stock withheld or tendered in payment of any applicable exercise price, grant price, strike price, or taxes relating to any Award, or (y) repurchased by the Company using proceeds from exercise of an Option, shall be deemed to constitute shares issued under the Plan and shall not again be available for Awards under the Plan. For the avoidance of doubt, the gross number of Shares underlying a stock-settled Stock Appreciation Right shall reduce the limit set forth in Section 4(a)(i) above when such Stock Appreciation Right is settled in shares of Common Stock.
5.Restricted Stock and Restricted Stock Units. Restricted Stock and Restricted Stock Units shall be subject to the following provisions and such other terms and conditions, consistent with the following provisions, as the Committee may provide in the applicable Award Agreement:
5.1.1.Upon the grant of Restricted Stock, the Committee shall cause a stock certificate registered in the name of the participant to be issued or shall cause share(s) of Common Stock to be registered in the name of the participant and held in book-entry form subject to the Company’s directions and, if the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than issued to the participant pending the release of the applicable restrictions, the Committee may require the participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable, and (ii) the appropriate stock power (endorsed in blank) with respect to the Restricted

Stock covered by such agreement. If a participant shall fail to execute and deliver (in a manner permitted by the Committee) an Award Agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and blank stock power within the amount of time specified by the Committee, the Award shall be null and void. Subject to the restrictions set forth in this Section 5 and the applicable Award Agreement, a participant generally shall have the rights and privileges of a stockholder as to shares of Restricted Stock, including, without limitation, the right to vote such Restricted Stock and receive dividends in respect of such Restricted Stock, subject to the limitations set forth in Section 13(a). To the extent shares of Restricted Stock are forfeited, any stock certificates issued to the participant evidencing such shares shall be returned to the Company, and all rights of the participant to such shares and as a stockholder with respect thereto shall terminate without further obligation on the part of the Company. A participant shall have no rights or privileges as a stockholder as to Restricted Stock Units.
5.1.2.Restricted Stock and Restricted Stock Units shall vest, and any applicable restrictions shall lapse, in such manner and on such date or dates or upon such event or events as determined by the Committee, including, without limitation, upon satisfaction of any continued employment or service conditions, performance conditions (which may be, without limitation, objective, subjective, based on Company-wide or individual metrics, or any combination thereof), and/or other terms and conditions specified by the Committee; provided, however, that notwithstanding any such dates or events, the Committee may, in its sole discretion, accelerate the vesting of any Restricted Stock or Restricted Stock Unit or the lapsing of any applicable restrictions at any time and for any reason. Unless otherwise provided under the Plan or by the Committee, whether in an Award Agreement or otherwise, in the event of a Service Provider’s termination of employment or service for any reason prior to the time that such participant’s Restricted Stock or Restricted Stock Units, as applicable, have vested, (i) all vesting with respect to such participant’s Restricted Stock or Restricted Stock Units, as applicable, shall cease and (ii) unvested shares of Restricted Stock and unvested Restricted Stock Units, as applicable, shall be forfeited to the Company by the participant for no consideration as of the date of such termination.
5.1.3.Upon the vesting or lapsing of restrictions applicable to any shares of Restricted Stock, the restrictions set forth in the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration the Company shall issue to the participant or the participant’s beneficiary, without charge, the stock certificate (or, if applicable, a notice evidencing a book-entry notation) evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which such restrictions have expired (rounded down to the nearest full share).
5.1.4.Unless otherwise provided by the Committee in an Award Agreement or otherwise, upon the vesting of any outstanding Restricted Stock Units, the Company shall issue to the participant or the participant’s beneficiary, without charge, one share of Common Stock (or other securities or other property, as applicable) for each such outstanding Restricted Stock Unit; provided, however, that the Committee may, in its sole discretion, elect to (i) pay cash or part cash and part shares of Common Stock in lieu of issuing only shares of Common Stock in respect of such Restricted Stock Units or (ii) defer the issuance of shares of Common Stock (or cash or part cash and part shares of Common Stock, as the case may be) beyond the applicable vesting date if such extension would not cause adverse tax consequences under Section 409A of the Code. If a cash payment is made in lieu of issuing shares of Common Stock in respect of such Restricted Stock Units, the amount of such payment shall be equal to the Fair Market Value per share of the Common Stock as of the date on which such Restricted Stock Units vested.
5.1.5.Each certificate, if any, or book entry representing Restricted Stock awarded under the Plan, if any, shall bear a legend or book entry notation substantially in the form of the following, in addition to any other information the Company deems appropriate, until the lapse of all restrictions with respect to such shares of Common Stock:
“TRANSFER OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY IS RESTRICTED PURSUANT TO THE TERMS OF THE ANGIODYNAMICS, INC. 2020 EQUITY INCENTIVE PLAN AND A RESTRICTED STOCK AWARD AGREEMENT BETWEEN ANGIODYNAMICS, INC. AND THE PARTICIPANT. A COPY OF SUCH PLAN AND AWARD AGREEMENT IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF ANGIODYNAMICS, INC.”
6.Options. Options shall be subject to the following provisions and such other terms and conditions, consistent with the following provisions, as the Committee may provide in the applicable Award Agreement:
6.1.1.Subject to the provisions of Section 10, the purchase price (or exercise price) per share of each Option granted under the Plan (other than substitute Awards described in Section 4(a)) shall be no less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted; provided, that, in the case of an Incentive Stock Option granted to any Employee who, at the time such Incentive Stock Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of his employer corporation or of its parent or subsidiary corporation, such purchase price (or exercise price) shall be no less than 110% of the Fair Market Value of a share of Common Stock on the date the Incentive Stock Option is granted).
6.1.2.The purchase price (or exercise price) of shares subject to an Option may be paid in whole or in part (i) in money, (ii) by bank-certified, cashier’s, or personal check subject to collection, (iii) if so provided in the applicable Award Agreement and, subject to compliance with Section 402 of the Sarbanes-Oxley Act of 2002, as amended, and any other applicable law or regulation (including of any applicable securities exchanges on which the Common Stock is quoted or traded) and further subject to such terms and conditions as the Committee may impose, by delivering to the Company a properly executed exercise notice together with a copy of irrevocable instructions to a stockbroker (which may be in electronic form or through electronic procedures established by the Committee) to sell immediately some or all of the shares acquired by exercise of the option and to deliver promptly to the Company an amount of sale proceeds (or, in lieu of or pending a sale, loan proceeds) sufficient to pay the purchase price (or exercise price), or (iv) if so provided in the applicable Award Agreement and subject to such terms and conditions as may be specified therein, in shares of Common Stock which have been owned by the optionee for at least six months or which were acquired on the open market and which are surrendered to the Company actually or by attestation. Shares of Common Stock thus surrendered shall be valued at their Fair Market Value on the date of exercise.
6.1.3.Each Option may be exercisable in full at the time of grant or may become exercisable in one or more installments and at such time or times and subject to such terms and conditions, as the Committee may determine. Without limiting the foregoing, an Option may (but need not) provide by its terms that it will become exercisable in whole or in part upon the completion of specified periods of any continued employment or service conditions, performance conditions (which may be, without limitation, objective, subjective, based on Company-wide or individual metrics, or any combination thereof), and/or other terms and conditions specified by the Committee. The Committee may at any time accelerate the date on which an Option becomes exercisable, and no additional consideration need be received by the Company in exchange for such acceleration. Unless otherwise provided in the Award Agreement evidencing the Option, an Option, to the extent it becomes exercisable, may be exercised at any time in whole or in part until the expiration or termination of the Option. In addition, unless otherwise provided under the Plan or by the Committee, whether in an Award Agreement or otherwise, in the event of a Service Provider’s termination of employment or service for any reason prior to the time that such participant’s Options have vested, (i) all vesting with respect to such participant’s Options shall cease and (ii) unvested Options shall be forfeited to the Company by the participant for no consideration as of the date of such termination.
6.1.4.Subject to Section 13(b) below, each Option shall be exercisable during the life of the optionee only by him or his guardian or legal representative, and after death only by his Beneficiary. Notwithstanding any other provision of this Plan, (i) no Option shall be exercisable after the tenth anniversary of the date on which the Option was granted; provided, that if a Nonqualified Stock Option would expire at a time when trading in the shares of Common Stock is prohibited by the Company’s insider trading policy (or Company-imposed “blackout period”), then the term of such Nonqualified Stock Option shall be automatically extended until the 30th day following the expiration of such prohibition, and (ii) no Incentive Stock Option which is granted to any optionee who, at the time such Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of his employer corporation or of its parent or subsidiary corporation, shall be exercisable after the expiration of five years from the date such Option is granted. If an Option is granted for a term of less than ten years, the Committee may, at any time prior to the expiration of the Option, extend its term for a period ending not later than on the tenth anniversary of the date on which the Option was granted, and no additional consideration need be received by the Company in exchange for such extension. Subject to the foregoing provisions of this Section 6(d), the Committee may (but need not) provide for an Option to be exercisable after termination of the Service Provider’s employment or other service for any period and subject to any terms and conditions that the Committee may determine.

6.1.5.An Option may, but need not, be granted as an Incentive Stock Option; provided, that the aggregate Fair Market Value (determined as of the time the option is granted) of the stock with respect to which Incentive Stock Options may be exercisable for the first time by any Employee during any calendar year (under all plans, including this Plan, of his employer corporation and its parent and subsidiary corporations) shall not exceed $100,000 unless the Code is amended to allow a higher dollar amount. All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan.
6.1.6.Shares purchased pursuant to the exercise of an Option shall be issued to the person exercising the Option as soon as practicable after the Option is properly exercised, subject to compliance with all applicable law and regulation (including of any applicable securities exchanges on which the Common Stock is quoted or traded).
6.1.7.The Committee shall not have the authority to reduce the exercise price of outstanding Options, except as permitted by Section 10 below (relating to adjustments for changes in capitalization and similar adjustments).
6.1.8.No option shall be exercisable unless and until the Company (i) obtains the approval of all regulatory bodies whose approval the Company may deem necessary or desirable, and (ii) complies with all legal requirements deemed applicable by the Company.
6.1.9.An Option shall be considered exercised if and when written notice, signed by the person exercising the Option and stating the number of shares with respect to which the Option is being exercised, is received by the designated representative of the Company on a properly completed form approved for this purpose by the Committee (which may be in electronic form or through electronic procedures established by the Committee), accompanied by full payment of the Option exercise price in one or more of the forms authorized in the Award Agreement evidencing such Option and described in Section 6(b) above for the number of shares to be purchased. No Option may at any time be exercised with respect to a fractional share unless the Award Agreement evidencing such Option expressly provides otherwise.
6.1.10.Each optionee awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date the optionee makes a disqualifying disposition of any share of Common Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such share of Common Stock before the later of (i) the date that is two years after the grant date of the Incentive Stock Option, or (ii) the date that is one year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession, as agent for the applicable optionee, of any share of Common Stock acquired pursuant to the exercise of an Incentive Stock Option until the end of the period described in the preceding sentence, subject to complying with any instructions from such optionee as to the sale of such share of Common Stock.
7.Stock Appreciation Rights. Stock Appreciation Rights shall be subject to the following provisions and such other terms and conditions, consistent with the following provisions, as the Committee may provide in the applicable Award Agreement:
7.1.1.Stock Appreciation Rights that are granted under the Plan may be linked to all or any part of an Option (“Linked Stock Appreciation Rights”), or may be granted without any linkage to an Option (“Free-Standing Stock Appreciation Rights”). Linked Stock Appreciation Rights may be granted on the date of grant of the related Option or on any date thereafter, as the Committee may determine. The strike price (or exercise price) of each Stock Appreciation Right granted under the Plan (other than substitute Awards described in Section 4(a)) shall be no less than 100% of the Fair Market Value of a share of Common Stock on the date such Stock Appreciation Right is granted. In the case of Linked Stock Appreciation Rights that are granted as an alternative to the related Option, the strike price (or exercise price) shall be the price at which shares may be purchased under the related Option.
7.1.2.Linked Stock Appreciation Rights may be granted either as an alternative or a supplement to the Option to which they are linked (the “related” Option). Linked Stock Appreciation Rights that are granted as an alternative to the related Option may only be exercised when the related Option is exercisable, and at no time may a number of such Linked Stock Appreciation Rights be exercised that exceeds the number of shares with respect to which the related Option is then exercisable. Upon exercise of Linked Stock Appreciation Rights that are granted as an alternative to an Option, the holder shall be entitled to receive the amount determined pursuant to Section 7(e) below. Exercise of each such Linked Stock Appreciation Right shall cancel the related Option with respect to one share of Common Stock purchasable under the Option. Linked Stock Appreciation Rights that are granted as a supplement to the related Option shall entitle the holder to receive the amount determined pursuant to Section 7(e) below if and when the holder purchases shares under the related Option or at any subsequent time specified in the Award Agreement evidencing such Stock Appreciation Rights.
7.1.3.Stock Appreciation Rights may be exercisable in full at the time of grant or may become exercisable in one or more installments and at such time or times and subject to such terms and conditions, as the Committee may determine. Without limiting the foregoing, Stock Appreciation Rights may (but need not) provide by their terms that they will become exercisable in whole or in part upon the completion of specified periods of any continued employment or service conditions, performance conditions (which may be, without limitation, objective, subjective, based on Company-wide or individual metrics, or any combination thereof), and/or other terms and conditions specified by the Committee. The Committee may at any time accelerate the date on which Stock Appreciation Rights become exercisable, and no additional consideration need be received by the Company in exchange for such acceleration. Unless otherwise provided in the Plan or the Award Agreement evidencing the Stock Appreciation Rights, Stock Appreciation Rights, to the extent they become exercisable, may be exercised at any time in whole or in part until they expire or terminate. In addition, unless otherwise provided under the Plan or by the Committee, whether in an Award Agreement or otherwise, in the event of a Service Provider’s termination of employment or service for any reason prior to the time that such participant’s Stock Appreciation Rights have vested, (i) all vesting with respect to such participant’s Stock Appreciation Rights shall cease and (ii) unvested Stock Appreciation Rights shall be forfeited to the Company by the participant for no consideration as of the date of such termination.
7.1.4.No Free-Standing Stock Appreciation Rights or Linked Stock Appreciation Rights that are granted as a supplement to the related Option shall be exercisable after the tenth anniversary of the date on which the Stock Appreciation Rights were granted (provided, that if such Stock Appreciation Right would expire at a time when trading in the shares of Common Stock is prohibited by the Company’s insider trading policy (or Company-imposed “blackout period”), then the term of such Stock Appreciation Right shall be automatically extended until the 30th day following the expiration of such prohibition) and no Linked Stock Appreciation Rights that are granted as an alternative to the related Option shall be exercisable after the related Option ceases to be exercisable. If the Committee grants Stock Appreciation Rights for a lesser term than that permitted by the preceding sentence, the Committee may, at any time prior to expiration of the Stock Appreciation Rights, extend their term to the maximum term permitted by the preceding sentence, and no additional consideration need be received by the Company in exchange for such extension. Subject to the foregoing provisions of this Section 7(d), the Committee may (but need not) provide for Stock Appreciation Rights to be exercisable after termination of the Service Provider’s employment or other service for any period and subject to any terms and conditions that the Committee may determine.
7.1.5.Upon exercise of Stock Appreciation Rights, the holder thereof shall be entitled to receive cash, a number of shares of Common Stock that have a Fair Market Value on the date of exercise of such Stock Appreciation Rights, other securities, or other property, or a combination of cash, Common Stock, other securities, or other property valued at Fair Market Value on such date, as the Committee may determine, equal to the amount by which the Fair Market Value of a share of Common Stock on the date of such exercise exceeds the strike price (or exercise price) of the Stock Appreciation Rights, multiplied by the number of Stock Appreciation Rights exercised; provided, that in no event shall a fractional share be issued unless the Award Agreement evidencing such Stock Appreciation Rights expressly provides otherwise.
7.1.6.Subject to Section 13(b) below, Stock Appreciation Rights shall be exercisable during the life of the Service Provider only by him or his guardian or legal representative, and after death only by his Beneficiary.
7.1.7.The Committee shall not have the authority to reduce the exercise price of outstanding Stock Appreciation Rights, except as permitted by Section 10 below (relating to adjustments for changes in capitalization and similar adjustments).
8.Other Stock-Based Awards. The Committee may grant Other Stock-Based Awards under the Plan to Service Providers, alone or in tandem with other Awards, in such amounts and dependent on such conditions as the Committee shall from time to time in its sole discretion determine, including, without limitation, the completion of specified periods of any continued employment or service conditions, performance conditions (which may be, without limitation, objective, subjective, based on Company-wide or individual metrics, or any combination thereof), and/or other terms and conditions specified by the Committee. Each Other Stock-Based Award granted under the Plan shall be evidenced by an Award Agreement and shall be subject to such conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.
9.Certain Change in Control, Termination of Service, Death and Disability Provisions.
9.1.Default Provisions. Except as may otherwise be provided in a then-effective written agreement (including an Award Agreement) between a Service Provider and the Company, upon a Change in Control, (i) if another award meeting the requirements of Section 9.3 (a “Replacement Award”) of the Plan is provided to an applicable Service Provider to replace an outstanding Award (the “Replaced Award”), then the provisions of Section 9.3 of the Plan shall apply to such Replacement Award, and (ii) if a Service Provider’s outstanding Award is not so replaced with a Replacement Award, then such outstanding Award shall instead be subject to the provisions of Section 9.2 of the Plan.
9.2.Treatment of Outstanding Awards Not Replaced.
9.2.1.Upon a Change in Control, a Service Provider’s then-outstanding Awards, other than Options and Stock Appreciation Rights, that are not subject to Section 9.3 and are not vested, shall become fully vested (with any performance conditions, if applicable, deemed satisfied at the “target” level) and shall be settled in cash, Shares (or securities of the successor entity), or a combination thereof, as determined by the Committee, within thirty (30) days following such Change in Control (except to the extent that settlement of the Award must be made pursuant to its original schedule in order to comply with Section 409A of the Code).
9.2.2.Upon a Change in Control, a Service Provider’s then-outstanding Options and Stock Appreciation Rights that are not subject to Section 9.3 and are not vested shall immediately become fully vested and exercisable over the exercise period set forth in the applicable Award Agreement (with any performance conditions, if applicable, deemed satisfied at the “target” level). Notwithstanding the immediately preceding sentence, the Committee may elect to cancel such outstanding Options or Stock Appreciation Rights and pay the Service Provider an amount of cash, Shares (or securities of the successor entity), or a combination thereof, as determined by the Committee (less normal withholding taxes), within thirty (30) days following such Change in Control (except to the extent that settlement of the Award must be made pursuant to its original schedule in order to comply with Section 409A of the Code), with a value (as determined by the Committee) equal to the excess of (i) the value, as determined by the Committee, of the consideration (including cash) received by the holder of a Share as a result of the Change in Control (or if the Company’s shareholders do not receive any consideration as a result of the Change in Control, the Fair Market Value of a Share on the day immediately prior to the Change in Control) over (ii) the exercise price of such Options or the strike price (or exercise price) of such Stock Appreciation Rights, multiplied by the number of Shares subject to each such Award in accordance with Section 409A of the Code, to the extent applicable. No payment shall be made to a Service Provider for any Option or Stock Appreciation Right if the exercise price or strike price for such Option or Stock Appreciation Right, respectively, exceeds the value, as determined by the Committee, of the consideration (including cash) received by the holder of a Share as a result of the Change in Control (or if the Company’s shareholders do not receive any consideration as a result of the Change in Control, the Fair Market Value of a Share on the day immediately prior to the Change in Control).
9.3.Treatment of Replaced Awards.
9.3.1.Another award provided to a Service Provider to replace an Award under this Plan shall meet the conditions of this Section 9.3 (and hence qualify as a Replacement Award) if: (i) it is of the same type as the Replaced Award (or, if it is of a different type as the Replaced Award (such as a deferred cash equivalent award) and, the Committee, as constituted immediately prior to the Change in Control, finds such type acceptable); (ii) it has a value at least equal to the value of the Replaced Award; (iii) it relates to publicly traded equity securities listed on a U.S. national securities exchange of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control, except in the case of a Replacement Award granted in the form of a deferred cash equivalent award; (iv) its terms and conditions comply with Section 9.3(b); and (v) its other terms and conditions are not less favorable to the Service Provider than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control). Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 9.3(a) are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion. Without limiting the generality of the foregoing, the Committee may determine the value of Awards and Replacement Awards that are Options or Stock Appreciation Rights by reference to either their intrinsic value or their fair value in each case in a manner that is intended to comply with Section 409A of the Code.
9.3.2.If at any time within three (3) months preceding, or at any time following, a Change in Control, a Service Provider incurs an involuntary termination of service without Cause or a voluntary termination of service for Good Reason, then all Replacement Awards held by the Participant shall become fully vested and free of restrictions and, (i) in the case of Replacement Awards in the form of stock options or stock appreciation rights shall be fully exercisable for the full remaining term of the stock options or stock appreciation rights, as applicable (calculated without regard to such termination of service), (ii) any performance conditions applicable to such Replacement Awards shall be deemed to be satisfied at the “target” level, and (iii) any such Replacement Awards (other than stock options or stock appreciation rights) shall be paid or settled upon or within thirty (30) days of such termination of service. Notwithstanding the foregoing, with respect to any Replacement Award that is subject to Section 409A of the Code, payment or settlement of such Replacement Award shall be made pursuant to its original schedule if and to the extent necessary to comply with Section 409A of the Code.

10.Adjustment Provisions. In the event that any recapitalization, or reclassification, reorganization, split-up, stock split, reverse split, repurchase, or consolidation of shares of Common Stock shall be effected, or the outstanding shares of Common Stock shall be, in connection with a merger or consolidation of the Company or a sale by the Company of all or a part of its assets, exchanged for a different number or class of shares of stock or other securities or property of the Company or any other entity or person, or a spin-off or split-off or a record date for determination of holders of Common Stock entitled to receive a dividend or other distribution payable in Common Stock or other property (other than normal cash dividends), or other similar corporate transaction affecting the Common Stock (including a Change in Control) shall occur, or unusual or nonrecurring events occur affecting the Company, including changes in applicable rules, rulings, regulations, or other requirements, that the Committee determines, in its sole discretion, could result in dilution or enlargement of the rights intended to be granted to, or available for, participants in the Plan, the Committee shall make such proportionate substitution or adjustment, if any, as the Committee deems equitable, to any or all of: (i) the maximum aggregate number and the class of shares or other securities or property that may be issued in accordance with Section 4(a)(i) above pursuant to Awards thereafter granted, (ii) any other limit applicable under the Plan with respect to the number of Awards which may be granted hereunder, (iii) the number and the class of shares or other securities or property that may be issued or transferred under outstanding Awards, (iv) the purchase price, exercise price, or strike price of Awards, and (v) any performance conditions or metrics or other terms and conditions applicable to any outstanding Awards; provided, that with respect to Incentive Stock Options any such adjustments shall comply with Sections 422 and 424 of the Code; provided, further, that in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor pronouncement thereto)), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. Any adjustment under this Section 10 shall be conclusive and binding for all purposes, and any such adjustment may provide for the elimination of any fractional share of Common Stock that might otherwise become subject to an Award.
11.Effective Date and Duration of Plan. The Plan shall be effective on the date on which the shareholders of the Company approve it either (a) at a duly held shareholders’ meeting, or (b) by the written consent of the holders of a majority of the securities of the Company entitled to vote, in accordance with any applicable provisions of the Delaware General Corporation Law. If the Plan is not so approved by shareholders, the Plan shall be null, void, and of no force or effect. If so approved, Awards may be granted for a period of ten years following the date of such approval by shareholders, but not thereafter. In no event shall an Incentive Stock Option be granted under the Plan more than ten years following the date the Plan is adopted by the Board, or the date the Plan is approved by the shareholders of the Company, whichever is earlier.
12.Administration.
12.1.1.The Plan shall be administered by a committee of the Board as appointed from time to time by the Board; provided, however, that notwithstanding anything to the contrary contained in the Plan, the Board may exercise all authority granted to the Committee under the

Plan (and when so exercising, all references to the “Committee” hereunder shall also be deemed to refer to the Board). Any such actions by the Board or the applicable committee thereof shall be subject to the applicable rules of the securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted.
12.1.2.The Committee may establish such rules and regulations, not inconsistent with the provisions of the Plan, as it may deem necessary for the proper administration of the Plan, and may amend or revoke any rule or regulation so established. The Committee shall, subject to the provisions of the Plan, have full power and discretion to interpret, administer, and construe the Plan and any Award Agreement issued hereunder and full and final authority to make all determinations and decisions thereunder, including, without limitation, the authority and discretion to (i) determine the persons who are Service Providers and select the Service Providers who are to participate in the Plan, (ii) determine when Awards shall be granted, (iii) determine the number of shares and/or amount of money to be made subject to each Award, (iv) determine the type or types of Awards to grant, (v) determine the terms and conditions of each Award, including the purchase price, exercise price, or strike price, in the case of Options or Stock Appreciation Rights, and whether specific Awards shall be linked to one another and if so whether they shall be alternative to or supplement one another, (vi) determine the vesting and exercisability terms of any Award granted under the Plan, which may include, without limitation, satisfaction or completion of specified periods of any continued employment or service or performance conditions (which may be, without limitation, objective, subjective, based on Company-wide or individual metrics, or any combination thereof), (vii) determine whether, to what extent, and under what circumstances Awards may be settled in, or exercised for, cash, shares of Common Stock, other securities, other Awards, or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (viii) determine whether, to what extent, and under what circumstances the delivery of cash, shares of Common Stock, other securities, other Awards, or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the participant or of the Committee; (ix) interpret, administer, reconcile any inconsistency in, correct any defect in, and/or supply any omission in the Plan and any Award Agreement or other instrument or agreement relating to, or Award granted under, the Plan, and (x) make any adjustments or determinations pursuant to Sections 9 and 10 of the Plan. The interpretation by the Committee of the terms and provisions of the Plan and any Award Agreement or other instrument issued thereunder, and its administration thereof, and all action taken by the Committee, shall be final, binding, and conclusive on the Company, its shareholders, Subsidiaries, all participants, and Service Providers, and upon their respective Beneficiaries, successors, and assigns, and upon all other persons claiming under or through any of them. Except to the extent prohibited by applicable law or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

12.1.3.No member of the Board, the Committee, or any employee or agent of any member of the Company or its Subsidiaries (each such Person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made with respect to the Plan or any Award hereunder (unless constituting fraud or a willful criminal act or omission). Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit, or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken or determination made with respect to the Plan or any Award hereunder and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit, or proceeding against such Indemnifiable Person, and the Company shall advance to such Indemnifiable Person any such expenses promptly upon written request (which request shall include an undertaking by the Indemnifiable Person to repay the amount of such advance if it shall ultimately be determined, as provided below, that the Indemnifiable Person is not entitled to be indemnified); provided, that the Company shall have the right, at its own expense, to assume and defend any such action, suit, or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts, omissions, or determinations of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the organizational documents of the Company or any of its Subsidiaries. The foregoing right of indemnification shall not be exclusive of or otherwise supersede any other rights of indemnification to which such Indemnifiable Persons may be entitled under the organizational documents of the Company or its Subsidiaries, as a matter of law, under an individual indemnification agreement or contract, or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold such Indemnifiable Persons harmless.
13.General Provisions.
13.1.1.The Committee may, in its sole discretion, provide that an Award may accrue dividends, dividend equivalents, or similar payments, payable in cash, shares of Common Stock, other securities, other Awards, or other property, on a current or deferred basis, on such terms and conditions as may be determined by the Committee in its sole discretion, including, without limitation, payment directly to the holder of such Award, withholding of such amounts by the Company subject to vesting of the Award or reinvestment in additional shares of Common Stock, Restricted Stock, or other Awards. Without limiting the foregoing, any dividend otherwise payable in respect of any share of Restricted Stock that remains subject to vesting conditions at the time of payment of such dividend shall be retained by the Company, remain subject to the same vesting conditions as the share of Restricted Stock to which the dividend relates, and shall be delivered (without interest) to the participant within 15 days following the date on which such restrictions on such Restricted Stock lapse (and the right to any such accumulated dividends shall be forfeited upon the forfeiture of the Restricted Stock to which such dividends relate). To the extent provided in an Award Agreement, the holder of an outstanding Award (other than Restricted Stock) shall be entitled to be credited with dividend equivalent payments (upon the payment by the Company of dividends on shares of Common Stock) either in cash or, in the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends (and interest may, in the sole discretion of the Committee, be credited on the amount of cash dividend equivalents at a rate and subject to such terms as determined by the Committee), which accumulated dividend equivalents (and interest thereon, if applicable) shall be payable at the same time as the underlying Award is settled following the date on which such Award vests (or at the time required to comply with Section 409A of the Code), and if such Award is forfeited, the participant shall have no right to such dividend equivalent payments (or interest thereon, if applicable).
13.1.2.No Award shall be transferable by the Service Provider or other rightful holder of such Award other than by will or the laws of descent and distribution or to a Beneficiary or as expressly permitted by the Committee.
13.1.3.Nothing in this Plan or in any Award Agreement or other instrument executed pursuant hereto shall confer upon any person any right to continue in the employment or other service of the Company or a Subsidiary, or shall affect the right of the Company or a Subsidiary to terminate the employment or other service of any person at any time with or without cause.
13.1.4.No shares of Common Stock shall be issued or transferred pursuant to an Award unless and until all requirements of applicable law or regulation (including of any applicable securities exchanges on which the Common Stock is quoted or traded) applicable to the issuance or transfer of such shares have been satisfied. Any such issuance or transfer shall be contingent upon the person acquiring the shares giving the Company any assurances the Company may deem necessary or desirable to assure compliance with all applicable legal requirements.
13.1.5.No person (individually or as a member of a group) and no Beneficiary or other person claiming under or through him, shall have any right, title, or interest in or to any shares of Common Stock (i) allocated, or (ii) reserved for the purposes of this Plan, or (iii) subject to any Award, except as to such shares of Common Stock, if any, as shall have been issued to him. There is no obligation for uniformity of treatment of participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each participant and may be made selectively among participants, whether or not such participants are similarly situated.
13.1.6.The Company and its Subsidiaries may make such provisions as they may deem appropriate for the withholding of any taxes which they determine they are required to withhold in connection with any Award. Without limiting the foregoing, the Committee may, subject to such terms and conditions as it may impose, permit or require any tax obligation arising in connection with any Award or the grant, exercise, vesting, distribution, or payment of any Award, up to the maximum applicable federal, state, and local withholding, income, employment, other applicable taxes, including payroll taxes, to be satisfied in whole or in part, with or without the consent of the Service Provider or other rightful holder of the Award, by having the Company withhold all or any part of the shares of Common Stock that vest or would otherwise be issued or distributed at such time. Any shares so withheld shall be valued at their Fair Market Value on the date of such withholding.
13.1.7.Notwithstanding any provision of the Plan to the contrary, it is intended that the provisions of the Plan comply with (or are otherwise exempt from) Section 409A of the Code, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. Each participant in the Plan is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such participant in connection with the Plan (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Subsidiaries shall have any obligation to indemnify or otherwise hold such participant (or any beneficiary) harmless from any or all of such taxes or penalties. With respect to any Award that is considered “deferred compensation” subject to Section 409A of the Code, references in the Plan or any Award Agreement to “termination of employment” (and substantially similar phrases) shall mean “separation from service” within the meaning of Section 409A of the Code. For purposes of Section 409A of the Code, each of the payments that may be made in respect of any Award granted under the Plan is designated as a separate payment. Notwithstanding anything in the Plan to the contrary, if a participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, no payments in respect of any Awards that are “deferred compensation” subject to Section 409A of the Code and which would otherwise be payable upon the participant’s “separation from service” (as defined in Section 409A of the Code) shall be made to such participant prior to the date that is six months after the date of such participant’s “separation from service” or, if earlier, the date of the participant’s death. Following any applicable six-month delay, all such delayed payments will be paid in a single lump sum (without interest) on the earliest date permitted under Section 409A of the Code that is also a business day.
13.1.8.Nothing in this Plan is intended to be a substitute for, or shall preclude or limit the establishment or continuation of, any other plan, practice, or arrangement for the payment of compensation or fringe benefits to directors, officers, employees, consultants, or Service Providers generally, or to any class or group of such persons, which the Company or any Subsidiary now has or may hereafter lawfully put into effect, including, without limitation, any incentive compensation, retirement, pension, group insurance, stock purchase, stock bonus, or stock option plan. A Service Provider may be granted an Award whether or not he is eligible to receive similar or dissimilar incentive compensation under any other plan or arrangement of the Company.
13.1.9.The Company’s obligation to issue shares of Common Stock or to pay money in respect of any Award shall be subject to the condition that such issuance or payment would not impair the Company’s capital or constitute a breach of or cause the Company to be in violation of any covenant, warranty, or representation in any credit agreement to which the Company or its Subsidiaries are a party.
13.1.10.By accepting any benefits under the Plan, each Service Provider, and each person claiming under or through him, shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, all provisions of the Plan and any action or decision under the Plan by the Company, its agents and employees, and the Board of Directors and the Committee.
13.1.11.The validity, construction, interpretation, and administration of the Plan and of any determinations or decisions made thereunder, and the rights of all persons having or claiming to have any interest therein or thereunder, shall be governed by, and determined exclusively in accordance with, the laws of the State of Delaware, but without giving effect to the principles of conflicts of laws thereof. Without limiting the generality of the foregoing, the period within which any action arising under or in connection with the Plan must be commenced, shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof, irrespective of the place where the act or omission complained of took place and of the residence of any party to such action and irrespective of the place where the action may be brought. A Service Provider’s acceptance of any Award shall constitute his irrevocable and unconditional waiver of the right to a jury trial in any action or proceeding concerning the Award, the Plan, or any rights or obligations of the Service Provider or the Company under or with respect to the Award or the Plan.
13.1.12.If an Award has been granted to a Service Provider and the Committee later determines that the financial results of the Company used to determine the amount of that Award, or any payment under that Award, whether to the participant or the participant’s Beneficiary, are materially restated and that such participant engaged in fraud or intentional misconduct with respect to the inputs to, or determination of, such financial results, the Company will seek repayment or recovery of the Award, as the Committee in its sole discretion determines is reasonable and appropriate, notwithstanding any contrary provision of the Plan. In addition, the Committee may provide that any Service Provider and/or any Award, including any shares subject to or issued under an Award, is subject to any other recovery, recoupment, clawback, and/or other forfeiture policy maintained by the Company from time to time.
13.1.13.The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall include within its meaning the plural and vice versa.
13.1.14.By participating in the Plan or accepting any rights granted under it, each participant consents to the collection and processing of personal data relating to the participant so that the Company and its Subsidiaries can fulfill their obligations and exercise their rights under the Plan and generally administer and manage the Plan. This data will include, but may not be limited to, data about participation in the Plan and shares offered or received, purchased, or sold under the Plan from time to time and other appropriate financial and other data (such as the date on which the Awards were granted) about the participant and the participant’s participation in the Plan.
13.1.15.Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any of its Subsidiaries, on the one hand, and a participant or other person, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company be obligated to maintain separate bank accounts, books, records, or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other service providers under general law.
13.1.16.If any provision of the Plan or any Award or Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any participant or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, participant, or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
13.1.17.The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation, or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.
13.1.18.The Company will have the right to offset against its obligation to deliver shares of Common Stock (or other securities, other property, or cash) under the Plan or any Award Agreement any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, repayment obligations under any Awards, or amounts repayable to the Company pursuant to tax equalization, housing, automobile, or other employee programs) that a participant then owes to the Company or any of its Subsidiaries and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement. Notwithstanding the foregoing, if an Award is “deferred compensation” subject to Section 409A of the Code, the Committee will have no right to offset against its obligation to deliver shares of Common Stock (or other property or cash) under the Plan or any Award Agreement if such offset could subject the participant to the additional tax imposed under Section 409A of the Code in respect of an outstanding Award.
13.1.19.The expenses of administering the Plan shall be borne by the Company. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.
14.Amendment and Termination. Subject to any applicable shareholder approval requirements of Delaware or federal law, NASDAQ rules or other applicable listing standards, or the Code, the Plan may be amended by the Board of Directors at any time and in any respect, including without limitation to permit or facilitate qualification of Options theretofore or thereafter granted (a) as Incentive Stock Options under the Code, or (b) for such other special tax treatment as may be enacted on or after the date on which the Plan is approved by the Board; provided, that, without shareholder approval, except as permitted by Section 10 hereof, no amendment shall increase the aggregate number of shares which may be issued under the Plan, or, shall (i) reduce the purchase price, exercise price, or strike price of any Option or Stock Appreciation Right, (ii) result in cancellation of any outstanding Option or Stock Appreciation Right and replacement thereof with a new Option or Stock Appreciation Right (with a lower purchase price, exercise price, or strike price, as the case may be) or other Award or cash payment that is greater than the intrinsic value (if any) of the canceled Option or Stock Appreciation Right; or (iii) result in a “repricing” for purposes of the stockholder approval rules of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted. The Plan may also be terminated at any time by the Board of Directors. No amendment or termination of this Plan shall adversely affect any Award granted prior to the date of such amendment or termination without the written consent of the holder of such Award.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 Lorinda A. Burgess   02 Wesley E. Johnson, Jr.   03 Karen A. Licitra

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000651583_1 R1.0.0.6

angiodynamics

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report are available at www.proxyvote.com

ANGIODYNAMICS, INC.
Annual Meeting of Stockholders
November 12, 2024 12:00 P.M., local time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) James C. Clemmer and Stephen A. Trowbridge, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ANGIODYNAMICS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of stockholders to be held at 12:00 p.m., Eastern time on 11/12/24. via www.virtualshareholdermeeting.com/ANGO2024

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Director's recommendations.

0000651214_2 R1.0.0.6

Continued and to be signed on reverse side